Exhibit 10.1

Loan Numbers:    1004100 (Five Year Term Loan)

1004696 (Seven Year Term Loan)

Execution Version

TERM LOAN AGREEMENT

Dated as of June 20, 2011

by and among

U-STORE-IT, L.P.,

as Borrower,

U-STORE-IT TRUST,

as Parent,

WELLS FARGO SECURITIES, LLC,

AND

PNC CAPITAL MARKETS LLC

as Joint Lead Arrangers

and

Joint Bookrunners

WELLS FARGO BANK, NATIONAL ASSOCIATION,

as Administrative Agent,

PNC BANK, NATIONAL ASSOCIATION,

as Syndication Agent,

U.S. BANK NATIONAL ASSOCIATION,

SUNTRUST BANK

AND

REGIONS BANK,

as Documentation Agents,

and

THE FINANCIAL INSTITUTIONS INITIALLY SIGNATORY HERETO

AND THEIR ASSIGNEES PURSUANT TO SECTION 12.5.,

as Lenders

ii

SCHEDULE 1.1.(A)	List of Loan Parties
SCHEDULE 1.1.(B)	Lender Commitments
SCHEDULE 6.1.(b)	Ownership Structure
SCHEDULE 6.1.(f)	Title to Properties; Liens
SCHEDULE 6.1.(g)	Existing Indebtedness
SCHEDULE 6.1.(h)	Material Contracts
SCHEDULE 6.1.(i)	Litigation
SCHEDULE 9.6.	Existing Negative Pledges

EXHIBIT A	Form of Assignment and Acceptance Agreement
EXHIBIT B	Form of Guaranty
EXHIBIT C	Form of Notice of Borrowing
EXHIBIT D	Form of Notice of Continuation
EXHIBIT E	Form of Notice of Conversion
EXHIBIT F	Form of Five Year Term Note
EXHIBIT G	Form of Seven Year Term Note
EXHIBIT H	Form of Opinion of Counsel
EXHIBIT I	Form of Compliance Certificate
EXHIBIT J	Form of Transfer Authorizer Designation

iii

THIS TERM LOAN AGREEMENT (this “Agreement”) dated as of June 20, 2011 by and among U-STORE-IT, L.P., a limited partnership formed under the laws of the State of Delaware (the “Borrower”), U-STORE-IT TRUST, a real estate investment trust formed under the laws of the State of Maryland (the “Parent”), WELLS FARGO SECURITIES, LLC and PNC CAPITAL MARKETS LLC as Joint Lead Arrangers (together, the “Joint Lead Arrangers”) and Joint Bookrunners (together, the “Joint Bookrunner”), WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent, PNC BANK, NATIONAL ASSOCIATION, as Syndication Agent (the “Syndication Agent”), U.S. BANK NATIONAL ASSOCIATION, SUNTRUST BANK and REGIONS BANK, as Documentation Agents (together, the “Documentation Agents”), and each of the financial institutions initially a signatory hereto together with their assignees pursuant to Section 12.5.(b) (the “Lenders”).

WHEREAS, the Lenders desire to make available to the Borrower (a) a term loan facility in the principal amount of $100,000,000 having a five year maturity and (b) a term loan facility in the principal amount of $100,000,000 having a seven year maturity, all on the terms and conditions contained herein.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, the parties hereto, each intending to be legally bound, agree as follows:

ARTICLE I. DEFINITIONS

Section 1.1.  Definitions.

In addition to terms defined elsewhere herein, the following terms shall have the following meanings for the purposes of this Agreement:

“Accession Agreement” means an Accession Agreement substantially in the form of Annex I to the Guaranty.

“Acquisition Price” means, with respect to any Property, the purchase price paid by the Borrower or any of its Subsidiaries for such Property less closing costs and any amounts paid by the Borrower or such Subsidiary as a purchase price adjustment, to be held in escrow, to be retained as a contingency reserve, or other similar amounts.

“Additional Costs” has the meaning given that term in Section 4.1.(b).

“Additional Lender” has the meaning given such term in Section 2.10.(a).

“Additional Loan” has the meaning given such term in Section 2.10.(a).

“Additional Loan Amendment” has the meaning given such term in Section 2.10.(a).

“Adjusted Asset Value” means on any date of determination, the sum of: (a) with respect to any Storage Property that has been owned or leased for the four most recently ended fiscal quarters, an amount equal to (i) the Net Operating Income of such Storage Property for the four full fiscal quarters of the Parent most recently ended, divided by (ii) the Capitalization Rate;  plus (b) with respect to any Storage Property that has been owned or leased for the two most recently ended fiscal quarters but less than the three most recently ended fiscal quarters, an amount equal to (i) the product of (x) the Net Operating Income of such Storage Property for the two full fiscal quarters of the Parent most recently ended multiplied by (y) 2, divided by (ii) the Capitalization Rate; plus (c) with respect to any Storage Property that has been owned or leased for the three most recently ended fiscal quarters but less than the four most recently ended fiscal quarters, an amount equal to (i) the product of (x) the Net Operating Income of such Storage Property for the three full fiscal quarters of the Parent most recently multiplied by (y) 4 and then divided by (z) 3, divided by (ii) the Capitalization Rate; plus (d) the GAAP book value of all Storage Properties that have been owned or leased for less than two full fiscal quarters.

“Adjusted EBITDA” means, for any given period, (a) Consolidated EBITDA for such period minus (b) Reserves for Capital Expenditures for all Storage Properties for such period.

“Adjusted Total Revenue” means, for any period, an amount equal to (a) the total revenue of the Parent and its Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP, minus (b) the aggregate amount of total revenue of all the Excluded Subsidiaries for such period.

“Administrative Agent” means Wells Fargo, as contractual representative for the Lenders under the terms of this Agreement, and any of its successors.

“Administrative Questionnaire” means the Administrative Questionnaire completed by each Lender and delivered to the Administrative Agent in a form supplied by the Administrative Agent to the Lenders from time to time.

“Affiliate” means, when used with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.  As used in this definition, the term “Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise.  In no event shall the Administrative Agent or any Lender be deemed to be an Affiliate of the Borrower.

“Agreement” has the meaning set forth in the introductory paragraph hereof.

“Agreement Date” means the date as of which this Agreement is dated.

“Applicable Law” means all international, foreign, federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes, executive orders, and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law.

“Applicable Margin” means:

(a)           prior to the Investment Grade Rating Date, the percentage set forth below corresponding to the ratio of Consolidated Total Indebtedness to Consolidated Adjusted Asset Value as determined in accordance with Section 9.1. in effect at such time:

Level	Consolidated Total Indebtedness to Consolidated Adjusted Asset Value	Applicable Margin for Five Year Term Loans	Applicable Margin for Seven Year Term Loans
1	< 0.45 to 1.00	1.90%	2.05%
2	> 0.45 to 1.00 and < 0.50 to 1.00	2.10%	2.25%
3	> 0.50 to 1.00 and < 0.55 to 1.00	2.30%	2.45%
4	> 0.55 to 1.00	2.75%	2.85%

The Applicable Margin shall be determined by the Administrative Agent from time to time, based on the ratio of Consolidated Total Indebtedness to Consolidated Adjusted Asset Value as set forth in the Compliance Certificate most recently delivered by the Borrower pursuant to Section 8.3.  Any adjustment to the Applicable Margin shall be effective as of the first day of the calendar month immediately following the month during which the Borrower delivers to the Administrative Agent the applicable Compliance Certificate pursuant to Section 8.3.  If the Borrower fails to deliver a Compliance Certificate pursuant to Section 8.3., the Applicable Margin shall equal the percentage corresponding to Level 4 until the date of the delivery of the required Compliance Certificate.  As of the Agreement Date, and thereafter until changed as provided above, the Applicable Margin is determined based on Level 1.  The provisions of this definition are subject to Section 2.2.(c); and

(b)           on, and at all times after, the Investment Grade Rating Date, the percentage rate set forth below corresponding to the Level into which the Parent’s Credit Rating then falls.  Any change in the Parent’s Credit Rating which would cause it to move to a different Level shall be effective as of the first day of the first calendar month immediately following receipt by the Administrative Agent of written notice delivered by the Borrower in accordance with Section 8.4.(o) that the Parent’s Credit Rating has changed; provided, however, if the Borrower has not delivered the notice required by such Section but the Administrative Agent becomes aware that the Parent’s Credit Rating has changed, then the Administrative Agent shall adjust the Level effective as of the first day of the first calendar month following the date the Administrative Agent becomes aware that the Parent’s Credit Rating has changed.  During any period that the Parent has received three Credit Ratings that are not equivalent, the Applicable Margin shall be determined based upon the Level corresponding with the lower of the two highest Credit Ratings.  During any period that the Parent has received two Credit Ratings that are not equivalent and both of those Credit Ratings are from S&P and Moody’s, the Applicable Margin shall be determined based upon the Level corresponding with the higher of the two Credit Ratings.  During any period that the Parent has received a Credit Rating from Fitch and from either S&P or Moody’s, but not both, and such Credit Ratings are not equivalent, the Applicable Margin shall be determined based upon the Level corresponding with the Credit Rating from S&P or Moody’s, as applicable.  During any period that the Parent has (a) not received a Credit Rating from any Rating Agency or (b) received a Credit Rating from only Fitch, then the Applicable Margin shall be determined based on Level 4.

Level	Parent’s Credit Rating (S&P/Moody’s/Fitch)	Applicable Margin for Five Year Term Loans	Applicable Margin for Seven Year Term Loans
1	BBB+/Baa1/BBB+	1.45%	1.60%
2	BBB/Baa2/BBB	1.65%	1.80%
3	BBB-/Baa3/BBB-	1.85%	2.00%
4	Lower than BBB-/Baa3/BBB-	2.10%	2.25%

“Approved Fund” means any Fund that is administered, managed or underwritten by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

“Assignee” has the meaning given that term in Section 12.5.(b).

“Assignment and Acceptance Agreement” means an Assignment and Acceptance Agreement entered into by a Lender and an Eligible Assignee (with the consent of any party whose consent is required by Section 12.5.), and accepted by the Administrative Agent, substantially in the form of Exhibit A or any other form approved by the Administrative Agent.

“Base Rate” means the LIBOR Market Index Rate; provided, however, that if the LIBOR Market Index Rate is unavailable, Base Rate shall mean the per annum rate of interest equal to the Federal Funds Rate plus one and one-half of one percent (1.50%). Any change in the Base Rate resulting from a change in the LIBOR Market Index Rate or the Federal Funds Rate shall become effective as of 12:01 a.m. on the Business Day on which each such change occurs.  The Base Rate is a reference rate used by the Lender acting as the Administrative Agent in determining interest rates on certain loans and is not intended to be the lowest rate of interest charged by the Lender acting as the Administrative Agent or any other Lender on any extension of credit to any debtor.

“Base Rate Loan” means any portion of a Loan bearing interest at a rate based on the Base Rate.

“Benefit Arrangement” means at any time an employee benefit plan within the meaning of Section 3(3) of ERISA which is not a Plan or a Multiemployer Plan and which is maintained or otherwise contributed to by any member of the ERISA Group.

“Borrower” has the meaning set forth in the introductory paragraph hereof and shall include the Borrower’s successors and permitted assigns.

“Business Day” means (a) any day other than a Saturday, Sunday or other day on which banks in Charlotte, North Carolina are authorized or required to close and (b) with reference to a LIBOR Loan any such day that is also a day on which dealings in deposits of Dollars are carried out in the London interbank market.

“Capital Lease Obligations” means, with respect to any Person, the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP; and, for the purposes of this Agreement, the amount of such obligations at any time shall be the capitalized amount thereof at such time determined in accordance with GAAP.

“Capitalization Rate” means 8.75%.

“Cash Equivalents” means:  (a) securities issued, guaranteed or insured by the United States of America or any of its agencies with maturities of not more than one year from the date acquired; (b) certificates of deposit with maturities of not more than one year from the date issued by a United States federal or state chartered commercial bank of recognized standing, or a commercial bank organized under the laws of any other country which is a member of the Organization for Economic Cooperation and Development, or a political subdivision of any such country, acting through a branch or agency, which bank has capital and unimpaired surplus in excess of $500,000,000 and which bank or its holding company has a short-term commercial paper rating of at least A-2 or the equivalent by S&P or at least P-2 or the equivalent by Moody’s; (c) reverse repurchase agreements with terms of not more than seven days from the date acquired, for securities of the type described in clause (a) above and entered into only with commercial banks having the qualifications described in clause (b) above; (d) commercial paper issued by any Person incorporated under the laws of the United States of America or any State thereof and rated at least A-2 or the equivalent thereof by S&P or at least P-2 or the equivalent thereof by Moody’s, in each case with maturities of not more than one year from the date acquired; and (e) investments in money market funds registered under the Investment Company Act of 1940, as amended, which have net assets of at least $500,000,000 and at least 85% of whose assets consist of securities and other obligations of the type described in clauses (a) through (d) above.

“Class” means, when used in reference to (a) a Loan, refers to whether such Loan is a Five Year Term Loan or a Seven Year Term Loan or (b) a Lender, refers to whether such Lender is a Five Year Term Lender or a Seven Year Term Lender.

“Commitment” means, as to each Lender, the Five Year Term Commitment and the Seven Year Term Commitment, if any, of such Lender.

“Commitment Percentage” means, as to each Lender, the ratio, expressed as a percentage, of (a) the aggregate outstanding principal amount of such Lender’s Loans to (b) the aggregate outstanding principal amount of all Loans.

“Compliance Certificate” has the meaning given that term in Section 8.3.

“Consolidated Adjusted Asset Value” means, on any date of determination, the sum (without duplication) of (a) the aggregate Adjusted Asset Value of all Storage Properties of the Borrower and its Subsidiaries on such date plus (b) the undepreciated book value (determined in accordance with GAAP) of all Development Properties plus (c) the Acquisition Price of all Properties owned in fee simple or leased by a Loan Party for less than 2 fiscal quarters as of such date of determination, plus (d) the book value (determined in accordance with GAAP) of all other tangible assets (other than cash and Cash Equivalents) of the Borrower and its Subsidiaries as of such date plus (e) cash and Cash Equivalents of the Borrower and its Subsidiaries on such date, provided that, (x) the portion of the Consolidated Adjusted Asset Value attributable to clause (d) above shall not exceed 5.0% of the Consolidated Adjusted Asset Value, (y) the portion of the Consolidated Adjusted Asset Value attributable to the sum of clauses (d) and (e) above shall not exceed 10.0% of the Consolidated Adjusted Asset Value and (z) the portion of the Consolidated Adjusted Asset Value attributable to Development Properties shall not exceed 15% of the Consolidated Adjusted Asset Value.  The Borrower’s pro rata share of assets held by Unconsolidated Affiliates will be included in Consolidated Adjusted Asset Value calculations consistent with the above described treatment for wholly owned assets.

“Consolidated EBITDA” means, for any period, Consolidated Net Income of the Parent and its Subsidiaries for such period plus, without duplication and to the extent reflected as a charge in the statement of Consolidated Net Income for such period, the sum of (a) income tax expense, (b) interest expense, amortization or write-off of debt discount and debt issuance costs and commissions, discounts and other fees and charges associated with Indebtedness, (c) depreciation and amortization expense, (d) amortization of intangibles (including, but not limited to, amortization and/or impairment charges with respect to goodwill) and organization costs, (e) any extraordinary, unusual or non-recurring non-cash expenses or losses (including, whether or not otherwise includable as a separate item in the statement of such Consolidated Net Income for such period, losses on sales of assets outside of the ordinary course of business), and (f) any other non-cash charges (including non-cash charges under Financial Accounting Standards Board Statement No. 123R), and minus, to the extent included in the statement of such Consolidated Net Income for such period, the sum of (i) interest income (except to the extent deducted in determining such Consolidated Net Income), (ii) any extraordinary, unusual or non-recurring income or gains (including, whether or not otherwise includable as a separate item in the statement of such Consolidated Net Income for such period, gains on the sales of assets outside of the ordinary course of business), (iii) any other non-cash income and (iv) any cash payments made during such period in respect of items described in clause (e) above subsequent to the fiscal quarter in which the relevant non-cash expenses or losses were reflected as a charge in the statement of Consolidated Net Income, all as determined on a consolidated basis.

“Consolidated Fixed Charges” means, for any period, the sum (without duplication) of (a) Consolidated Interest Expense for such period, (b) all regularly scheduled payments made during such period on account of principal of Indebtedness of the Parent or any of its Subsidiaries, other than balloon, bullet or similar principal payments which repay in full such Indebtedness, (c) Preferred Dividends accumulated (whether or not declared or payable) by the Parent or any of its Subsidiaries during such period and (d) the Parent’s and its Subsidiaries’ pro-rata share of all expenses and payments referred to in the preceding clauses (a) and (b) of any Unconsolidated Affiliate of the Parent or any of its Subsidiaries.

“Consolidated Interest Expense” means, for any period, the total interest expense of Parent and its Subsidiaries (including that attributable to Capital Lease Obligations and any capitalized interest expense) for such period with respect to all outstanding Indebtedness of Parent and its Subsidiaries (including, without limitation, all commissions, discounts and other fees and charges owed by the Parent and its Subsidiaries with respect to letters of credit, bankers’ acceptance financing and net costs of Parent and its Subsidiaries under Derivatives Contracts in respect of interest rates to the extent such net costs are allocable to such period in accordance with GAAP), plus the Parent’s and its Subsidiaries’ pro-rata share of all such expenses of any Unconsolidated Affiliates of the Parent or any Subsidiary.

“Consolidated Net Income” means, of any Person for any period, the consolidated net income (or loss) of such Person and its Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP; provided, that in calculating Consolidated Net Income of Parent and its consolidated Subsidiaries for any period, there shall be excluded (a) the income (or deficit) of any Person accrued prior to the date it becomes a Subsidiary of Parent or is merged into or consolidated with Parent or any of its Subsidiaries, (b) the income (or deficit) of any Person (other than a Subsidiary of the Borrower) in which Parent or any of its Subsidiaries has an ownership interest, except to the extent that any such income is actually received by Parent or such Subsidiary in the form of dividends or similar distributions and (c) the undistributed earnings of any Subsidiary of Parent to the extent that the declaration or payment of dividends or similar distributions by such Subsidiary is not at the time permitted by the terms of any Contractual Obligation (other than under any Loan Document) or Applicable Law applicable to such Subsidiary.

“Consolidated Total Indebtedness” means, at any date, the aggregate principal amount of all Indebtedness of Parent and its Subsidiaries at such date, determined on a consolidated basis in accordance with GAAP.

“Consolidated Unsecured Indebtedness” means, at any date, the aggregate principal amount of all Unsecured Indebtedness of Parent and its Subsidiaries at such date, determined on a consolidated basis in accordance with GAAP.

“Construction Budget” means the fully-budgeted costs for the acquisition and construction of a given parcel of real property (including, without limitation, the cost of acquiring such parcel of real property, reserves for construction interest and operating deficits, tenant improvements, leasing commissions, and infrastructure costs) as reasonably determined by the Parent in good faith.

“Continue”, “Continuation” and “Continued” each refers to the continuation of a LIBOR Loan from one Interest Period to another Interest Period pursuant to Section 2.6.

“Contractual Obligation” means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

“Convert”, “Conversion” and “Converted” each refers to the conversion of a Loan of one Type into a Loan of another Type pursuant to Section 2.7.

“Credit Event” means any of the following:  (a) the making (or deemed making) of any Loan, (b) the Continuation of a LIBOR Loan, and (c) the Conversion of a Base Rate Loan into a LIBOR Loan.

“Credit Rating” means the rating assigned by a rating agency to the senior unsecured long term Indebtedness of a Person.

“Debtor Relief Laws” means the Bankruptcy Code, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar Applicable Laws relating to the relief of debtors in the United States of America or other applicable jurisdictions from time to time in effect.

“Default” means any of the events specified in Section 10.1., whether or not there has been satisfied any requirement for the giving of notice, the lapse of time, or both.

“Defaulting Lender” means, subject to Section 3.11.(c), any Lender that (a) has failed to (i) fund all or any portion of its Loans, (b) has notified the Borrower or the Administrative Agent in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect (unless such writing or public statement relates to such Lender’s obligation to fund a Loan hereunder and states that such position is based on such Lender’s determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) has failed, within 3 Business Days after written request by the Administrative Agent or the Borrower, to confirm in writing to the Administrative Agent and the Borrower that it will comply with its prospective funding obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Administrative Agent and the Borrower), or (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Law, or (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States of America or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender.  Any determination by the Administrative Agent that a Lender is a Defaulting Lender under clauses (a) through (d) above shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 3.11.(c)) upon delivery of written notice of such determination to the Borrower and each Lender.

“Derivatives Contract” means (a) any transaction (including any master agreement, confirmation or other agreement with respect to any such transaction) now existing or hereafter entered into by the Borrower or any of its Subsidiaries (i) which is a rate swap transaction, swap option, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap, equity or equity index option, bond option, interest rate option, foreign exchange transaction, cap transaction, floor transaction, collar transaction, currency swap transaction, cross-currency rate swap transaction, currency option, credit protection transaction, credit swap, credit default swap, credit default option, total return swap, credit spread transaction, repurchase transaction, reverse repurchase transaction, buy/sell-back transaction, securities lending transaction, weather index transaction or forward purchase or sale of a security, commodity or other financial instrument or interest (including any option with respect to any of these transactions) or (ii) which is a type of transaction that is similar to any transaction referred to in clause (i) above that is currently, or in the future becomes, commonly entered into in the financial markets (including terms and conditions incorporated by reference in such agreement) and which is a forward, swap, future, option or other derivative on one or more rates, currencies, commodities, equity securities or other equity instruments, debt securities or other debt instruments, economic indices or measures of economic risk or value, or other benchmarks against which payments or deliveries are to be made, and (b) any combination of these transactions.

“Derivatives Termination Value” means, in respect of any one or more Derivatives Contracts, after taking into account the effect of any legally enforceable netting agreement or provision relating thereto, (a) for any date on or after the date such Derivatives Contracts have been terminated or closed out, the termination amount or value determined in accordance therewith, and (b) for any date prior to the date such Derivatives Contracts have been terminated or closed out, the then-current mark-to-market value for such Derivatives Contracts, determined based upon one or more mid-market quotations or estimates provided by any recognized dealer in Derivatives Contracts (which may include the Administrative Agent, any Lender, any Specified Derivatives Provider or any Affiliate of any thereof).

“Development Property” means a Property currently under development as a Storage Property that does not have an Occupancy Rate of 50% or more or, subject to the last sentence of this definition, on which the improvements (other than tenant improvements on unoccupied space) related to the development have not been completed.  The term “Development Property” shall include, but shall not be limited to, real property of the type described in the immediately preceding sentence to be acquired by the Borrower, any Subsidiary or any Unconsolidated Affiliate pursuant to an executed purchase agreement, such acquisition to be consummated upon completion of construction pursuant to a contract in which the seller of such real property is required to develop or renovate prior to, and as a condition precedent to, such acquisition.  A Development Property on which all improvements (other than tenant improvements on unoccupied space) related to the development of such Property have been completed for at least 36 months shall cease to constitute a Development Property notwithstanding the fact that such Property does not have an Occupancy Rate of at least 50%.

“Dollars” or “$” means the lawful currency of the United States of America.

“Effective Date” means the later of:  (a) the Agreement Date; and (b) the date on which all of the conditions precedent set forth in Section 5.1. shall have been fulfilled or waived in writing by the Requisite Lenders.

“Effective Yield” means, as to any Loan, the effective yield on such Loan as determined by the Administrative Agent, taking into account the applicable interest rate margins, any interest rate floors or similar devices and all fees, including upfront or similar fees or original issue discount (amortized over the shorter of (x) the weighted average life to maturity of such Loan and (y) the four years following the date of incurrence thereof) payable generally to the Lender making such Loans, but excluding any arrangement, structuring or other fees payable in connection therewith that are not generally shared with the relevant Lenders and customary consent fees paid generally to consenting Lenders.

“Eligible Assignee” means (a) a Lender, (b) an Affiliate of a Lender, (c) an Approved Fund, and (d) any other Person (other than a natural person) approved by (i) the Administrative Agent and (ii) unless a Default or Event of Default shall exist, the Borrower (each such approval not to be unreasonably withheld or delayed); provided that notwithstanding the foregoing, “Eligible Assignee” shall not include the Borrower or any of the Borrower’s Affiliates or Subsidiaries.

“Eligible Property” means a Property which satisfies all of the following requirements: (a) such Property is owned, or leased under a Ground Lease, by the Borrower or a wholly-owned Subsidiary that is a Guarantor; (b) such Property is a Storage Property; (c) such Property is located in one of the 48 contiguous states of the United States of America or in the District of Columbia; (d) neither such Property, nor any interest of the Borrower or any Subsidiary thereof therein, is subject to any lien (other than Permitted Liens described in clauses (a) through (e) of the definition thereof) or any negative pledge; (e) if such Property is owned or leased by a Subsidiary that is a Guarantor, (i) none of the Borrower’s or the Parent’s direct or indirect ownership interest in such Subsidiary is subject to any lien (other than Permitted Liens described in clauses (a) through (e) of the definition thereof) or any negative pledge and (ii) the Borrower directly, or indirectly through a Subsidiary, has the right to take the following actions without the need to obtain the consent of any person:  (A) to create liens on such Property as security for Indebtedness of the Parent, the Borrower or such Subsidiary, and (B) to sell, transfer or otherwise dispose of such Property; and (f) such Property is free of all structural defects or major architectural deficiencies, title defects, environmental conditions or other adverse matters except for defects, deficiencies, conditions or other matters individually or collectively which are not material to the profitable operation of such Property.  Notwithstanding the above, the Occupancy Rate of all Eligible Properties must be a minimum of 70%, determined on an aggregate basis.  The Borrower shall be able to remove Properties that would otherwise meet this definition in order to comply with the Occupancy Rate requirement set forth in the preceding sentence and with the covenants set forth in Section 9.1.

“Environmental Laws” means any Applicable Law relating to environmental protection or the manufacture, storage, remediation, disposal or clean-up of Hazardous Materials including, without limitation, the following:  Clean Air Act, 42 U.S.C. § 7401 et seq.; Federal Water Pollution Control Act, 33 U.S.C. § 1251 et seq.; Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act, 42 U.S.C. § 6901 et seq.; Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. § 9601 et seq.; National Environmental Policy Act, 42 U.S.C. § 4321 et seq.; regulations of the Environmental Protection Agency and any applicable rule of common law and any judicial interpretation thereof relating primarily to the environment or Hazardous Materials, and any analogous or comparable state or local laws, regulations or ordinances that concern Hazardous Materials or protection of the environment.

“Equity Interest” means, with respect to any Person, any share of capital stock of (or other ownership or profit interests in) such Person, any warrant, option or other right for the purchase or other acquisition from such Person of any share of capital stock of (or other ownership or profit interests in) such Person whether or not certificated, any security convertible into or exchangeable for any share of capital stock of (or other ownership or profit interests in) such Person or warrant, right or option for the purchase or other acquisition from such Person of such shares (or such other interests), and any other ownership or profit interest in such Person (including, without limitation, partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such share, warrant, option, right or other interest is authorized or otherwise existing on any date of determination.

“Equity Issuance” means any issuance or sale by a Person of any Equity Interest in such Person and shall in any event include the issuance of any Equity Interest upon the conversion or exchange of any security constituting Indebtedness that is convertible or exchangeable, or is being converted or exchanged, for Equity Interests.

“ERISA” means the Employee Retirement Income Security Act of 1974, as in effect from time to time.

“ERISA Event” means, with respect to the ERISA Group, (a) any “reportable event” as defined in Section 4043 of ERISA with respect to a Plan (other than an event for which the 30-day notice period is waived); (b) the withdrawal of a member of the ERISA Group from a Plan subject to Section 4063 of ERISA during a plan year in which it was a “substantial employer” as defined in Section 4001(a)(2) of

ERISA or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) the incurrence by a member of the ERISA Group of any liability with respect to the withdrawal or partial withdrawal from any Multiemployer Plan; (d) the incurrence by any member of the ERISA Group of any liability under Title IV of ERISA with respect to the termination of any Plan or Multiemployer Plan; (e) the institution of proceedings to terminate a Plan or Multiemployer Plan by the PBGC; (f) the failure by any member of the ERISA Group to make when due required contributions to a Multiemployer Plan or Plan unless such failure is cured within 30 days or the filing pursuant to Section 412(c) of the Internal Revenue Code or Section 302(c) of ERISA of an application for a waiver of the minimum funding standard; (g) any other event or condition that might reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan or Multiemployer Plan or the imposition of liability under Section 4069 or 4212(c) of ERISA; (h) the receipt by any member of the ERISA Group of any notice or the receipt by any Multiemployer Plan from any member of the ERISA Group of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent (within the meaning of Section 4245 of ERISA), in reorganization (within the meaning of Section 4241 of ERISA), or in “critical” status (within the meaning of Section 432 of the Internal Revenue Code or Section 305 of ERISA); (i)  the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon any member of the ERISA Group or the imposition of any Lien in favor of the PBGC under Title IV of ERISA; or (j) a determination that a Plan is, or is reasonably expected to be, in “at risk” status (within the meaning of Section 430 of the Internal Revenue Code or Section 303 of ERISA).

“ERISA Group” means the Parent, the Borrower, the other Subsidiaries and all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control, which, together with the Borrower or any Subsidiary, are treated as a single employer under Section 414 of the Internal Revenue Code.

“Event of Default” means any of the events specified in Section 10.1., provided that any requirement for notice or lapse of time or any other condition has been satisfied.

“Excluded Subsidiary” means any Subsidiary (a) holding title to assets which are or are to become collateral for any Secured Indebtedness of such Subsidiary (or whose sole asset is an Equity Interest in such a Subsidiary) and (b) which is prohibited from Guarantying the Indebtedness of any other Person pursuant to (i) any document, instrument or agreement evidencing such Secured Indebtedness or (ii) a provision of such Subsidiary’s organizational documents which provision was included in such Subsidiary’s organizational documents as a condition to the extension of such Secured Indebtedness.

“Fair Market Value” means, with respect to (a) a security listed on a national securities exchange or the NASDAQ National Market, the last sale price of such security as reported on such exchange or market by any widely recognized reporting method customarily relied upon by financial institutions and (b) with respect to any other property, the price which could be negotiated in an arm’s-length free market transaction, for cash, between a willing seller and a willing buyer, neither of which is under pressure or compulsion to complete the transaction.

“FASB ASC” means the Accounting Standards Codification of the Financial Accounting Standards Board.

“Federal Funds Rate” means, for any day, the rate per annum (rounded upward to the nearest 1/100th of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day, provided that

(a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate quoted to the Administrative Agent by federal funds dealers selected by the Administrative Agent on such day on such transaction as determined by the Administrative Agent.

“Fees” means the fees and commissions provided for or referred to in Section 3.6. and any other fees payable by the Borrower hereunder or under any other Loan Document.

“Fitch” means Fitch, Inc., and its successors.

“Five Year Term Commitment” means, as to an applicable Lender, a Lender’s obligation (a) to make a Loan pursuant to Section 2.1.(a) in an amount up to, but not exceeding, the amount set forth for such Lender on Schedule 1.1.(B) as such Lender’s “Five Year Term Commitment Amount”.

“Five Year Term Lender” means each Lender that has a Five Year Term Commitment or is the holder of a Five Year Term Loan.

“Five Year Term Loan” means a loan made by a Lender to the Borrower pursuant to Section 2.1.(a).

“Five Year Term Loan Termination Date” means June 19, 2016.

“Five Year Term Note” has the meaning given that term in Section 2.8.(a).

“Floating Rate Indebtedness” means any Indebtedness of a Person which bears interest at a variable rate during the scheduled life of such Indebtedness to the extent that such Person has not entered into an interest rate swap agreement, interest rate “cap” or “collar” agreement or other similar Derivatives Contract with a Person not an Affiliate of such Person and which, as of the date of determination, effectively limits such interest rate exposure in respect of such Indebtedness to a fixed rate less than or equal to the greater of:  (i) the sum of: (a) the rate (as determined by the Administrative Agent) borne by United States 10-year Treasury Notes at the time the applicable Derivatives Contract became effective plus (b) 1.50%; and (ii) 8.0%.

“Foreign Lender” means any Lender that is organized under the laws of a jurisdiction other than that in which the Borrower is resident for tax purposes.  For purposes of this definition, the United States of America, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

“Fund” means any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business.

“Funds From Operations” means, for any period, with respect to the Parent and its Subsidiaries, (a) Consolidated Net Income of the Parent and its Subsidiaries for such period, plus (b) real estate depreciation and amortization (excluding amortization of financing costs), plus (c) amortization associated with the purchase of property management companies, plus (d) non-cash charges for the impairment of real estate assets for such period, minus, to the extent included in the statement of such Consolidated Net Income for such period (without duplication), (e) gains (or losses) from debt restructuring and sales of property, and after adjustments for Unconsolidated Affiliates (with adjustments for Unconsolidated Affiliates calculated to reflect funds from operations on the same basis) together with adjustments for the non-cash deferred portion of any income tax provision for Unconsolidated Affiliates and the payment of Preferred Dividends, as interpreted by the National Association of Real Estate Investment Trusts in its May, 1995, White Paper on Funds From Operations; provided that, the following shall be excluded when calculating Funds From Operations: (i) non-cash adjustments for loan amortization costs and (ii) interest expense charges (or benefits) for minority interest marked-to-market adjustments arising under Statement of Financial Accounting Standards No. 150 of the Financial Accounting Standards Board as interpreted under GAAP.

“GAAP” means generally accepted accounting principles in the United States of America set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (including Statement of Financial Accounting Standards No. 168, “The FASB Accounting Standards Codification”) or in such other statements by such other entity as may be approved by a significant segment of the accounting profession in the United States of America, which are applicable to the circumstances as of the date of determination.

“Governmental Approvals” means all authorizations, consents, approvals, licenses and exemptions of, registrations and filings with, and reports to, all Governmental Authorities.

“Governmental Authority” means any national, state or local government (whether domestic or foreign), any political subdivision thereof or any other governmental, quasi-governmental, judicial, administrative, public or statutory instrumentality, authority, body, agency, bureau, commission, board, department or other entity (including, without limitation, the Federal Deposit Insurance Corporation, the Comptroller of the Currency or the Federal Reserve Board, any central bank or any comparable authority) or any arbitrator with authority to bind a party at law.

“Ground Lease” means a ground lease containing the following terms and conditions:  (a) a remaining term (exclusive of any unexercised extension options) of 30 years or more from the Agreement Date (or such shorter period as the Requisite Lenders may agree); (b) the right of the lessee to mortgage and encumber its interest in the leased property without the consent of the lessor; (c) the obligation of the lessor to give the holder of any mortgage Lien on such leased property written notice of any defaults on the part of the lessee and agreement of such lessor that such lease will not be terminated until such holder has had a reasonable opportunity to cure or complete foreclosures, and fails to do so; (d) reasonable transferability of the lessee’s interest under such lease, including without limitation, the ability to sublease; and (e) such other rights customarily required by mortgagees making a loan secured by the interest of the holder of the leasehold estate demised pursuant to a ground lease.

“Guarantor” means any Person that is a party to the Guaranty as a “Guarantor” and in any event shall include the Parent and each Material Subsidiary.

“Guaranty”, “Guaranteed”, “Guarantying” or to “Guarantee” as applied to any obligation means and includes:  (a) a guaranty (other than by endorsement of negotiable instruments for collection or deposit in the ordinary course of business), directly or indirectly, in any manner, of any part or all of such obligation, or (b) an agreement, direct or indirect, contingent or otherwise, and whether or not constituting a guaranty, the practical effect of which is to assure the payment or performance (or payment of damages in the event of nonperformance) of any part or all of such obligation whether by: (i) the purchase of securities or obligations, (ii) the purchase, sale or lease (as lessee or lessor) of property or the purchase or sale of services primarily for the purpose of enabling the obligor with respect to such obligation to make any payment or performance (or payment of damages in the event of nonperformance) of or on account of any part or all of such obligation, or to assure the owner of such obligation against loss, (iii) the supplying of funds to or in any other manner investing in the obligor with respect to such obligation, (iv) repayment of amounts drawn down by beneficiaries of letters of credit, or (v) the supplying of funds to or investing in a Person on account of all or any part of such Person’s obligation under a Guaranty of any obligation or indemnifying or holding harmless, in any way, such Person against any part or all of such obligation.  As the context requires, “Guaranty” shall also mean the Guaranty to which the Guarantors are parties substantially in the form of Exhibit B.

“Hazardous Materials” means all or any of the following:  (a) substances that are defined or listed in, or otherwise classified pursuant to, any applicable Environmental Laws as “hazardous substances”, “hazardous materials”, “hazardous wastes”, “toxic substances” or any other formulation intended to define, list or classify substances by reason of deleterious properties such as ignitability, corrosivity, reactivity, carcinogenicity, reproductive toxicity, “TCLP” toxicity or “EP toxicity”; (b) oil, petroleum or petroleum derived substances, natural gas, natural gas liquids or synthetic gas and drilling fluids, produced waters and other wastes associated with the exploration, development or production of crude oil, natural gas or geothermal resources; (c) any flammable substances or explosives or any radioactive materials; (d) asbestos in any form; (e) toxic mold; and (f) electrical equipment which contains any oil or dielectric fluid containing levels of polychlorinated biphenyls in excess of fifty parts per million.

“Indebtedness” of any Person at any date, without duplication: (a) all indebtedness of such Person for borrowed money; (b) all obligations of such Person for the deferred purchase price of property or services (including trade payables incurred in the ordinary course of such Person’s business but excluding accrued expenses); (c) all obligations of such Person evidenced by notes, bonds, debentures or other similar instruments; (d) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property); (e) all Capital Lease Obligations of such Person; (f) all obligations of such Person, contingent or otherwise, as an account party or applicant under acceptance, letter of credit, surety bond or similar facilities; (g) all obligations of such Person, contingent or otherwise, to purchase, redeem, retire or otherwise acquire for value any Equity Interests of such Person; (h) all Off-Balance Sheet Obligations of such Person; (i) all obligations of such Person in respect of Guaranties of obligations of the kind referred to in clauses (a) through (h) above; (j) all obligations of the kind referred to in clauses (a) through (i) above secured by (or for which the holder of such obligation has an existing right, contingent or otherwise, to be secured by) any Lien on property (including, without limitation, accounts and contract rights) owned by such Person, whether or not such Person has assumed or become liable for the payment of such obligation; and (k) net obligations of such Person under any Derivatives Contract not entered into as a hedge against existing Indebtedness, in an amount equal to the Derivatives Termination Value thereof.  The Indebtedness of any person shall include the Indebtedness of any other entity (including any partnership in which such person is a general partner) to the extent such person is liable therefore as a result of such person’s ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness expressly provide that such person is not liable therefore, provided that, Indebtedness shall include such person’s pro-rata share of Indebtedness of any joint venture in which such person is a partner, regardless if such person is liable therefor.  Any calculation of Indebtedness hereunder shall be made in a manner consistent with the last sentence of Section 1.2.

“Indemnified Costs” has the meaning given that term in Section 12.9.(a).

“Indemnified Party” has the meaning given that term in Section 12.9.(a).

“Indemnity Proceeding” has the meaning given that term in Section 12.9.(a).

“Intellectual Property” has the meaning given that term in Section 6.1.(t).

“Interest Period” means with respect to any LIBOR Loan, each period commencing on the date such LIBOR Loan is made, or in the case of the Continuation of a LIBOR Loan the last day of the preceding Interest Period for such Loan, and ending 1, 3 or 6 months thereafter, as the Borrower may select in the Notice of Borrowing, or a Notice of Continuation or Notice of Conversion, as the case may be, except that each Interest Period that commences on the last Business Day of a calendar month, or on a day for which there is no corresponding day in the appropriate subsequent calendar month, shall end on the last Business Day of the appropriate subsequent calendar month.  Notwithstanding the foregoing:  (i) if any Interest Period for any Five Year Term Loan would otherwise end after the Five Year Term Loan Termination Date, such Interest Period shall end on the Five Year Term Loan Termination Date; (ii) if any Interest Period for any Seven Year Term Loan would otherwise end after the Seven Year Term Loan Termination Date, such Interest Period shall end on the Seven Year Term Loan Termination Date; and (iii) each Interest Period that would otherwise end on a day which is not a Business Day shall end on the immediately following Business Day (or, if such immediately following Business Day falls in the next calendar month, on the immediately preceding Business Day).

“Internal Revenue Code” means the Internal Revenue Code of 1986, as amended.

“Investment” means, with respect to any Person, any acquisition or investment (whether or not of a controlling interest) by such Person, by means of any of the following:  (a) the purchase or other acquisition of any Equity Interest in another Person, (b) a loan, advance or extension of credit to, capital contribution to, Guaranty of Indebtedness of, or purchase or other acquisition of any Indebtedness of, another Person, including any partnership or joint venture interest in such other Person, or (c) the purchase or other acquisition (in one transaction or a series of transactions) of assets of another Person that constitute the business or a division or operating unit of another Person.  Any binding commitment to make an Investment in any other Person, as well as any option of another Person to require an Investment in such Person, shall constitute an Investment.  Except as expressly provided otherwise, for purposes of determining compliance with any covenant contained in a Loan Document, the amount of any Investment shall be the amount actually invested, without adjustment for subsequent increases or decreases in the value of such Investment.

“Investment Grade Rating” means a Credit Rating of BBB-/BBB-/Baa3 or higher from any of S&P, Fitch or Moody’s, respectively.

“Investment Grade Rating Date” means the date on which the Parent first obtains, at its request, an Investment Grade Rating from any two of the Rating Agencies.

“Lender” means each financial institution from time to time party hereto as a “Lender”, together with its respective successors and permitted assigns; provided, however, except as otherwise expressly provided herein, the term “Lender” shall not include any Lender or any of its Affiliates in such Person’s capacity as a Specified Derivatives Provider.  “Lender” shall also include any Additional Lender.

“Lending Office” means, for each Lender and for each Type of Loan, the office of such Lender specified in such Lender’s Administrative Questionnaire, or such other office of such Lender of which such Lender may notify the Administrative Agent in writing from time to time.

“Level” shall be the “Level” column as set forth in the definition of the term “Applicable Margin.”

“LIBOR” means, for any LIBOR Loan for any Interest Period therefor, the rate of interest, rounded up to the nearest whole multiple of one-hundredth of one percent (0.01%), obtained by dividing

(i) the rate of interest, rounded upward to the nearest whole multiple of one-hundredth of one percent (0.01%), referred to as the BBA (British Bankers’ Association) LIBOR rate as set forth by any service selected by the Administrative Agent that has been nominated by the British Bankers’ Association as an authorized information vendor for the purpose of displaying such rate for deposits in Dollars at approximately 9:00 a.m. Pacific time, 2 Business Days prior to the date of commencement of such Interest Period for purposes of calculating effective rates of interest for loans or obligations making reference thereto, for an amount approximately equal to the applicable LIBOR Loan and for a period of time approximately equal to such Interest Period by (ii) a percentage equal to 1 minus the stated maximum rate (stated as a decimal) of all reserves, if any, required to be maintained with respect to Eurocurrency funding (currently referred to as “Eurocurrency liabilities”) as specified in Regulation D of the Board of Governors of the Federal Reserve System (or against any other category of liabilities which includes deposits by reference to which the interest rate on LIBOR Loans is determined or any applicable category of extensions of credit or other assets which includes loans by an office of any Lender outside of the United States of America).  Any change in such maximum rate shall result in a change in LIBOR on the date on which such change in such maximum rate becomes effective.

“LIBOR Loan” means any portion of a Loan bearing interest at a rate based on LIBOR.

“LIBOR Market Index Rate” means, for any day, LIBOR as of that day that would be applicable for a LIBOR Loan having a one-month Interest Period determined at approximately 9:00 a.m. Pacific time for such day (or if such day is not a Business Day, the immediately preceding Business Day).  The LIBOR Market Index Rate shall be determined on a daily basis.

“Lien” as applied to the property of any Person means:  (a) any security interest, encumbrance, mortgage, deed to secure debt, deed of trust, assignment of leases and rents, pledge, lien, charge or lease constituting a Capital Lease Obligation, conditional sale or other title retention agreement, or other security title or encumbrance of any kind in respect of any property of such Person, or upon the income, rents or profits therefrom; (b) any arrangement, express or implied, under which any property of such Person is transferred, sequestered or otherwise identified for the purpose of subjecting the same to the payment of Indebtedness or performance of any other obligation in priority to the payment of the general, unsecured creditors of such Person; (c) the filing of any financing statement under the Uniform Commercial Code or its equivalent in any jurisdiction, other than any precautionary filing not otherwise constituting or giving rise to a Lien, including a financing statement filed (i) in respect of a lease not constituting a Capital Lease Obligation pursuant to Section 9-505 (or a successor provision) of the UCC or its equivalent as in effect in an applicable jurisdiction or (ii) in connection with a sale or other disposition of accounts or other assets not prohibited by this Agreement in a transaction not otherwise constituting or giving rise to a Lien; and (d) any agreement by such Person to grant, give or otherwise convey any of the foregoing.

“Loan” means a Five Year Term Loan, a Seven Year Term Loan, a Loan made on the Effective Date or an Additional Loan.

“Loan Document” means this Agreement, each Note, the Guaranty, each Additional Loan Amendment, and each other document or instrument now or hereafter executed and delivered by a Loan Party in connection with, pursuant to or relating to this Agreement (other than any Specified Derivatives Contract).

“Loan Party” means each of the Parent, the Borrower, each Guarantor and each other Person who guarantees all or a portion of the Obligations.  Schedule 1.1.(A) sets forth the Loan Parties in addition to the Parent and the Borrower as of the Agreement Date.

“Material Adverse Effect” means a materially adverse effect on (a) the business, assets, liabilities, condition (financial or otherwise), or results of operations of the Parent and its Subsidiaries taken as a whole, (b) the ability of the Parent, the Borrower or any other Loan Party to perform its obligations under any Loan Document to which it is a party, (c) the validity or enforceability of any of the Loan Documents, or (d) the rights and remedies of the Lenders and the Administrative Agent under any of the Loan Documents.

“Material Contract” means any contract or other arrangement (other than Loan Documents and Specified Derivatives Contracts), whether written or oral, to which the Parent, the Borrower, any other Subsidiary or any other Loan Party is a party as to which the breach, nonperformance, cancellation or failure to renew by any party thereto could reasonably be expected to have a Material Adverse Effect.

“Material Indebtedness” has the meaning given that term in Section 10.1.(e)(i).

“Material Subsidiary” means (a) any Subsidiary of the Parent that owns, or otherwise has any interest in, any Eligible Property or any other property or asset that is taken into account when calculating Unencumbered Asset Value; (b) any Subsidiary (other than an Excluded Subsidiary) that has total assets greater than or equal to 5.0% of total assets of the Borrower determined on a consolidated basis (calculated as of the end of the fiscal quarter most recently ending for which financial statements are available) or (c) any Subsidiary (other than an Excluded Subsidiary) that has total revenues greater than or equal to 5.0% of the total revenues of the Borrower determined on a consolidated basis (calculated for the fiscal quarter most recently ending for which financial statements are available). In any event, the term “Material Subsidiaries” shall mean and include all Subsidiaries (other than Excluded Subsidiaries) of the Borrower, which, together with the Borrower, account for 90.0% or more of the Adjusted Total Revenue of the Borrower determined on a consolidated basis for the fiscal quarter most recently ended for which financial statements are available. If more than one combination of Subsidiaries satisfies such threshold, then those Subsidiaries so determined to be “Material Subsidiaries” shall be specified by the Borrower.

“Moody’s” means Moody’s Investors Service, Inc., and its successors.

“Mortgage Receivables” means a promissory note secured by a Lien in an interest in real property of which the Parent, the Borrower or another Subsidiary is the holder and retains the right of collection of all payments thereunder.

“Multiemployer Plan” means at any time a multiemployer plan within the meaning of Section 4001(a)(3) of ERISA to which any member of the ERISA Group is then making or accruing an obligation to make contributions or has within the preceding six plan years made contributions, including for these purposes any Person which ceased to be a member of the ERISA Group during such six year period.

“Negative Pledge” means, with respect to a given asset, any provision of a document, instrument or agreement (other than any Loan Document or Specified Derivatives Contract) which prohibits or purports to prohibit the creation or assumption of any Lien on such asset as security for Indebtedness of the Person owning such asset or any other Person; provided, however, that an agreement that conditions a Person’s ability to encumber its assets upon the maintenance of one or more specified ratios that limit such Person’s ability to encumber its assets but that do not generally prohibit the encumbrance of its assets, or the encumbrance of specific assets, shall not constitute a Negative Pledge.

“Net Operating Income” or “NOI” means, for any Storage Property and for a given period, the sum of the following (without duplication and determined on a consistent basis with prior periods):  (a) rents and other revenues received in the ordinary course of business from operating such Property

(including proceeds of rent loss insurance but excluding pre-paid rents and revenues and security deposits except to the extent applied in satisfaction of tenants’ obligations for rent) during such period minus (b) all expenses paid or accrued related to the ownership, operation or maintenance of such Property (other than those expenses normally covered by a management fee and other than Capital Expenditures), including, but not limited to, taxes, assessments and other similar charges, insurance, utilities, payroll costs, maintenance, repair and landscaping expenses and on-site marketing expenses during such period minus (c) the Reserves for Capital Expenditures for such Property for such period minus (d) the greater of (i) the actual property management fee paid during such period with respect to such Property and (ii) an imputed management fee in the amount of five percent (5.0%) of the gross revenues for such Property for such period.

“Net Proceeds” means with respect to any Equity Issuance by a Person, the aggregate amount of all cash and the Fair Market Value of all other property (other than securities of such Person being converted or exchanged in connection with such Equity Issuance) received by such Person in respect of such Equity Issuance net of investment banking fees, legal fees, accountants’ fees, underwriting discounts and commissions, listing fees, financial printing costs and other customary fees and expenses actually incurred by such Person in connection with such Equity Issuance.

“Non-Defaulting Lender” means, at any time, each Lender that is not a Defaulting Lender at such time.

“Nonrecourse Indebtedness” means, with respect to a Person, Indebtedness for borrowed money in respect of which recourse for payment (except for exceptions for fraud, misapplication of funds, environmental indemnities, bankruptcy, transfer of collateral in violation of the applicable loan documents, failure to obtain consent for subordinate financing in violation of the applicable loan documents and other exceptions to nonrecourse liability which are customary for nonrecourse financings at the time as determined by the Administrative Agent) is contractually limited to specific assets of such Person encumbered by a Lien securing such Indebtedness.  Liability of a Person under a completion guarantee, to the extent relating to the Nonrecourse Indebtedness of another Person, shall not, in and of itself, prevent such liability from being characterized as Nonrecourse Indebtedness.

“Note” means a Five Year Term Note or a Seven Year Term Note.

“Notice of Borrowing” means a notice in the form of Exhibit C to be delivered to the Administrative Agent pursuant to Section 2.1.(c) evidencing the Borrower’s request for the borrowing of the Loans.

“Notice of Continuation” means a notice in the form of Exhibit D to be delivered to the Administrative Agent pursuant to Section 2.6. evidencing the Borrower’s request for the Continuation of a LIBOR Loan.

“Notice of Conversion” means a notice in the form of Exhibit E to be delivered to the Administrative Agent pursuant to Section 2.7. evidencing the Borrower’s request for the Conversion of a Loan from one Type to another Type.

“Obligations” means, individually and collectively:  (a) the aggregate principal balance of, and all accrued and unpaid interest on, all Loans; and (b) all other indebtedness, liabilities, obligations, covenants and duties of the Borrower and the other Loan Parties owing to the Administrative Agent or any Lender of every kind, nature and description, under or in respect of this Agreement or any of the other Loan Documents, including without limitation, the Fees and indemnification obligations, whether direct or indirect, absolute or contingent, due or not due, contractual or tortious, liquidated or unliquidated, and whether or not evidenced by any promissory note.  The term “Obligations” does not include Specified Derivatives Obligations.

“Occupancy Rate” means, with respect to a Property at any time, the ratio, expressed as a percentage, of (a) aggregate leasable square footage of all completed space of such Property actually occupied by non-Affiliate tenants paying rent at market rates pursuant to binding leases as to which no monetary default has occurred and has continued for a period in excess of 60 days to (b) the aggregate leasable square footage of all completed space of such Property.

“OFAC” means U.S. Department of the Treasury’s Office of Foreign Assets Control and any successor Governmental Authority.

“Off-Balance Sheet Obligations” means liabilities and obligations of the Parent, the Borrower, any other Subsidiary or any other Person in respect of “off-balance sheet arrangements” (as defined in Item 303(a)(4)(ii) of Regulation S-K promulgated under the Securities Act) which the Parent would be required to disclose in the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” section of the Parent’s report on Form 10-Q or Form 10-K (or their equivalents) which the Parent is required to file with the Securities and Exchange Commission (or any Governmental Authority substituted therefor).

“Parent” has the meaning set forth in the introductory paragraph hereof and shall include the Parent’s successors and permitted assigns.

“Participant” has the meaning given that term in Section 12.5.(d).

“PBGC” means the Pension Benefit Guaranty Corporation and any successor agency.

“Permitted Liens” means:  (a) Liens securing taxes, assessments and other charges or levies imposed by any Governmental Authority (excluding any Lien imposed pursuant to any of the provisions of ERISA or pursuant to any Environmental Laws) or the claims of materialmen, mechanics, carriers, warehousemen or landlords for labor, materials, supplies or rentals incurred in the ordinary course of business, which are not at the time required to be paid or discharged under Section 7.6.; (b) Liens consisting of deposits or pledges made, in the ordinary course of business, in connection with, or to secure payment of, obligations under workers’ compensation, unemployment insurance or similar Applicable Laws; (c) Liens consisting of encumbrances in the nature of zoning restrictions, easements, and rights or restrictions of record on the use of real property, which do not materially detract from the value of such property or materially and adversely impair the intended use thereof in the business of such Person; (d) the rights of tenants under leases or subleases not interfering with the ordinary conduct of business of such Person; (e) Liens in favor of the Administrative Agent for the benefit of the Lenders; (f) Liens in existence as of the Agreement Date and set forth in Part II of Schedule 6.1.(f); (g) in the case of any Excluded Subsidiary, Liens on the assets of such Excluded Subsidiary securing the Indebtedness of such Excluded Subsidiary that caused such Subsidiary to be an Excluded Subsidiary; (h) any Lien consisting of a purchase money security interest that secures purchase money Indebtedness permitted by Section 9.3. and incurred in the ordinary course of business in connection with the purchase of “Equipment” (as such term is defined in the UCC), provided such Lien is limited to the Equipment purchased; and (i) Liens on assets of the Borrower or any Guarantor securing obligations under Derivatives Contracts.

“Person” means an individual, corporation, partnership, limited liability company, association, trust or unincorporated organization, or a government or any agency or political subdivision thereof.

“Plan” means an employee pension benefit plan (other than a Multiemployer Plan) which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Internal Revenue Code and either (a) is maintained, or contributed to, by any member of the ERISA Group for employees of any member of the ERISA Group or (b) has at any time within the preceding six years been maintained, or contributed to, by any Person which was at such time a member of the ERISA Group for employees of any Person which was at such time a member of the ERISA Group.

“Post-Default Rate” means a rate per annum equal to the Base Rate as in effect from time to time plus the Applicable Margin plus two percent (2.0%).

“Preferred Dividends” means, for any period and without duplication, all Restricted Payments paid during such period on Preferred Equity Interests issued by the Parent or any of its Subsidiaries.  Preferred Dividends shall not include dividends or distributions (a) to the extent paid or payable to the Parent or any of its Subsidiaries, or (b) constituting or resulting in the redemption of Preferred Equity Interests, other than scheduled redemptions not constituting balloon, bullet or similar redemptions in full.

“Preferred Equity Interests” means, with respect to any Person, Equity Interests in such Person which are entitled to preference or priority over any other Equity Interest in such Person in respect of the payment of dividends or distribution of assets upon liquidation or both.

“Prepayment Premium” means, if the Borrower elects to prepay the Five Year Term Loans on or prior to the second anniversary of the Effective Date pursuant to this Agreement or the Seven Year Term Loans on or prior to the third anniversary of the Effective Date pursuant to this Agreement, the amount equal to (x) the principal amount of the Five Year Term Loans or the Seven Year Term Loans, as applicable, to be prepaid multiplied by (y) the Prepayment Premium Percentage for Five Year Term Loans, or the Prepayment Premium Percentage for Seven Year Term Loans, as applicable.

“Prepayment Premium Percentage for Five Year Term Loans” means the percentage set forth in the following table corresponding to the period during which a prepayment of the Five Year Term Loan is permitted under this Agreement is made:

Period	Prepayment Premium Percentage
On or prior to the first anniversary of the Effective Date	2.0%
After the first anniversary of the Effective Date and on or prior to the second anniversary of the Effective Date	1.0%
After the second anniversary of the Effective Date	0.0%

“Prepayment Premium Percentage for Seven Year Term Loans” means the percentage set forth in the following table corresponding to the period during which a prepayment of the Seven Year Term Loans is permitted under this Agreement is made:

Period	Prepayment Premium Percentage
On or prior to the second anniversary of the Effective Date	2.0%
After the second anniversary of the Effective Date and on or prior to the third anniversary of the Effective Date	1.0%
After the third anniversary of the Effective Date	0.0%

“Principal Office” means the office of the Administrative Agent located at 608 Second Ave. South, 11th Floor, Minneapolis, Minnesota 55402, or such other office of the Administrative Agent as the Administrative Agent may designate from time to time.

“Property” means any parcel of real property owned or leased (in whole or in part) or operated by the Parent, the Borrower, any Subsidiary or any Unconsolidated Affiliate of the Borrower.

“Qualified Plan” means a Benefit Arrangement that is intended to be tax-qualified under Section 401(a) of the Internal Revenue Code.

“Rating Agency” means S&P, Fitch or Moody’s.

“Register” has the meaning given that term in Section 12.5.(c).

“Regulatory Change” means, with respect to any Lender, any change effective after the Agreement Date in Applicable Law (including without limitation, Regulation D of the Board of Governors of the Federal Reserve System) or the adoption or making after such date of any interpretation, directive or request applying to a class of banks, including such Lender, of or under any Applicable Law (whether or not having the force of law and whether or not failure to comply therewith would be unlawful) by any Governmental Authority or monetary authority charged with the interpretation or administration thereof or compliance by any Lender with any request or directive regarding capital adequacy.  Notwithstanding anything herein to the contrary, (a) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (b) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Regulatory Change”, regardless of the date enacted, adopted or issued.

“REIT” means a “real estate investment trust” under the Internal Revenue Code.

“Requisite Five Year Term Lenders” means, as of any date, Five Year Term Lenders holding at least 66-2/3% of the principal amount of the aggregate outstanding Five Year Term Loans (not held by Defaulting Lenders who are not entitled to vote); at all times when two or more Five Year Term Lenders (excluding Defaulting Lenders) are party to this Agreement, the term “Requisite Five Year Term Lenders” shall in no event mean less than two Five Year Term Lenders.  Five Year Term Loans held by Defaulting Lenders shall be disregarded when determining the Requisite Five Year Term Lenders.

“Requisite Lenders” means, as of any date, Lenders holding at least 66-2/3% of the principal amount of the aggregate outstanding Loans (not held by Defaulting Lenders who are not entitled to vote); at all times when two or more Lenders (excluding Defaulting Lenders) are party to this Agreement, the term “Requisite Lenders” shall in no event mean less than two Lenders.  Loans held by Defaulting Lenders shall be disregarded when determining the Requisite Lenders.

“Requisite Seven Year Term Lenders” means, as of any date, Seven Year Term Lenders holding at least 66-2/3% of the principal amount of the aggregate outstanding Seven Year Term Loans (not held by Defaulting Lenders who are not entitled to vote); at all times when two or more Seven Year Term Lenders (excluding Defaulting Lenders) are party to this Agreement, the term “Requisite Seven Year Term Lenders” shall in no event mean less than two Seven Year Term Lenders.  Seven Year Term Loans held by Defaulting Lenders shall be disregarded when determining the Requisite Seven Year Term Lenders.

“Reserves for Capital Expenditures” means, with respect to any Storage Property for any period, an amount equal to (a) the aggregate leasable square footage of all completed space of such Property multiplied by (b) $0.15 per square foot multiplied by (c) the number of days actually elapsed during such period divided by (d) 365.

“Responsible Officer” means with respect to the Parent, the Borrower or any Subsidiary, the chief executive officer, president and chief financial officer of the Parent, the Borrower or the corresponding officer of each such Subsidiary or, if any of the foregoing is a partnership, such officer of its general partner.

“Restricted Payment” means:  (a) any dividend or other distribution, direct or indirect, on account of any Equity Interest of the Parent, the Borrower or any other Subsidiary now or hereafter outstanding, except a dividend payable solely in Equity Interests of an identical or junior class to the holders of that class; (b) any redemption, conversion, exchange, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any Equity Interest of the Parent, the Borrower or any other Subsidiary now or hereafter outstanding; and (c) any payment made to retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire any Equity Interests of the Parent, the Borrower or any other Subsidiary now or hereafter outstanding.

“Revolving Credit Agreement” means that certain Second Amended and Restated Credit Agreement dated as of September 29, 2010 by and among the Borrower, the financial institutions from time to time party thereto as “Lenders”, Wells Fargo, as Administrative Agent and the other parties thereto.

“Sanctioned Entity” means (a) an agency of the government of, (b) an organization directly or indirectly controlled by, or (c) a Person resident in, in each case, a country that is subject to a sanctions program identified on the list maintained by the OFAC and published from time to time, as such program may be applicable to such agency, organization or Person.

“Sanctioned Person” means a Person named on the list of Specially Designated Nationals or Blocked Persons maintained by the OFAC as published from time to time.

“Secured Indebtedness” means, with respect to a Person as of any given date, the aggregate principal amount of all Indebtedness of such Person outstanding at such date and that is secured in any manner by any Lien, and in the case of the Parent and any of its Subsidiaries, shall include (without duplication) the Parent’s and its Subsidiaries’ pro rata shares of the Secured Indebtedness of their Unconsolidated Affiliates.

“Secured Recourse Indebtedness” shall mean that portion of any Secured Indebtedness that is not Nonrecourse Indebtedness of the Borrower or a Guarantor.

“Securities Act” means the Securities Act of 1933, as amended from time to time, together with all rules and regulations issued thereunder.

“Security Filing” has the meaning given that term in Section 8.4.(b).

“Seven Year Term Commitment” means, as an applicable Lender, a Lender’s obligation (a) to make a Loan pursuant to Section 2.1.(b) in an amount up to, but not exceeding, the amount set forth for such Lender on Schedule 1.1.(B) as such Lender’s “Seven Year Term Commitment Amount”.

“Seven Year Term Lender” means each Lender that has a Seven Year Term Commitment or is the holder of a Seven Year Term Loan.

“Seven Year Term Loan” means a loan made by a Lender to the Borrower pursuant to Section 2.1.(b).

“Seven Year Term Loan Termination Date” means June 19, 2018.

“Seven Year Term Note” has the meaning given that term in Section 2.8.(b).

“Significant Subsidiary” means any Subsidiary to which 5.0% or more of Consolidated Adjusted Asset Value is attributable.

“Solvent” means, when used with respect to any Person, that (a) the fair value and the fair salable value of its assets (excluding any Indebtedness due from any Affiliate of such Person) are each in excess of the fair valuation of its total liabilities (including all contingent liabilities computed at the amount which, in light of all the facts and circumstances existing at such time, represents the amount that could reasonably be expected to become an actual and matured liability); (b) such Person is able to pay its debts or other obligations in the ordinary course as they mature; and (c) such Person has capital not unreasonably small to carry on its business and all business in which it proposes to be engaged.

“Specified Derivatives Contract” means any Derivatives Contract, together with any Derivatives Support Document relating thereto, that is made or entered into at any time, or in effect at any time now or hereafter, whether as a result of an assignment or transfer or otherwise, between the Parent, the Borrower or any Subsidiary of the Borrower and a Specified Derivatives Provider.

“Specified Derivatives Obligations” means all indebtedness, liabilities, obligations, covenants and duties of the Parent, the Borrower or any other Loan Party, as applicable, under or in respect of any Specified Derivatives Contract, whether direct or indirect, absolute or contingent, due or not due, liquidated or unliquidated, and whether or not evidenced by any written confirmation.

“Specified Derivatives Provider” means any Lender, or any Affiliate of a Lender, that is a party to a Derivatives Contract at the time the Derivatives Contract is entered into.

“S&P” means Standard & Poor’s Rating Services, a division of The McGraw-Hill Companies, Inc., and its successors.

“Storage Property” means a Property primarily operated as a self-storage facility.

“Subsidiary” means, for any Person, any corporation, partnership, limited liability company or other entity of which at least a majority of the Equity Interests having by the terms thereof ordinary voting power to elect a majority of the board of directors or other individuals performing similar functions of such corporation, partnership or other entity (without regard to the occurrence of any contingency) is at the time directly or indirectly owned or controlled by such Person or one or more Subsidiaries of such

Person or by such Person and one or more Subsidiaries of such Person, and shall include all Persons the accounts of which are consolidated with those of such Person pursuant to GAAP.

“Supermajority Lenders” means, as of any date, Lenders holding at least 75% of the principal amount of the aggregate outstanding Loans (not held by Defaulting Lenders who are not entitled to vote); at all times when two or more Lenders (excluding Defaulting Lenders) are party to this Agreement, the term “Supermajority Lenders” shall in no event mean less than two Lenders.  Loans held by Defaulting Lenders shall be disregarded when determining the Supermajority Lenders.

“Tangible Net Worth” means, for any Person on any date of determination, (a) such Person’s total stockholders’ equity determined on a consolidated basis, plus (b) accumulated depreciation and amortization and, with respect to an asset that has been fully depreciated, the original book value of such asset, minus (c) the following (to the extent reflected in determining stockholders’ equity of such Person):  (i) the amount of any write-up in the book value of any assets contained in any balance sheet resulting from revaluation thereof or any write-up in excess of the cost of such assets acquired, and (ii) the aggregate of all amounts appearing on the assets side of any such balance sheet for assets which would be classified as intangible assets under GAAP, all determined on a consolidated basis.

“Taxes” has the meaning given that term in Section 3.12.

“Termination Date” means the Five Year Term Loan Termination Date or the Seven Year Term Loan Termination Date, as applicable.

“Titled Agents” means each of the Joint Lead Arrangers, the Joint Bookrunners, the Syndication Agent, and the Documentation Agents and their respective successors and permitted assigns.

“Transfer Authorizer Designation Form” means a form substantially in the form of Exhibit J to be delivered to the Administrative Agent pursuant to Section 2.9., as the same may be amended, restated or modified from time to time with the prior written approval of the Administrative Agent.

“Type” with respect to any Loan, refers to whether such Loan is a LIBOR Loan or Base Rate Loan.

“UCC” means the Uniform Commercial Code as in effect in any applicable jurisdiction.

“Unencumbered Asset Value” means on any date of determination, the sum of: (a) with respect to any Eligible Property that has been owned or leased for the four most recently ended fiscal quarters, an amount equal to (i) the Net Operating Income of such Eligible Property for the four full fiscal quarters of the Parent most recently ended, divided by (ii) the Capitalization Rate;  plus (b) with respect to any Eligible Property that has been owned or leased for the two most recently ended fiscal quarters but less than the three most recently ended fiscal quarters, an amount equal to (i) the product of (x) the Net Operating Income of such Eligible Property for the two full fiscal quarters of the Parent most recently ended multiplied by (y) 2, divided by (ii) the Capitalization Rate; plus (c) with respect to any Eligible Property that has been owned or leased for the three most recently ended fiscal quarters but less than the four most recently ended fiscal quarters, an amount equal to (i) the product of (x) the Net Operating Income of such Eligible Property for the three full fiscal quarters of the Parent most recently multiplied by (y) 4 and then divided by (z) 3, divided by (ii) the Capitalization Rate; plus (d) the GAAP book value of all Eligible Properties that have been owned or leased for less than two full fiscal quarters; Notwithstanding the foregoing, to the extent that Unencumbered Asset Value attributable to Properties (1) leased under Ground Leases would exceed 5.0% of Unencumbered Asset Value, such excess shall be excluded and (2) having an Occupancy Rate of less than 60% would exceed 5.0% of Unencumbered Asset Value, such excess shall be excluded.

“Unencumbered NOI” means, for any period, the Net Operating Income attributable to all Eligible Properties for such period.

“Unconsolidated Affiliate” means, with respect to any Person, any other Person in which such Person holds an Investment, which Investment is accounted for in the financial statements of such Person on an equity basis of accounting and whose financial results would not be consolidated under GAAP with the financial results of such Person on the consolidated financial statements of such Person.

“Unsecured Indebtedness” means Indebtedness which is not Secured Indebtedness; provided, however, that “Unsecured Indebtedness” shall include Indebtedness that is both (a) only secured by a pledge of the Equity Interests of the Person that has incurred such Indebtedness and (b) recourse to the Borrower or to a Guarantor.

“Unsecured Interest Expense” means, with respect to a Person and for any period, all Interest Expense attributable to Consolidated Unsecured Indebtedness.

“Wells Fargo” means WELLS FARGO BANK, NATIONAL ASSOCIATION, together with its successors and assigns.

“Wholly Owned Subsidiary” means any Subsidiary of a Person in respect of which all of the equity securities or other ownership interests (other than, in the case of a corporation, directors’ qualifying shares) are at the time directly or indirectly owned or controlled by such Person or one or more other Subsidiaries of such Person or by such Person and one or more other Subsidiaries of such Person.

“Withdrawal Liability” means any liability as a result of a complete or partial withdrawal from a Multiemployer Plan as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

Section 1.2.  General; References to Times.

Unless otherwise indicated, all accounting terms, ratios and measurements shall be interpreted or determined in accordance with GAAP; provided that, if at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth in any Loan Document, and either the Borrower or the Requisite Lenders shall so request, the Administrative Agent, the Lenders and the Borrower shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of the Requisite Lenders); provided further that, until so amended, (i) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and (ii) the Borrower shall provide to the Administrative Agent and the Lenders financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP.  References in this Agreement to “Sections”, “Articles”, “Exhibits” and “Schedules” are to sections, articles, exhibits and schedules herein and hereto unless otherwise indicated.  References in this Agreement to any document, instrument or agreement (a) shall include all exhibits, schedules and other attachments thereto, (b) shall include all documents, instruments or agreements issued or executed in replacement thereof, to the extent permitted hereby and (c) shall mean such document, instrument or agreement, or replacement or predecessor thereto, as amended, supplemented, restated or otherwise modified as of the date of this Agreement and from time to time thereafter to the extent not prohibited hereby and in effect at any given time.  Wherever from the context it appears appropriate, each term stated in either the singular or plural shall include the singular and plural, and pronouns stated in the masculine, feminine or neuter gender shall include the masculine, the feminine and the neuter.  Unless explicitly set forth to the contrary, a reference to “Subsidiary” means a Subsidiary of the Parent or a Subsidiary of such Subsidiary and a reference to an “Affiliate” means a reference to an Affiliate of the Borrower.  Titles and captions of Articles, Sections, subsections and clauses in this Agreement are for convenience only, and neither limit nor amplify the provisions of this Agreement.  Unless otherwise indicated, all references to time are references to Eastern time.  Notwithstanding any other provision contained herein, all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts and ratios referred to herein shall be made, without giving effect to any election under Statement of Financial Accounting Standards 159 (or any other financial accounting standard promulgated by the Financial Accounting Standards Board having a similar result or effect) to value any Indebtedness or other liabilities of the Parent, the Borrower or any Subsidiary at “fair value”, as defined therein.

Section 1.3.  Financial Attributes of Non-Wholly Owned Subsidiaries.

When determining compliance by the Borrower or the Parent with any financial covenant contained in any of the Loan Documents, only the pro rata share of the Borrower or the Parent, as applicable, of the revenues, expenses, assets, liabilities and other financial statement items of a Subsidiary that is not a Wholly Owned Subsidiary shall be included; provided, however, for purposes of determining the Parent’s compliance with any such financial covenant the Borrower shall be considered to be a Wholly Owned Subsidiary of the Parent.

ARTICLE II. CREDIT FACILITIES

Section 2.1.  Loans.

(a)           Five Year Term Loan.  Subject to the terms and conditions hereof, on the Effective Date, each Five Year Term Lender severally and not jointly agrees to make a Five Year Term Loan to the Borrower in a principal amount equal to the amount of such Lender’s Five Year Term Commitment.  Upon a Five Year Term Lender’s making of its Five Year Term Loan, its Five Year Term Commitment shall automatically and permanently be reduced to $0.  Once repaid, the principal amount of a Five Year Term Loan may not be reborrowed.

(b)           Seven Year Term Loan.  Subject to the terms and conditions hereof, on the Effective Date, each Seven Year Term Lender severally and not jointly agrees to make a Seven Year Term Loan to the Borrower in a principal amount equal to the amount of such Lender’s Seven Year Term Commitment.  Upon a Seven Year Term Lender’s making of its Seven Year Term Loan, its Seven Year Term Commitment shall automatically and permanently be reduced to $0.  Once repaid, the principal amount of a Seven Year Term Loan may not be reborrowed.

(c)           Requesting Loans.  The Borrower shall give the Administrative Agent notice pursuant to the Notice of Borrowing of the borrowing of the Loans no later than 11:00 a.m. on the date three Business Days prior to the anticipated Effective Date and specifying the amount of Five Year Term Loans and Seven Year Term Loans to be borrowed.  Such Notice of Borrowing shall be irrevocable once given and binding on the Borrower.  Promptly after receipt of the Notice of Borrowing, the Administrative Agent shall notify each Lender of the proposed borrowing.

(d)           Disbursements of Loan Proceeds.  No later than 1:00 p.m. on the Effective Date, each Lender will make available for the account of its applicable Lending Office to the Administrative Agent at the Principal Office, in immediately available funds, the proceeds of the Loan to be made by such Lender.  Subject to satisfaction of the applicable conditions set forth in Article V. for such borrowing, the

Administrative Agent will make the proceeds of such borrowing available to the Borrower in the account specified by the Borrower in the Transfer Authorizer Designation Form, no later than 4:00 p.m. on such date.

Section 2.2.  Rates and Payment of Interest on Loans.

(a)           Rates.  The Borrower promises to pay to the Administrative Agent for the account of each Lender interest on the unpaid principal amount of the Loan made by such Lender for the period from and including the date of the making of such Loan to but excluding the date such Loan shall be paid in full, at the following per annum rates:

(i)            with respect to any portion of such Loan that is a Base Rate Loan, at the Base Rate (as in effect from time to time) plus the Applicable Margin; and

(ii)           with respect to any portion of such Loan that is a LIBOR Loan, at LIBOR for such Loan for the Interest Period therefor plus the Applicable Margin.

Notwithstanding the foregoing, while an Event of Default exists, the Borrower shall pay to the Administrative Agent for the account of each Lender interest at the Post-Default Rate on the outstanding principal amount of any Loan made by such Lender and on any other amount payable by the Borrower hereunder or under the Notes held by such Lender to or for the account of such Lender (including without limitation, accrued but unpaid interest to the extent permitted under Applicable Law).

(b)           Payment of Interest.  Accrued and unpaid interest on each Loan shall be payable (i) monthly in arrears on the first day of each calendar month, commencing with the first full calendar month occurring after the Effective Date, (ii) on any date that the principal balance of any Loan is repaid and (iii) on any date on which the principal balance of such Loan is due and payable in full (whether at maturity, due to acceleration or otherwise).  Interest payable at the Post-Default Rate shall be payable from time to time on demand.  Promptly after the determination of any interest rate provided for herein or any change therein, the Administrative Agent shall give notice thereof to the Lenders to which such interest is payable and to the Borrower.  All determinations by the Administrative Agent of an interest rate hereunder shall be conclusive and binding on the Lenders and the Borrower for all purposes, absent manifest error.

(c)           Inaccurate Financial Statements or Compliance Certificates.  If any financial statement or Compliance Certificate delivered pursuant to Section 8.3. is shown to be inaccurate as a result of any action or inaction on the part of the Borrower, and not as a result of any adjustments or modifications in GAAP or any other applicable accounting rules made subsequent to the delivery of any such financial statement or Compliance Certificate having a retroactive effect (regardless of whether this Agreement or the Commitments are in effect when such inaccuracy is discovered), and such inaccuracy, if corrected, would have led to the application of a higher Applicable Margin for any period (an “Applicable Period”) than the Applicable Margin applied for such Applicable Period, then (i) the Borrower shall immediately deliver to the Administrative Agent a correct Compliance Certificate for such Applicable Period and (ii) the Borrower shall immediately pay to the Administrative Agent for the account of the Lenders the additional accrued additional interest owing calculated based on such higher Applicable Margin for such Applicable Period, which payment shall be promptly applied by the Administrative Agent in accordance with Section 3.2. This subsection shall not in any way limit the rights of the Administrative Agent and Lenders (x) with respect to the last sentence of the immediately preceding subsection (a) or (y) under Article X.  The Borrower shall not be required to reimburse the Administrative Agent or the Lenders with respect to a Class of Loans in relation to any recalculation of interest or fees required by this provision at any time after the first anniversary of the Termination Date of such Class of Loans.

Section 2.3.  Number of Interest Periods.

There may be no more than 8 different Interest Periods, in the aggregate and in any combination, for the Five Year Term Loans and the Seven Year Term Loans outstanding at the same time.

Section 2.4.  Repayment of Loans.

The Borrower shall repay the entire outstanding principal amount of, and all accrued but unpaid interest on, (i) the Five Year Term Loan on the Five Year Term Loan Termination Date and (ii) the Seven Year Term Loan on the Seven Year Term Loan Termination Date.

Section 2.5.  Prepayments.

(a)           Generally.  Subject to (i) Section 4.4. and (ii) the payment of the Prepayment Premium, if applicable, in immediately available funds, the Borrower may prepay the Loans, in whole or in part, at any time.  The Borrower shall give the Administrative Agent at least one Business Day’s prior written notice of the prepayment of any Loan and the Administrative Agent shall give each Lender notice of any such prepayment promptly upon receipt of such notice from Borrower.  The Borrower acknowledges and agrees that the Prepayment Premium payable by it in connection with the prepayment of the Loans is a reasonable calculation of the Lenders’ lost profits in view of the difficulties and impracticality of determining actual damages resulting from the prepayment of the Loans.

(b)           Derivatives Contracts.  No repayment or prepayment pursuant to this Section shall affect any of the Borrower’s obligations under any Derivatives Contract between the Borrower and any Lender (or any Affiliate of any Lender).

Section 2.6.  Continuation.

So long as no Default or Event of Default shall exist, the Borrower may on any Business Day, with respect to any LIBOR Loan, elect to maintain such LIBOR Loan or any portion thereof as a LIBOR Loan by selecting a new Interest Period for such LIBOR Loan.  Each new Interest Period selected under this Section shall commence on the last day of the immediately preceding Interest Period.  Each selection of a new Interest Period shall be made by the Borrower giving to the Administrative Agent a Notice of Continuation not later than 11:00 a.m. on the third Business Day prior to the date of any such Continuation.  Such notice by the Borrower of a Continuation shall be by telephone or telecopy, confirmed immediately in writing if by telephone, in the form of a Notice of Continuation, specifying (a) the proposed date of such Continuation, (b) the LIBOR Loans and portions thereof subject to such Continuation and (c) the duration of the selected Interest Period, all of which shall be specified in such manner as is necessary to comply with all limitations on Loans outstanding hereunder.  Each Notice of Continuation shall be irrevocable by and binding on the Borrower once given.  Promptly after receipt of a Notice of Continuation, the Administrative Agent shall notify each Lender of the proposed Continuation.  If the Borrower shall fail to select in a timely manner a new Interest Period for any LIBOR Loan in accordance with this Section, or if a Default or Event of Default shall exist, such Loan will automatically, on the last day of the current Interest Period therefor, Convert into a Base Rate Loan notwithstanding the first sentence of Section 2.7. or the Borrower’s failure to comply with any of the terms of such Section.

Section 2.7.  Conversion.

The Borrower may on any Business Day, upon the Borrower’s giving of a Notice of Conversion to the Administrative Agent, Convert all or a portion of a Loan of one Type into a Loan of another Type;

provided, however, a Base Rate Loan may not be Converted to a LIBOR Loan if a Default or Event of Default shall exist.  Any Conversion of a LIBOR Loan into a Base Rate Loan shall be made on, and only on, the last day of an Interest Period for such LIBOR Loan.  Each such Notice of Conversion shall be given not later than 11:00 a.m. on the Business Day prior to the date of any proposed Conversion into Base Rate Loans and on the third Business Day prior to the date of any proposed Conversion into LIBOR Loans.  Promptly after receipt of a Notice of Conversion, the Administrative Agent shall notify each Lender of the proposed Conversion.  Subject to the restrictions specified above, each Notice of Conversion shall be by telephone (confirmed immediately in writing) or telecopy in the form of a Notice of Conversion specifying (a) the requested date of such Conversion, (b) the Type of Loan to be Converted, (c) the portion of such Type of Loan to be Converted, (d) the Type of Loan such Loan is to be Converted into and (e) if such Conversion is into a LIBOR Loan, the requested duration of the Interest Period of such Loan.  Each Notice of Conversion shall be irrevocable by and binding on the Borrower once given.

Section 2.8.  Notes.

(a)           Five Year Term Notes.  Except in the case of a Five Year Term Lender that has requested not to receive a Five Year Term Note (defined below), the Five Year Term Loan made by a Five Year Term Lender shall, in addition to this Agreement, also be evidenced by a promissory note of the Borrower substantially in the Form of Exhibit F (each a “Five Year Term Note”), payable to the order of such Five Year Term Lender and otherwise duly completed.

(b)           Seven Year Term Notes.  Except in the case of a Seven Year Term Lender that has requested not to receive a Seven Year Term Note (defined below), the Seven Year Term Loan made by a Seven Year Term Lender shall, in addition to this Agreement, also be evidenced by a promissory note of the Borrower substantially in the Form of Exhibit G (each a “Seven Year Term Note”), payable to the order of such Seven Year Term Lender and otherwise duly completed.

(c)           Records.  The date, amount, interest rate, Type and duration of Interest Periods (if applicable) of each Loan made by each Lender to the Borrower, and each payment made on account of the principal thereof, shall be recorded by such Lender on its books and such entries shall be binding on the Borrower, absent manifest error; provided, however, that the failure of a Lender to make any such record shall not affect the obligations of the Borrower under any of the Loan Documents.

(d)           Lost, Stolen, Destroyed or Mutilated Notes. Upon receipt by the Borrower of (i) written notice from a Lender that a Note of such Lender has been lost, stolen, destroyed or mutilated, and (ii) (A) in the case of loss, theft or destruction, an unsecured agreement of indemnity from such Lender in form reasonably satisfactory to the Borrower, or (B) in the case of mutilation, upon surrender and cancellation of such Note, the Borrower shall execute and deliver to such Lender a new Note dated the date of such lost, stolen, destroyed or mutilated Note.

Section 2.9.  Funds Transfer Disbursements.

(a)           Generally.  The Borrower hereby authorizes the Administrative Agent to disburse the proceeds of any Loan made by the Lenders or any of their Affiliates pursuant to the Loan Documents as requested by an authorized representative of the Borrower to any of the accounts designated in the Transfer Authorizer Designation Form.  The Borrower agrees to be bound by any transfer request: (i) authorized or transmitted by the Borrower; or (ii) made in the Borrower’s name and accepted by the Administrative Agent in good faith and in compliance with these transfer instructions, even if not properly authorized by the Borrower.  The Borrower further agrees and acknowledges that the Administrative Agent may rely solely on any bank routing number or identifying bank account number or name provided by the Borrower to effect a wire of funds transfer even if the information provided by the Borrower identifies a different bank or account holder than named by the Borrower.  The Administrative Agent is not obligated or required in any way to take any actions to detect errors in information provided by the Borrower.  If the Administrative Agent takes any actions in an attempt to detect errors in the transmission or content of transfer requests or takes any actions in an attempt to detect unauthorized funds transfer requests, the Borrower agrees that no matter how many times the Administrative Agent takes these actions the Administrative Agent will not in any situation be liable for failing to take or correctly perform these actions in the future and such actions shall not become any part of the transfer disbursement procedures authorized under this provision, the Loan Documents, or any agreement between the Administrative Agent and the Borrower.  The Borrower agrees to notify the Administrative Agent of any errors in the transfer of any funds or of any unauthorized or improperly authorized transfer requests within fourteen (14) days after the Administrative Agent’s confirmation to the Borrower of such transfer.

(b)           Funds Transfer.  The Administrative Agent will, in its sole discretion, determine the funds transfer system and the means by which each transfer will be made.  The Administrative Agent may delay or refuse to accept a funds transfer request if the transfer would: (i) violate the terms of this authorization; (ii) require the use of a bank unacceptable to the Administrative Agent or any Lender or prohibited by any Governmental Authority; (iii) cause the Administrative Agent or any Lender, in their reasonable judgment, to violate any regulatory risk control program or guideline promulgated by the Board of Governors of the Federal Reserve System or any other similar program or guideline; or (iv) otherwise cause the Administrative Agent or any Lender to violate any Applicable Law.

(c)           Limitation of Liability.  Neither the Administrative Agent nor any Lender shall be liable to the Borrower or any other parties for (i) errors, acts or failures to act of others, including other entities, banks, communications carriers or clearinghouses, through which the Borrower’s transfers may be made or information received or transmitted, and no such entity shall be deemed an agent of the Administrative Agent or any Lender, (ii) any loss, liability or delay caused by fires, earthquakes, wars, civil disturbances, power surges or failures, acts of government, labor disputes, failures in communications networks, legal constraints or other events beyond Administrative Agent’s or any Lender’s control, or (iii) any special, consequential, indirect or punitive damages, whether or not (x) any claim for these damages is based on tort or contract or (y) the Administrative Agent, any Lender or the Borrower knew or should have known the likelihood of these damages in any situation; provided, however, that, the Administrative Agent and the Lenders shall be liable to the extent any of the above were the result of the Administrative Agent’s or Lenders’ gross negligence or willful misconduct as determined by a court of competent jurisdiction in a final, non-appealable judgment.  Neither the Administrative Agent nor any Lender makes any representations or warranties other than those expressly made in this Agreement.

Section 2.10.  Additional Loans.

(a)           The Borrower shall have the right at any time prior to the Termination Date of the applicable Class of Loans to request additional Five Year Term Loans and/or Seven Year Term Loans (each, an “Additional Loan”) by providing written notice to the Administrative Agent, which notice shall be irrevocable once given and shall specify whether such Additional Loans shall be Five Year Term Loans or Seven Year Term Loans.  Such Additional Loans must be in integral multiples of $5,000,000; provided, that the aggregate amount of all Additional Loans shall not exceed $50,000,000.  Any such Additional Loans may be made by either an existing Lender or any other bank, financial institution or institutional lender that becomes a Lender hereunder (any such other bank, financial institution or institutional Lender, an “Additional Lender”); provided that such Additional Loan shall be on the same terms and conditions as the existing Class of Loans corresponding to such Additional Loan, except that (i) the interest rate margin and any prepayment premium applicable to any Additional Loans shall be determined by the Borrower and the existing Lenders and/or or the Additional Lenders providing such

Additional Loans pursuant to the terms of the applicable Additional Loan Amendment (defined below) and (ii) the Effective Yield applicable to such Additional Loans may differ from that applicable to the then outstanding Class of Loans corresponding to such Additional Loans; provided further, however, that if the Effective Yield for such Additional Loans exceeds the Effective Yield of the then outstanding Class of Loans corresponding to such Additional Loans by more than 0.50% per annum, the Applicable Margin for such Class of Loans shall be increased as of the date of the making of the applicable Additional Loans to the extent necessary so that the Effective Yield for such Class of Loans is equal to (x) the Effective Yield of such Additional Loans minus (y) 0.50%.  No existing Lender shall be required to make any Additional Loan hereunder and any Additional Lender making an Additional Loan must be an Eligible Assignee.  Any Additional Loans to be made under this Section shall only be effected by an amendment (an “Additional Loan Amendment”) to this Agreement and, as appropriate, the other Loan Documents, executed by the Parent, the Borrower, each existing Lender or Additional Lender, as applicable, agreeing to provide such Additional Loans, and the Administrative Agent.  An Additional Loan Amendment may, without the consent of any other Lenders, effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent and the Borrower, to effect the provisions of this Section.  Effecting the increase of the Loans under this Section is subject to the following conditions precedent:  (x) no Default or Event of Default shall be in existence on the effective date of such increase, (y) the representations and warranties made or deemed made by the Borrower or any other Loan Party in any Loan Document to which such Loan Party is a party shall be true and correct in all material respects on the effective date of such increase except to the extent that such representations and warranties expressly relate solely to an earlier date (in which case such representations and warranties shall have been true and correct in all material respects on and as of such earlier date) and except for changes in factual circumstances specifically and expressly permitted hereunder, and (z) the Administrative Agent shall have received each of the following, in form and substance satisfactory to the Administrative Agent:  (i) if not previously delivered to the Administrative Agent, copies certified by the Secretary or Assistant Secretary of (A) all corporate and other necessary action taken by the Borrower to authorize such increase and (B) all corporate and other necessary action taken by each Guarantor authorizing the guaranty of such increase; (ii) an opinion of counsel to the Borrower and the Guarantors, and addressed to the Administrative Agent and the Lenders covering such matters as reasonably requested by the Administrative Agent, and (iii) except in the case of a Five Year Term Lender or Seven Year Term Lender, as applicable, that has requested not to receive a Five Year Term Note or a Seven Year Term Note, as applicable, new Notes executed by the Borrower, payable to any Additional Lenders and replacement Notes executed by the Borrower, payable to any existing Lenders providing Additional Loans, in the aggregate principal amount of such Lender’s Loans at the time of the effectiveness of the applicable increase in the aggregate principal amount of the Loans.  In connection with the making of any Additional Loans pursuant to this Section any Person becoming a “Lender” shall execute such documents and agreements as the Administrative Agent may reasonably request.

(b)           This Section 2.10. shall supersede any provisions in Section 12.6. to the contrary, other than Section 12.6.(d).

ARTICLE III. PAYMENTS, FEES AND OTHER GENERAL PROVISIONS

Section 3.1.  Payments.

(a)           Payments by the Borrower. Except to the extent otherwise provided herein, all payments of principal, interest and other amounts to be made by the Borrower under this Agreement or any other Loan Document shall be made in Dollars, in immediately available funds, without deduction, set-off or counterclaim, to the Administrative Agent at its Principal Office, not later than 2:00 p.m. on the date on which such payment shall become due (each such payment made after such time on such due date to be deemed to have been made on the next succeeding Business Day).  Subject to Section 10.4., the Borrower shall, at the time of making each payment under this Agreement or any other Loan Document, specify to the Administrative Agent the amounts payable by the Borrower hereunder to which such payment is to be applied; provided, however, if an Event of Default shall exist at the time of the making of such payment, such payments shall be applied as follows: first to payments of interest on all Loans, to be split pro rata between each Class of Loan, and to be applied for the ratable benefit of the Lenders of each Class of Loans and second, to payments of principal of all Loans, to be split pro rata between each Class of Loan, and to be applied for the ratable benefit of the Lenders of each Class of Loans.  Each payment received by the Administrative Agent for the account of a Lender under this Agreement or any other Loan Document shall be paid to such Lender by wire transfer of immediately available funds in accordance with the wiring instructions provided by such Lender to the Administrative Agent from time to time, for the account of such Lender at the applicable Lending Office of such Lender.  If the Administrative Agent fails to pay such amounts to such Lender, within one Business Day of receipt of such amounts, the Administrative Agent shall pay interest on such amount at a rate per annum equal to the Federal Funds Rate from time to time in effect.  If the due date of any payment under this Agreement or any other Loan Document would otherwise fall on a day which is not a Business Day such date shall be extended to the next succeeding Business Day and interest shall be payable for the period of such extension.

(b)           Presumptions Regarding Payments by Borrower.  Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may (but shall not be obligated to), in reliance upon such assumption, distribute to the Lenders the amount due.  In such event, if the Borrower has not in fact made such payment, then each of the Lenders severally agrees to repay to the Administrative Agent on demand that amount so distributed to such Lender, with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

Section 3.2.  Pro Rata Treatment.

Except to the extent otherwise provided herein:  (a) the making of the Five Year Term Loans by the Five Year Term Lenders under Section 2.1.(a) shall be pro rata according to the amounts of the Five Year Term Lenders’ Five Year Term Commitments and the making of the Seven Year Term Loans by the Seven Year Term Lenders under Section 2.1.(b) shall be pro rata according to the amounts of the Seven Year Term Lenders’ Seven Year Term Commitments; (b) each payment or prepayment of principal of Five Year Term Loans by the Borrower shall be made for the account of the Five Year Term Lenders pro rata in accordance with the unpaid principal amounts of the Five Year Term Loans held by them, and each payment or prepayment of principal of Seven Year Term Loans by the Borrower shall be made for the account of the Seven Year Term Lenders pro rata in accordance with the unpaid principal amounts of the Seven Year Term Loans held by them, except as an Additional Lender may otherwise agree in an Additional Loan Amendment; (c) each payment of interest on the Five Year Term Loans by the Borrower shall be made for the account of the Five Year Term Lenders pro rata in accordance with the amounts of interest on the Five Year Term Loans then due and payable to the Five Year Term Lenders and each payment of interest on the Seven Year Term Loans by the Borrower shall be made for the account of the Seven Year Term Lenders pro rata in accordance with the amounts of interest on the Seven Year Term Loans then due and payable to the Seven Year Term Lenders; and (d) the Conversion and Continuation of Five Year Term Loans of a particular Type (other than Conversions provided for by Section 4.6.) shall be made pro rata among the Five Year Term Lenders according to the amounts of their respective Five Year Term Loans and the Conversion and Continuation of Seven Year Term Loans of a particular Type (other than Conversions provided for by Section 4.6.) shall be made pro rata among the Seven Year Term Lenders according to the amounts of their respective Seven Year Term Loans, and the then current Interest Period for each Lender’s portion of each such Loan of such Type shall be coterminous.

Section 3.3.  Sharing of Payments, Etc.

If a Lender shall obtain payment of any principal of, or interest on, any Loan made by it to the Borrower under this Agreement, or shall obtain payment on any other Obligation owing by the Borrower or any other Loan Party through the exercise of any right of set-off, banker’s lien or counterclaim or similar right or otherwise or through voluntary prepayments directly to a Lender or other payments made by the Borrower or any other Loan Party to a Lender (other than any payment in respect of Specified Derivatives Obligations) not in accordance with the terms of this Agreement and such payment should be distributed to the Lenders pro rata in accordance with Section 3.2. or Section 10.4., as applicable, such Lender shall promptly purchase from the other Lenders participations in (or, if and to the extent specified by such Lender, direct interests in) the Loans made by the other Lenders or other Obligations owed to such other Lenders in such amounts, and make such other adjustments from time to time as shall be equitable, to the end that all the Lenders shall, subject to Section 3.11. if applicable, share the benefit of such payment (net of any reasonable expenses which may be incurred by such Lender in obtaining or preserving such benefit) pro rata in accordance with Section 3.2. or Section 10.4., as applicable.  To such end, all the Lenders shall make appropriate adjustments among themselves (by the resale of participations sold or otherwise) if such payment is rescinded or must otherwise be restored.  The Borrower agrees that any Lender so purchasing a participation (or direct interest) in the Loans or other Obligations owed to such other Lenders may exercise all rights of set-off, banker’s lien, counterclaim or similar rights with respect to such participation as fully as if such Lender were a direct holder of Loans in the amount of such participation.  Nothing contained herein shall require any Lender to exercise any such right or shall affect the right of any Lender to exercise, and retain the benefits of exercising, any such right with respect to any other indebtedness or obligation of the Borrower.

Section 3.4.  Several Obligations.

No Lender shall be responsible for the failure of any other Lender to make a Loan or to perform any other obligation to be made or performed by such other Lender hereunder, and the failure of any Lender to make a Loan or to perform any other obligation to be made or performed by it hereunder shall not relieve the obligation of any other Lender to make any Loan or to perform any other obligation to be made or performed by such other Lender.

Section 3.5.  Minimum Amounts.

(a)           Borrowings and Conversions.  Each borrowing Conversion and Continuation of LIBOR Loans shall be in an aggregate minimum amount of $500,000 and integral multiples of $500,000 in excess of that amount.

(b)           Prepayments.  Each voluntary prepayment of Loans shall be in an aggregate minimum amount of $1,000,000 and integral multiples of $500,000 in excess thereof (or, if less, the aggregate principal amount of the Five Year Term Loans or Seven Year Term Loans, as applicable, then outstanding).

Section 3.6.  Fees.

The Borrower agrees to pay the administrative and other fees of the Administrative Agent as may be agreed to in writing by the Borrower and the Administrative Agent from time to time.

Section 3.7.  Computations.

Unless otherwise expressly set forth herein, any accrued interest on any Loan, any Fees or any other Obligations due hereunder shall be computed on the basis of a year of 360 days and the actual number of days elapsed; provided, however, interest on Base Rate Loans shall be computed on the basis of a year of 365 or 366 days, as applicable, and the actual number of days elapsed.

Section 3.8.  Usury.

In no event shall the amount of interest due or payable on the Loans or other Obligations exceed the maximum rate of interest allowed by Applicable Law and, if any such payment is paid by the Borrower or any other Loan Party or received by any Lender, then such excess sum shall be credited as a payment of principal, unless the Borrower shall notify the respective Lender in writing that the Borrower elects to have such excess sum returned to it forthwith.  It is the express intent of the parties hereto that the Borrower not pay and the Lenders not receive, directly or indirectly, in any manner whatsoever, interest in excess of that which may be lawfully paid by the Borrower under Applicable Law.

Section 3.9.  Agreement Regarding Interest and Charges.

The parties hereto hereby agree and stipulate that the only charge imposed upon the Borrower for the use of money in connection with this Agreement is and shall be the interest specifically described in Sections 2.2.(a)(i) and (ii).  Notwithstanding the foregoing, the parties hereto further agree and stipulate that all agency fees, syndication fees, closing fees, underwriting fees, default charges, Prepayment Premiums, funding or “breakage” charges, increased cost charges, attorneys’ fees and reimbursement for costs and expenses paid by the Administrative Agent or any Lender to third parties or for damages incurred by the Administrative Agent or any Lender, in each case in connection with the transactions contemplated by this Agreement and the other Loan Documents, are charges made to compensate the Administrative Agent or any such Lender for underwriting or administrative services and costs or losses performed or incurred, and to be performed or incurred, by the Administrative Agent and the Lenders in connection with this Agreement and shall under no circumstances be deemed to be charges for the use of money.  All charges other than charges for the use of money shall be fully earned and nonrefundable when due.

Section 3.10.  Statements of Account.

The Administrative Agent will account to the Borrower monthly with a statement of Loans, accrued interest and Fees, charges and payments made pursuant to this Agreement and the other Loan Documents, and such account rendered by the Administrative Agent shall be deemed conclusive upon the Borrower absent manifest error.  The failure of the Administrative Agent to deliver such a statement of accounts shall not relieve or discharge the Borrower from any of its obligations hereunder.

Section 3.11.  Defaulting Lenders.

Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as such Lender is no longer a Defaulting Lender, to the extent permitted by Applicable Law:

(a)           Waivers and Amendments.  Such Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in the definition of Requisite Lenders, Requisite Five Year Term Lenders, Requisite Seven Year Term Lenders or Supermajority Lenders.

(b)           Defaulting Lender Waterfall.  Any payment of principal, interest, Fees or other amounts received by the Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article X. or otherwise) or received by the Administrative Agent from a Defaulting Lender pursuant to Section 3.3. shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder; second, as the Borrower may request (so long as no Default or Event of Default exists), to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; third, to the payment of any amounts owing to the Lenders as a result of any judgment of a court of competent jurisdiction obtained by any Lender against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; fourth, so long as no Default or Event of Default exists, to the payment of any amounts owing to the Borrower as a result of any judgment of a court of competent jurisdiction obtained by the Borrower against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; and fifth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Loans in respect of which such Defaulting Lender has not fully funded its appropriate share, and (y) such Loans were made at a time when the conditions set forth in Article V. were satisfied or waived, such payment shall be applied solely to pay the Loans of all Non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of such Defaulting Lender until such time as all Loans are held by the Lenders pro rata in accordance with their respective Commitment Percentages).  Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender pursuant to this subsection shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto.

(c)           Defaulting Lender Cure.  If the Borrower and the Administrative Agent agree in writing that a Lender is no longer a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein, such Lender will make such adjustments as the Administrative Agent may determine to be necessary to cause the interest of the Lenders in the Loans to be on a pro rata basis in accordance with their respective Commitment Percentages, whereupon such Lender will cease to be a Defaulting Lender; provided, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.

Section 3.12.  Taxes; Foreign Lenders.

(a)           Taxes Generally.  All payments by the Borrower of principal of, and interest on, the Loans and all other Obligations shall be made free and clear of and without deduction for any present or future excise, stamp or other taxes, fees, duties, levies, imposts, charges, deductions, withholdings or other charges of any nature whatsoever imposed by any taxing authority, but excluding (i) franchise taxes, (ii) any taxes (other than withholding taxes) that would not be imposed but for a connection between the Administrative Agent or a Lender and the jurisdiction imposing such taxes (other than a connection arising solely by virtue of the activities of the Administrative Agent or such Lender pursuant to or in respect of this Agreement or any other Loan Document), (iii)  any taxes imposed on or measured by any Lender’s assets, net income, receipts or branch profits, (iv) any taxes arising after the Agreement Date solely as a result of or attributable to a Lender changing its designated Lending Office after the date such Lender becomes a party hereto and (v) any taxes imposed by Sections 1471 through Section 1474 of the

Internal Revenue Code (including any official interpretations thereof, collectively “FATCA”) on any “withholdable payment” payable to a recipient as a result of the failure of such recipient to satisfy the applicable requirements as set forth in FATCA after December 31, 2012 (such non-excluded items being collectively called “Taxes”).  If any withholding or deduction from any payment to be made by the Borrower hereunder is required in respect of any Taxes pursuant to any Applicable Law, then the Borrower will:

(i)            pay directly to the relevant Governmental Authority the full amount required to be so withheld or deducted;

(ii)           promptly forward to the Administrative Agent an official receipt or other documentation satisfactory to the Administrative Agent evidencing such payment to such Governmental Authority; and

(iii)          pay to the Administrative Agent for its account or the account of the applicable Lender such additional amount or amounts as is necessary to ensure that the net amount actually received by the Administrative Agent or such Lender will equal the full amount that the Administrative Agent or such Lender would have received had no such withholding or deduction been required.

(b)           Tax Indemnification.  If the Borrower fails to pay any Taxes when due to the appropriate Governmental Authority or fails to remit to the Administrative Agent, for its account or the account of the respective Lender, the required receipts or other required documentary evidence, the Borrower shall indemnify the Administrative Agent and the Lenders for any incremental Taxes, interest or penalties that may become payable by the Administrative Agent or any Lender as a result of any such failure.  For purposes of this Section, a distribution hereunder by the Administrative Agent or any Lender to or for the account of any Lender shall be deemed a payment by the Borrower.

(c)           Tax Forms.  Prior to the date that any Foreign Lender becomes a party hereto, such Foreign Lender shall deliver to the Borrower and the Administrative Agent such certificates, documents or other evidence, as required by the Internal Revenue Code or Treasury Regulations issued pursuant thereto (including Internal Revenue Service Forms W-8ECI and W-8BEN, as applicable, or appropriate successor forms), properly completed, currently effective and duly executed by such Foreign Lender establishing that payments to it hereunder and under the Notes are (i) not subject to United States Federal backup withholding tax and (ii) not subject to United States Federal withholding tax imposed under the Internal Revenue Code.  Each such Foreign Lender shall, to the extent it may lawfully do so, (x) deliver further copies of such forms or other appropriate certifications on or before the date that any such forms expire or become obsolete and after the occurrence of any event requiring a change in the most recent form delivered to the Borrower or the Administrative Agent and (y) obtain such extensions of the time for filing, and renew such forms and certifications thereof, as may be reasonably requested by the Borrower or the Administrative Agent.  The Borrower shall not be required to pay any amount pursuant to the last sentence of subsection (a) above to any Foreign Lender or the Administrative Agent, if it is organized under the laws of a jurisdiction other than that in which the Borrower is a resident for tax purposes, if such Foreign Lender or the Administrative Agent, as applicable, fails to comply with the requirements of this subsection.  If any such Foreign Lender, to the extent it may lawfully do so, fails to deliver the above forms or other documentation, then the Administrative Agent may withhold from any payments to such Foreign Lender under any of the Loan Documents such amounts as are required by the Internal Revenue Code. If any Governmental Authority asserts that the Administrative Agent did not properly withhold or backup withhold, as the case may be, any tax or other amount from payments made to or for the account of any Lender, such Lender shall indemnify the Administrative Agent therefor, including all penalties and interest, any taxes imposed by any jurisdiction on the amounts payable to the Administrative Agent under this Section, and costs and expenses (including all reasonable fees and disbursements of any law firm or other external counsel and the allocated cost of internal legal services and all disbursements of internal counsel) of the Administrative Agent.  The obligation of the Lenders under this Section shall survive the termination of the Commitments, repayment of all Obligations and the resignation or replacement of the Administrative Agent.

(d)           USA Patriot Act Notice; Compliance.   In order for the Administrative Agent to comply with the USA Patriot Act of 2001 (Public Law 107-56), prior to any Lender or Participant that is organized under the laws of a jurisdiction outside of the United States of America becoming a party hereto, the Administrative Agent may request, and such Lender or Participant shall provide to the Administrative Agent, its name, address, tax identification number and/or such other identification information as shall be necessary for the Administrative Agent to comply with federal law.

ARTICLE IV. YIELD PROTECTION, ETC.

Section 4.1.  Additional Costs; Capital Adequacy.

(a)           Capital Adequacy.  If any Lender or any Participant determines that compliance with any law or regulation or with any guideline or request from any central bank or other Governmental Authority (whether or not having the force of law) affects or would affect the amount of capital required or expected to be maintained by such Lender or such Participant, or any corporation controlling such Lender or such Participant, as a consequence of, or with reference to, such Lender’s or such Participant’s or such corporation’s Commitments or its maintaining Loans below the rate which such Lender or such Participant or such corporation controlling such Lender or such Participant could have achieved but for such compliance (taking into account the policies of such Lender or such Participant or such corporation with regard to capital), then the Borrower shall, from time to time, within thirty (30) calendar days after written demand by such Lender or such Participant, pay to such Lender or such Participant additional amounts sufficient to compensate such Lender or such Participant or such corporation controlling such Lender or such Participant to the extent that such Lender or such Participant determines such increase in capital is allocable to such Lender’s or such Participant’s obligations hereunder.  Any Participant’s right to receive compensation pursuant to this subsection (a) is limited by the terms of Section 12.5.(d) and (e).

(b)           Additional Costs.  In addition to, and not in limitation of the immediately preceding subsection (a), the Borrower shall promptly pay to the Administrative Agent for the account of each affected Lender from time to time such amounts as such Lender may determine to be necessary to compensate such Lender for any costs incurred by such Lender that it determines are attributable to its maintaining of any LIBOR Loans hereunder, any reduction in any amount receivable by such Lender under this Agreement or any of the other Loan Documents in respect of any of such Loans or such obligation or the maintenance by such Lender of capital in respect of its Loans or its Commitments (such increases in costs and reductions in amounts receivable being herein called “Additional Costs”), to the extent resulting from any Regulatory Change that:  (i) changes the basis of taxation of any amounts payable to such Lender under this Agreement or any of the other Loan Documents in respect of any of such Loans or its Commitments (other than taxes, fees, duties, levies, imposts, charges, deductions, withholdings or other charges which are excluded from the definition of Taxes pursuant to the first sentence of Section 3.12.(a)); or (ii) imposes or modifies any reserve, special deposit or similar requirements (other than Regulation D of the Board of Governors of the Federal Reserve System or other reserve requirement to the extent utilized in the determination of LIBOR for such Loan) relating to any extensions of credit or other assets of, or any deposits with or other liabilities of, such Lender, or any commitment of such Lender (including, without limitation, the Commitments of such Lender hereunder); or (iii) has or would have the effect of reducing the rate of return on capital of such Lender to a level below that which such Lender could have achieved but for such Regulatory Change (taking into consideration such Lender’s policies with respect to capital adequacy).

(c)           Lender’s Suspension of LIBOR Loans.  Without limiting the effect of the provisions of the immediately preceding subsections (a) and (b), if, by reason of any Regulatory Change, any Lender either (i) incurs Additional Costs based on or measured by the excess above a specified level of the amount of a category of deposits or other liabilities of such Lender that includes deposits by reference to which the interest rate on LIBOR Loans is determined as provided in this Agreement or a category of extensions of credit or other assets of such Lender that includes LIBOR Loans or (ii) becomes subject to restrictions on the amount of such a category of liabilities or assets that it may hold, then, if such Lender so elects by notice to the Borrower (with a copy to the Administrative Agent), the obligation of such Lender to Continue, or to Convert any other Type of Loans into, LIBOR Loans hereunder shall be suspended until such Regulatory Change ceases to be in effect (in which case the provisions of Section 4.6. shall apply).

(d)           Notification and Determination of Additional Costs.  Each of the Administrative Agent and each Lender and each Participant, as the case may be, agrees to notify the Borrower of any event occurring after the Agreement Date entitling the Administrative Agent or such Lender or such Participant to compensation under any of the preceding subsections of this Section as promptly as practicable; provided, however, the failure of the Administrative Agent or any Lender or any Participant to give such notice shall not release the Borrower from any of its obligations hereunder.  The Administrative Agent or such Lender or such Participant agrees to furnish to the Borrower (and in the case of a Lender or a Participant, to the Administrative Agent) a certificate setting forth in reasonable detail the basis and amount of each request by the Administrative Agent or such Lender for compensation under this Section.  Absent manifest error, determinations by the Administrative Agent or any Lender or any Participant of the effect of any Regulatory Change shall be conclusive, provided that such determinations are made on a reasonable basis and in good faith.

Section 4.2.  Suspension of LIBOR Loans.

Anything herein to the contrary notwithstanding, if, on or prior to the determination of LIBOR for any Interest Period:

(a)           the Administrative Agent reasonably determines (which determination shall be conclusive) that by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining LIBOR for such Interest Period, or

(b)           the Administrative Agent reasonably determines (which determination shall be conclusive) that the relevant rates of interest referred to in the definition of LIBOR upon the basis of which the rate of interest for LIBOR Loans for an Interest Period is to be determined are not likely to adequately cover the cost to any Lender of maintaining such LIBOR Loans;

then the Administrative Agent shall give the Borrower and each Lender prompt notice thereof and, so long as such condition remains in effect, the Lenders shall be under no obligation to, and shall not Continue LIBOR Loans or Convert Loans into LIBOR Loans and the Borrower shall, on the last day of each current Interest Period for each outstanding LIBOR Loan, either repay such Loan or Convert such Loan into a Base Rate Loan.

Section 4.3.  Illegality.

Notwithstanding any other provision of this Agreement, if any Lender shall reasonably determine (which determination shall be conclusive and binding) that it has become unlawful for such Lender to honor its obligation to maintain LIBOR Loans hereunder, then such Lender shall promptly notify the Borrower thereof (with a copy to the Administrative Agent) and such Lender’s obligation to Continue, or to Convert Loans of any other Type into, LIBOR Loans shall be suspended until such time as such Lender may again maintain LIBOR Loans (in which case the provisions of Section 4.6. shall be applicable).

Section 4.4.  Compensation.

The Borrower shall pay to the Administrative Agent for the account of each Lender, upon the request of such Lender through the Administrative Agent, such amount or amounts as shall be sufficient (in the reasonable opinion of such Lender) to compensate it for any loss, cost or expense that such Lender reasonably determines is attributable to:

(a)           any payment or prepayment (whether mandatory or optional) of a LIBOR Loan or Conversion of a LIBOR Loan, made by such Lender for any reason (including, without limitation, acceleration) on a date other than the last day of the Interest Period for such Loan; or

(b)           any failure by the Borrower for any reason (including, without limitation, the failure of any of the applicable conditions precedent specified in Article V. to be satisfied) to borrow a LIBOR Loan from such Lender on the requested date for such borrowing, or to Convert a Base Rate Loan into a LIBOR Loan or Continue a LIBOR Loan on the requested date of such Conversion or Continuation.

Not in limitation of the foregoing, such compensation shall include, without limitation, an amount equal to the then present value of (a) the amount of interest that would have accrued on such LIBOR Loan for the remainder of the applicable Interest Period at the rate applicable to such LIBOR Loan, less (b) the amount of interest that would accrue on the same LIBOR Loan or for the same period if LIBOR were set on the date on which such LIBOR Loan was repaid, prepaid or Converted or the date on which the Borrower failed to borrow, Convert or Continue such LIBOR Loan, calculating present value by using as a discount rate LIBOR quoted on such date.  Upon the Borrower’s request, any Lender requesting compensation under this Section shall provide the Borrower with a statement setting forth in reasonable detail the basis for requesting such compensation and the method for determining the amount thereof.  Absent manifest error, determinations by any Lender in any such statement shall be conclusive, provided that such determinations are made on a reasonable basis and in good faith.

Section 4.5.  Affected Lenders.

If (a) a Lender requests compensation pursuant to Section 3.12. or 4.1., and the Requisite Lenders are not also doing the same, or (b) the obligation of any Lender to Continue, or to Convert Base Rate Loans into, LIBOR Loans shall be suspended pursuant to Section 4.1.(c) or 4.3. but the obligation of the Requisite Lenders shall not have been suspended under such Sections, then, so long as there does not then exist any Default or Event of Default, the Borrower may demand that such Lender (the “Affected Lender”), and upon such demand the Affected Lender shall promptly, assign its Loans to an Eligible Assignee subject to and in accordance with the provisions of Section 12.5.(b) for a purchase price equal to the aggregate principal balance of all Loans then owing to the Affected Lender plus any accrued but unpaid interest thereon and accrued but unpaid fees owing to the Affected Lender, or any other amount as may be mutually agreed upon by such Affected Lender and Eligible Assignee.  Each of the Administrative Agent and the Affected Lender shall reasonably cooperate in effectuating the replacement of such Affected Lender under this Section, but at no time shall the Administrative Agent, such Affected Lender nor any other Lender be obligated in any way whatsoever to initiate any such replacement or to assist in finding an Eligible Assignee.  The exercise by the Borrower of its rights under this Section shall be at the Borrower’s sole cost and expense and at no cost or expense to the Administrative Agent, the Affected Lender or any of the other Lenders.  The terms of this Section shall not in any way limit the Borrower’s obligation to pay to any Affected Lender compensation owing to such Affected Lender pursuant to Section 3.12. or 4.1. with respect to periods up to the date of replacement.

Section 4.6.  Treatment of Affected Loans.

If the obligation of any Lender to Continue, or to Convert Base Rate Loans into, LIBOR Loans shall be suspended pursuant to Section 4.1.(c) or 4.3., then such Lender’s LIBOR Loans shall be automatically Converted into Base Rate Loans on the last day(s) of the then current Interest Period(s) for LIBOR Loans (or, in the case of a Conversion required by Section 4.1.(c) or 4.3., on such earlier date as such Lender may specify to the Borrower with a copy to the Administrative Agent) and, unless and until such Lender gives notice as provided below that the circumstances specified in Section 4.1. or 4.3. that gave rise to such Conversion no longer exist:

(a)           to the extent that such Lender’s LIBOR Loans have been so Converted, all payments and prepayments of principal that would otherwise be applied to such Lender’s LIBOR Loans shall be applied instead to its Base Rate Loans; and

(b)           all Loans that would otherwise be made or Continued by such Lender as LIBOR Loans shall be made or Continued instead as Base Rate Loans, and all Base Rate Loans of such Lender that would otherwise be Converted into LIBOR Loans shall remain as Base Rate Loans.

If such Lender gives notice to the Borrower (with a copy to the Administrative Agent) that the circumstances specified in Section 4.1. or 4.3. that gave rise to the Conversion of such Lender’s LIBOR Loans pursuant to this Section no longer exist (which such Lender agrees to do promptly upon such circumstances ceasing to exist) at a time when LIBOR Loans made by other Lenders are outstanding, then such Lender’s Base Rate Loans shall be automatically Converted, on the first day(s) of the next succeeding Interest Period(s) for such outstanding LIBOR Loans, to the extent necessary so that, after giving effect thereto, all Loans held by the Lenders holding LIBOR Loans and by such Lender are held pro rata (as to principal amounts, Types and Interest Periods) in accordance with their respective Commitments.

Section 4.7.  Change of Lending Office.

Each Lender agrees that it will use reasonable efforts (consistent with legal and regulatory restrictions) to designate an alternate Lending Office with respect to any of its Loans affected by the matters or circumstances described in Section 3.12., 4.1. or 4.3. to reduce the liability of the Borrower or avoid the results provided thereunder, so long as such designation is not disadvantageous to such Lender as determined by such Lender in its sole discretion, except that such Lender shall have no obligation to designate a Lending Office located in the United States of America.

Section 4.8.  Assumptions Concerning Funding of LIBOR Loans.

Calculation of all amounts payable to a Lender under this Article IV. shall be made as though such Lender had actually funded  LIBOR Loans through the purchase of deposits in the relevant market bearing interest at the rate applicable to such LIBOR Loans in an amount equal to the amount of the LIBOR Loans and having a maturity comparable to the relevant Interest Period; provided, however, that each Lender may fund each of its LIBOR Loans in any manner it sees fit and the foregoing assumption shall be used only for calculation of amounts payable under this Article IV.

ARTICLE V. CONDITIONS PRECEDENT

Section 5.1.  Initial Conditions Precedent.

The obligation of the Lenders to make the Loans is subject to the following conditions precedent:

(a)           The Administrative Agent shall have received each of the following, in form and substance reasonably satisfactory to the Administrative Agent:

(i)            Counterparts of this Agreement executed by each of the parties hereto;

(ii)           (A) Five Year Term Notes executed by the Borrower, payable to each Five Year Term Lender (other than any Five Year Term Lender that has requested that it not receive a Five Year Term Note) and complying with the applicable provisions of Section 2.8.(a) and (B) Seven Year Term Notes executed by the Borrower, payable to each Seven Year Term Lender (other than any Seven Year Term Lender that has requested that it not receive a Seven Year Term Note) and complying with the applicable provisions of Section 2.8.(b);

(iii)          The Guaranty executed by the Parent and each other Guarantor existing as of the Effective Date;

(iv)          A Transfer Authorizer Designation Form effective as of the Agreement Date;

(v)           An opinion of counsel to the Loan Parties, addressed to the Administrative Agent and, the Lenders, addressing the matters set forth in Exhibit H;

(vi)          The articles of incorporation, articles of organization, certificate of limited partnership, declaration of trust or other comparable organizational instrument (if any) of the Borrower and each other Loan Party certified as of a recent date by the Secretary of State (or comparable official) of the state of formation of such Loan Party;

(vii)         A certificate of good standing or certificate of similar meaning with respect to each Loan Party issued as of a recent date by the Secretary of State (or comparable official) of the state of formation of each such Loan Party and certificates of qualification to transact business or other comparable certificates issued by each Secretary of State (or comparable official and any state department of taxation, as applicable) of each state in which such Loan Party is required to be so qualified and where the failure to be so qualified could reasonably be expected to have a Material Adverse Effect;

(viii)        A certificate of incumbency signed by the Secretary or Assistant Secretary (or other individual performing similar functions) of each Loan Party with respect to each of the officers of such Loan Party authorized to execute and deliver the Loan Documents to which such Loan Party is a party, and in the case of the Borrower, the officers of the Borrower then authorized to deliver the Notice of Borrowing and Notices of Continuation and Notices of Conversion;

(ix)           Copies certified by the Secretary or Assistant Secretary (or other individual performing similar functions) of each Loan Party of (x) the by-laws of such Loan Party, if a corporation, the operating agreement of such Loan Party, if a limited liability company, the partnership agreement of such Loan Party, if a limited or general partnership, or other comparable document in the case of any other form of legal entity and (y) all corporate, partnership, member or other necessary action taken by such Loan Party to authorize the execution, delivery and performance of the Loan Documents to which it is a party;

(x)            If requested by the Administrative Agent, certificates of insurance evidencing the existence of all insurance required to be maintained by Loan Parties pursuant to the Agreement, and the Administrative Agent shall be reasonably satisfied with the type and extent of such coverage;

(xi)           The Fees then due and payable under Section 3.6., and any other Fees payable to the Administrative Agent, the Titled Agents and the Lenders on or prior to the Effective Date;

(xii)          A Compliance Certificate calculated as of March 31, 2011 (giving pro forma effect to the financing contemplated by this Agreement and the use of the proceeds of the Loans to be funded on the Effective Date); and

(xiii)         Such other documents, agreements and instruments as the Administrative Agent on behalf of the Lenders may reasonably request; and

(b)           In the good faith judgment of the Administrative Agent and the Lenders:

(i)            There shall not have occurred or become known to the Administrative Agent or any of the Lenders any event, condition, situation or status since the date of the information contained in the financial and business projections, budgets, pro forma data and forecasts concerning the Parent, the Borrower and the other Subsidiaries delivered to the Administrative Agent and the Lenders prior to the Agreement Date that has had or could reasonably be expected to result in a Material Adverse Effect;

(ii)           No litigation, action, suit, investigation or other arbitral, administrative or judicial proceeding shall be pending or threatened which could reasonably be expected to (1) result in a Material Adverse Effect or (2) restrain or enjoin, impose materially burdensome conditions on, or otherwise materially and adversely affect the ability of the Parent, the Borrower or any other Loan Party to fulfill its obligations under the Loan Documents to which it is a party;

(iii)          The Parent, the Borrower and the other Subsidiaries shall have received all approvals, consents and waivers, and shall have made or given all necessary filings and notices, as shall be required to consummate the transactions contemplated hereby without the occurrence of any default under, conflict with or violation of (1) any Applicable Law or (2) any agreement, document or instrument to which the Borrower or any other Loan Party is a party or by which any of them or their respective properties is bound, except for such approvals, consents, waivers, filings and notices the receipt, making or giving of which would not reasonably be likely to (A) have a Material Adverse Effect, or (B) restrain or enjoin, impose materially burdensome conditions on, or otherwise materially and adversely affect the ability of the Parent, the Borrower or any other Loan Party to fulfill its obligations under the Loan Documents to which it is a party; and

(iv)          There shall not have occurred or exist any other material adverse change or material disruption in the loan syndication, financial, banking or capital markets that, in the reasonable judgment of the Sole Lead Arranger, has impaired or could reasonably be expected to impair, the syndication of the Loans, either (i) occurring on or after May 18, 2011, or (ii) occurring prior to May 18, 2011 but becoming known to the Sole Lead Arranger after May 18, 2011.

Section 5.2.  Conditions Precedent to All Loans.

The obligations of the Lenders to make the Loans are all subject to the further condition precedent that: (a) no Default or Event of Default shall exist as of the date of the making of the Loans or would exist immediately after giving effect thereto; and (b) the representations and warranties made or deemed made by the Parent, the Borrower and each other Loan Party in the Loan Documents to which any of them is a party, shall be true and correct in all material respects on and as of the date of the making of such Loan with the same force and effect as if made on and as of such date except to the extent that such representations and warranties expressly relate solely to an earlier date (in which case such representations and warranties shall have been true and correct in all material respects on and as of such earlier date) and except for changes in factual circumstances not prohibited under the Loan Documents.  Each Credit Event shall constitute a certification by the Borrower to the effect set forth in clauses (a) and (b) of the preceding sentence (both as of the date of the giving of notice relating to such Credit Event and, unless the Borrower otherwise notifies the Administrative Agent prior to the date of such Credit Event, as of the date of the occurrence of such Credit Event).  In addition, if such Credit Event is the making of a Loan, the Borrower shall be deemed to have represented to the Administrative Agent and the Lenders at the time such Loan is made that all conditions to the occurrence of such Credit Event contained in this Article V. have been satisfied.

ARTICLE VI. REPRESENTATIONS AND WARRANTIES

Section 6.1.  Representations and Warranties.

In order to induce the Administrative Agent and each Lender to enter into this Agreement and to make Loans, each of the Parent and the Borrower represents and warrants to the Administrative Agent and each Lender as follows:

(a)           Organization; Power; Qualification.  Each of the Parent, the Borrower, the other Loan Parties, and each other Subsidiary is a corporation, partnership, trust or other legal entity, duly organized or formed, validly existing and in good standing under the jurisdiction of its incorporation or formation, has the power and authority to own or lease its respective properties and to carry on its respective business as now being and hereafter proposed to be conducted and is duly qualified and is in good standing as a foreign corporation, partnership, trust or other legal entity, and authorized to do business, in each jurisdiction in which the character of its properties or the nature of its business requires such qualification or authorization and where the failure to be so qualified or authorized could reasonably be expected to have, in each instance, a Material Adverse Effect.

(b)           Ownership Structure.  As of the Agreement Date, Part I of Schedule 6.1.(b) is a complete and correct list of all Subsidiaries of the Parent setting forth for each such Subsidiary, (i) the jurisdiction of organization of such Subsidiary, (ii) each Person holding any Equity Interests in such Subsidiary, (iii) the nature of the Equity Interests held by each such Person, (iv) the percentage of ownership of such Subsidiary represented by such Equity Interests and (v) whether such Subsidiary is a Material Subsidiary and/or an Excluded Subsidiary. Except as disclosed in such Schedule, as of the Agreement Date (i) each of the Borrower and its Subsidiaries owns, free and clear of all Liens (other than Permitted Liens), and has the unencumbered right to vote, all outstanding Equity Interests in each Person shown to be held by it on such Schedule, (ii) all of the issued and outstanding capital stock of each such Person organized as a corporation is validly issued, fully paid and nonassessable and (iii) there are no outstanding subscriptions, options, warrants, commitments, preemptive rights or agreements of any kind (including, without limitation, any stockholders’ or voting trust agreements) for the issuance, sale, registration or voting of, or outstanding securities convertible into, any additional shares of capital stock of any class, or partnership or other ownership interests of any type in, any such Person.  As of the Agreement Date, Part II of Schedule 6.1.(b) correctly sets forth all Unconsolidated Affiliates of the Parent, including the correct legal name of such Person, the type of legal entity which each such Person is, and all Equity Interests in such Person held directly or indirectly by the Parent.

(c)           Authorization of Agreement, Etc.  The Borrower has the right and power, and has taken all necessary action to authorize it, to borrow and obtain other extensions of credit hereunder.  The Parent, the Borrower and each other Loan Party has the right and power, and has taken all necessary action to authorize it, to execute, deliver and perform each of the Loan Documents to which it is a party in accordance with their respective terms and to consummate the transactions contemplated hereby and thereby.  The Loan Documents to which the Parent, the Borrower or any other Loan Party is a party have been duly executed and delivered by the duly authorized officers of such Person and each is a legal, valid and binding obligation of such Person enforceable against such Person in accordance with its respective terms except as the same may be limited by bankruptcy, insolvency, and other similar laws affecting the rights of creditors generally and the availability of equitable remedies for the enforcement of certain obligations (other than the payment of principal) contained herein or therein and as may be limited by equitable principles generally.

(d)           Compliance of Loan Documents with Laws, Etc.  The execution, delivery and performance of this Agreement, the Notes and the other Loan Documents to which the Parent, the Borrower or any other Loan Party is a party in accordance with their respective terms and the borrowings and other extensions of credit hereunder do not and will not, by the passage of time, the giving of notice, or both: (i) require any Governmental Approval or violate any Applicable Law (including all Environmental Laws) relating to the Parent, the Borrower or any other Loan Party; (ii) conflict with, result in a breach of or constitute a default under the organizational documents of the Parent, the Borrower or any other Loan Party, or any indenture, agreement or other instrument to which the Parent, the Borrower or any other Loan Party is a party or by which it or any of its respective properties may be bound; or (iii) result in or require the creation or imposition of any Lien upon or with respect to any property now owned or hereafter acquired by the Parent, the Borrower or any other Loan Party other than Liens created under the Loan Documents.

(e)           Compliance with Law; Governmental Approvals.  Each of the Parent, the Borrower, each other Loan Party and each other Subsidiary is in compliance with each Governmental Approval applicable to it and in compliance with all other Applicable Laws (including without limitation, Environmental Laws) relating to the Parent, the Borrower, such other Loan Party or such other Subsidiary except for noncompliances which, and Governmental Approvals the failure to possess which, could not, individually or in the aggregate, reasonably be expected to cause a Default or Event of Default or have a Material Adverse Effect.

(f)            Title to Properties; Liens.  As of the Agreement Date, Part I of Schedule 6.1.(f) is a complete and correct listing of all of the real property owned or leased by the Parent, the Borrower, each other Loan Party and each other Subsidiary.  Each such Person has good, marketable and legal title to, or a valid leasehold interest in, its respective assets.  As of the Agreement Date, there are no Liens against any assets of the Parent, the Borrower, any other Loan Party or any other Subsidiary except for Permitted Liens.

(g)           Existing Indebtedness.  Schedule 6.1.(g) is, as of the Agreement Date, a complete and correct listing of all Indebtedness of the Parent, the Borrower and the other Subsidiaries, including without limitation, Guarantees of the Parent, the Borrower and the other Subsidiaries, and indicating whether such Indebtedness is Secured Indebtedness (and if so whether such Indebtedness is Nonrecourse Indebtedness) or Unsecured Indebtedness.

(h)           Material Contracts.  Schedule 6.1.(h) is, as of the Agreement Date, a true, correct and complete listing of all Material Contracts.  Each of the Parent, the Borrower, the other Loan Parties and the other Subsidiaries that is a party to any Material Contract has performed and is in compliance with all of the terms of such Material Contract, the noncompliance with which would give any other party thereto the right to terminate such Material Contract, and no default or event of default, or event or condition which with the giving of notice, the lapse of time, or both, would constitute such a default or event of default, exists with respect to any such Material Contract.

(i)            Litigation.  Except as set forth on Schedule 6.1.(i), there are no actions, suits, investigations or proceedings pending (nor, to the knowledge of the Parent, are there any actions, suits or proceedings threatened) against or in any other way relating adversely to or affecting the Parent, the Borrower, any other Loan Party, any other Subsidiary or any of their respective properties in any court or before any arbitrator of any kind or before or by any other Governmental Authority which could reasonably be expected to have a Material Adverse Effect.  There are no strikes, slow downs, work stoppages or walkouts or other labor disputes in progress or threatened relating to the Parent, the Borrower, any other Loan Party or any other Subsidiary which could reasonably be expected to have a Material Adverse Effect.

(j)            Taxes.  All federal, state and other tax returns of the Parent, the Borrower, any other Loan Party or any other Subsidiary required by Applicable Law to be filed have been duly filed, and all federal, state and other taxes, assessments and other governmental charges or levies upon the Parent, the Borrower, each other Loan Party, each other Subsidiary and their respective properties, income, profits and assets which are due and payable have been paid, except any such nonpayment which is at the time permitted under Section 7.6.  As of the Agreement Date, none of the United States income tax returns of the Parent, the Borrower, any other Loan Party or any other Subsidiary is under audit.  All charges, accruals and reserves on the books of the Parent, the Borrower, each other Loan Party and each other Subsidiary in respect of any taxes or other governmental charges are in accordance with GAAP.

(k)           Financial Statements.  The Parent has furnished to each Lender copies of (i) the audited consolidated balance sheet of the Parent and its Subsidiaries for the fiscal year ending December 31, 2010, and the related audited consolidated statements of operations, cash flows and shareholders’ equity for the fiscal year ending on such dates, with the audit report thereon of KPMG LLP and (ii) the unaudited consolidated balance sheet of the Parent and its Subsidiaries as of March 31, 2011, and the related unaudited consolidated statements of operations, cash flows and shareholders’ equity of the Parent and its Subsidiaries for the fiscal quarter ending on such date.  Such financial statements (including in each case related schedules and notes) present fairly, in all material respects and in accordance with GAAP consistently applied throughout the periods involved, the consolidated financial position of the Parent and its Subsidiaries as at their respective dates and the results of operations and the cash flow for such periods (subject, as to interim statements, to changes resulting from normal year-end audit adjustments).  Neither the Parent nor any of its Subsidiaries has on the Agreement Date any material contingent liabilities, liabilities, liabilities for taxes, unusual or long-term commitments or unrealized or forward anticipated losses from any unfavorable commitments that would be required to be set forth in its financial statements or in the notes thereto, except as referred to or reflected or provided for in said financial statements.

(l)            No Material Adverse Change; Solvency.  Since December 31, 2010, there has been no material adverse change in the business, assets, liabilities, financial condition, results of operations or business of the Parent and its Subsidiaries taken as a whole.  Each of the Loan Parties is Solvent.  No Loan Party is entering into any of the transactions contemplated by the Loan Documents with the actual intent to hinder, delay, or defraud any creditor.  Each Loan Party has received reasonably equivalent value in exchange for the obligations incurred by it under the Loan Documents to which it is a party.

(m)          ERISA.

(i)            Except as could not be expected to have a Material Adverse Effect, each Benefit Arrangement is in compliance with the applicable provisions of ERISA, the Internal Revenue Code and other Applicable Laws.  Except with respect to Multiemployer Plans and except as could not be expected to have a Material Adverse Effect, each Qualified Plan (A) has received a favorable determination from the Internal Revenue Service applicable to such Qualified Plan’s current remedial amendment cycle (as defined in Revenue Procedure 2007-44 or “2007-44” for short), (B) has timely filed for a favorable determination letter from the Internal Revenue Service during its staggered remedial amendment cycle (as defined in 2007-44) and such application is currently being processed by the Internal Revenue Service, (C) had filed for a determination letter prior to its “GUST remedial amendment period” (as defined in 2007-44) and received such determination letter and the staggered remedial amendment cycle first following the GUST remedial amendment period for such Qualified Plan has not yet expired, or (D) is maintained under a prototype plan and may rely upon a favorable opinion letter issued by the Internal Revenue Service with respect to such prototype plan.  To the best knowledge of the Parent and the Borrower, nothing has occurred which would cause the loss of its reliance on each Qualified Plan’s favorable determination letter or opinion letter.

(ii)           With respect to any Benefit Arrangement that is a retiree welfare benefit arrangement, all amounts have been accrued on the applicable ERISA Group’s financial statements in accordance with FASB ASC 715.  The “benefit obligation” of all Plans does not exceed the “fair market value of plan assets” for such Plans by more than $10,000,000 all as determined by and with such terms defined in accordance with FASB ASC 715.

(iii)          Except as could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect: (i) no ERISA Event has occurred or is expected to occur; (ii) there are no pending, or to the best knowledge of the Parent and the Borrower, threatened, claims, actions or lawsuits or other action by any Governmental Authority, plan participant or beneficiary with respect to a Benefit Arrangement; (iii) there are no violations of the fiduciary responsibility rules with respect to any Benefit Arrangement; and (iv) no member of the ERISA Group has engaged in a non-exempt “prohibited transaction,” as defined in Section 406 of ERISA and Section 4975 of the Internal Revenue Code, in connection with any Plan, that would subject any member of the ERISA Group to a tax on prohibited transactions imposed by Section 502(i) of ERISA or Section 4975 of the Internal Revenue Code.

(n)           Not Plan Assets; No Prohibited Transactions.  None of the assets of the Parent, the Borrower, any other Loan Party or any other Subsidiary constitutes “plan assets” within the meaning of ERISA, the Internal Revenue Code and the respective regulations promulgated thereunder.  Assuming that no Lender funds any amount payable by it hereunder with “plan assets,” as that term is defined in 29 C.F.R. 2510.3-101, the execution, delivery and performance of this Agreement and the other Loan Documents, and the extensions of credit and repayment of amounts hereunder, do not and will not constitute “prohibited transactions” under ERISA or the Internal Revenue Code.

(o)           Absence of Defaults.  None of the Parent, the Borrower, any other Loan Party or any other Subsidiary is in default under its articles of incorporation, bylaws, partnership agreement or other similar organizational documents, and no event has occurred, which has not been remedied, cured or waived, which, in any such case:  (i) constitutes a Default or an Event of Default; or (ii) constitutes, or which with the passage of time, the giving of notice, or both, would constitute, a default or event of default by the Parent, the Borrower, any other Loan Party or any other Subsidiary under any agreement (other than this Agreement) or judgment, decree or order to which the Parent, the Borrower, any other Loan Party or any other Subsidiary is a party or by which the Parent, the Borrower, any other Loan Party or any other Subsidiary or any of their respective properties may be bound where such default or event of default could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(p)           Environmental Laws.  Each of the Parent, the Borrower, the other Loan Parties and the other Subsidiaries has obtained all Governmental Approvals which are required under Environmental Laws and is in compliance with all terms and conditions of such Governmental Approvals which the failure to obtain or to comply with could reasonably be expected to have a Material Adverse Effect.  Except for any of the following matters that could not be reasonably expected to have a Material Adverse Effect, (i) neither the Parent nor the Borrower has received notice of, and neither is otherwise aware of, any past, present, or future events, conditions, circumstances, activities, practices, incidents, actions, or plans which, with respect to the Parent, the Borrower, any other Loan Party or any other Subsidiary, may interfere with or prevent compliance or continued compliance with Environmental Laws, or may give rise to any common-law or legal liability, or otherwise form the basis of any claim, action, demand, suit, proceeding, hearing, study, or investigation, based on or related to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling or the emission, discharge, release or threatened release into the environment, of any Hazardous Material; and (ii) there is no civil, criminal, or administrative action, suit, demand, claim, hearing, notice, or demand letter, notice of violation, investigation, or proceeding pending or, to the Parent’s or the Borrower’s knowledge after due inquiry, threatened, against the Parent, the Borrower, any other Loan Party or any other Subsidiary relating in any way to Environmental Laws. To the knowledge of the Parent and the Borrower, no Hazardous Materials generated at or transported from any of the Eligible Properties is or has been transported to, or disposed of at, any location that is listed or proposed for listing on the National Priority List, 40 C.F.R. Section 300 Appendix B, or any analogous state or local priority list, or any other location that is or has been the subject of a clean-up, removal or remedial action pursuant to any Environmental Law, except to the extent that such transportation or disposal could not reasonably be expected to have a Material Adverse Effect.

(q)           Investment Company; Etc.  None of the Parent, the Borrower, any other Loan Party or any other Subsidiary is (i) an “investment company” or a company “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended or (ii) subject to any other Applicable Law which purports to regulate or restrict its ability to borrow money or to consummate the transactions contemplated by this Agreement or to perform its obligations under any Loan Document to which it is a party.

(r)            Margin Stock.  None of the Parent, the Borrower, any other Loan Party or any other Subsidiary is engaged principally, or as one of its important activities, in the business of extending credit for the purpose, whether immediate, incidental or ultimate, of buying or carrying “margin stock” within the meaning of Regulation U of the Board of Governors of the Federal Reserve System.

(s)           Affiliate Transactions.  Except as permitted by Section 9.11., none of the Parent, the Borrower, any other Loan Party or any other Subsidiary is a party to any transaction with an Affiliate.

(t)            Intellectual Property.  Each of the Parent, the Borrower, each other Loan Party and each other Subsidiary owns or has the right to use, under valid license agreements or otherwise, all material patents, licenses, franchises, trademarks, trademark rights, service marks, service mark rights, trade names, trade name rights, trade secrets and copyrights (collectively, “Intellectual Property”) necessary to the conduct of its businesses as now conducted and as contemplated by the Loan Documents, without known conflict with any patent, license, franchise, trademark, trademark right, service mark, service mark right, trade secret, trade name, copyright or other proprietary right of any other Person.  The Parent, the Borrower, each other Loan Party and each other Subsidiary have taken all such steps as they deem reasonably necessary to protect their respective rights under and with respect to such Intellectual Property.  No material claim has been asserted by any Person with respect to the use of any such Intellectual Property by the Parent, the Borrower, any other Loan Party or any other Subsidiary, or challenging or questioning the validity or effectiveness of any such Intellectual Property.  The use of such Intellectual Property by the Parent, the Borrower, the other Loan Parties and the other Subsidiaries, does not infringe on the rights of any Person, subject to such claims and infringements as do not, in the aggregate, give rise to any liabilities on the part of the Parent, the Borrower, any other Loan Party or any other Subsidiary that could reasonably be expected to have a Material Adverse Effect.

(u)           Business.  As of the Agreement Date, the Parent, the Borrower and the other  Subsidiaries are substantially engaged in the business of the ownership, operation, acquisition and development of self-storage facilities in the United States of America, together with other business activities incidental thereto.

(v)           Broker’s Fees.  No broker’s or finder’s fee, commission or similar compensation will be payable with respect to the transactions contemplated hereby.  No other similar fees or commissions will be payable by any Loan Party for any other services rendered to the Parent, the Borrower or any of the other Subsidiaries ancillary to the transactions contemplated hereby.

(w)          Accuracy and Completeness of Information.  No written information, report or other papers or data (excluding financial projections and other forward looking statements) furnished to the Administrative Agent or any Lender by, on behalf of, or at the direction of, the Parent, the Borrower, any other Loan Party or any other Subsidiary in connection with, pursuant to or relating in any way to this Agreement, contained any untrue statement of a fact material to the creditworthiness of the Parent, the Borrower, any other Loan Party or any other Subsidiary or omitted to state a material fact necessary in order to make such statements contained therein, in light of the circumstances under which they were made, not misleading.  All financial statements (including in each case all related schedules and notes) furnished to the Administrative Agent or any Lender by, on behalf of, or at the direction of, the Parent, the Borrower, any other Loan Party or any other Subsidiary in connection with, pursuant to or relating in any way to this Agreement, present fairly in all material respects, the financial position of the Persons involved as at the date thereof and the results of operations for such periods and in accordance with GAAP consistently applied throughout the periods involved (subject, as to interim statements, to changes resulting from normal year-end audit adjustments).  All financial projections and other forward looking statements prepared by or on behalf of the Parent, the Borrower, any other Loan Party or any other Subsidiary that have been or may hereafter be made available to the Administrative Agent or any Lender were or will be prepared in good faith based on reasonable assumptions.  As of the Effective Date, no fact is known to the Parent or the Borrower which has had, or may in the future have (so far as the Parent or the Borrower can reasonably foresee), a Material Adverse Effect which has not been set forth in the financial statements referred to in Section 6.1.(k) or in such information, reports or other papers or data or otherwise disclosed in writing to the Administrative Agent and the Lenders.

(x)            REIT Status.  The Parent qualifies as, and has elected to be treated as, a REIT and is in compliance with all requirements and conditions imposed under the Internal Revenue Code to allow the Parent to maintain its status as a REIT.

(y)           OFAC.  None of the Borrower, any of the other Loan Parties, any of the other Subsidiaries, or any other Affiliate of the Borrower: (i) is a person named on the list of Specially Designated Nationals or Blocked Persons maintained by OFAC available at http://www.treas.gov/offices/enforcement/ofac/index.shtml, or as otherwise published from time to time; (ii) is (A) an agency of the government of a country, (B) an organization controlled by a country, or (C) a person resident in a country that is subject to a sanctions program identified on the list maintained by OFAC and available at http://www.treas.gov/offices/enforcement/ofac/index.shtml, or as otherwise published from time to time, as such program may be applicable to such agency, organization or person; or (iii) derives any of its assets or operating income from investments in or transactions with any such country, agency, organization or person; and none of the proceeds of the Loans will be used to finance any operations, investments or activities in, or make any payments to, any such country, agency, organization, or person.

(z)            Embargoed Person.  To the best of the knowledge of the Parent and the Borrower: (i) none of the funds or other assets of the Parent, the Borrower, any other Loan Party or any other Subsidiary constitute property of, or are beneficially owned, directly or indirectly, by any person, entity or government subject to trade restrictions under the laws of the United States of America, including but not limited to, the International Emergency Economic Powers Act, 50 U.S.C. §§ 1701 et seq., The Trading with the Enemy Act, 50 U.S.C. App. 1 et seq., and any Executive Orders or regulations promulgated thereunder with the result that investment in the Parent, the Borrower, any other Loan Party or any other Subsidiary, as applicable (whether directly or indirectly), is prohibited by Applicable Law or the Loans and other financial accommodations made by the Lender under the Loan Documents is in violation of Applicable Law (any such any person, entity or government being an “Embargoed Person”); (ii) no Embargoed Person has any interest of any nature whatsoever in the Parent, the Borrower, any other Loan Party or any other Subsidiary, as applicable, with the result that the investment in the Parent, the Borrower, any other Loan Party or any other Subsidiary, as applicable (whether directly or indirectly), is prohibited by Applicable Law or the Loan is in violation of Applicable Law; and (c) none of the funds of the Parent, the Borrower, any other Loan Party or any other Subsidiary, as applicable, have been derived from any unlawful activity with the result that investment in the Parent, the Borrower, any other Loan Party or any other Subsidiary, as applicable (whether directly or indirectly), is prohibited by Applicable Law or the Loans and other financial accommodations to be extended under the Loan Documents would be in violation of Applicable Law.

Section 6.2.  Survival of Representations and Warranties, Etc.

All statements contained in any certificate, financial statement or other instrument delivered by or on behalf of the Parent, the Borrower, any other Loan Party or any other Subsidiary to the Administrative Agent or any Lender pursuant to or in connection with this Agreement or any of the other Loan Documents (including, but not limited to, any such statement made in or in connection with any amendment hereto or thereto or any statement contained in any certificate, financial statement or other instrument delivered by or on behalf of the Parent, the Borrower or any other Loan Party prior to the Agreement Date and delivered to the Administrative Agent or any Lender in connection with the underwriting or closing of the transactions contemplated hereby) shall constitute representations and warranties made by the Parent and the Borrower to the Administrative Agent  and the Lenders under this Agreement.  All representations and warranties made under this Agreement and the other Loan Documents shall be deemed to be made at and as of the Agreement Date, the Effective Date and the date of the occurrence of any Credit Event, except to the extent that such representations and warranties expressly relate solely to an earlier date (in which case such representations and warranties shall have been true and correct in all material respects on and as of such earlier date) and except for changes in factual circumstances not prohibited under the Loan Documents.  All such representations and warranties shall survive the effectiveness of this Agreement, the execution and delivery of the Loan Documents and the making of the Loans.

ARTICLE VII. AFFIRMATIVE COVENANTS

For so long as this Agreement is in effect, unless the Requisite Lenders (or, if required pursuant to Section 12.6., each affected Lender) shall otherwise consent in the manner provided for in Section 12.6., each of the Parent and the Borrower shall comply with the following covenants:

Section 7.1.  Preservation of Existence and Similar Matters.

Except as otherwise permitted under Section 9.7., the Parent and the Borrower shall, and shall cause each other Loan Party and each other Subsidiary to, preserve and maintain its respective existence, rights, franchises, licenses and privileges in the jurisdiction of its incorporation or formation and qualify and remain qualified and authorized to do business in each jurisdiction in which the character of its properties or the nature of its business requires such qualification and authorization and where the failure to be so authorized and qualified could reasonably be expected to have a Material Adverse Effect.

Section 7.2.  Compliance with Applicable Law and Material Contracts.

The Parent and the Borrower shall, and shall cause each other Loan Party and each other Subsidiary to, comply with (a) all Applicable Laws, including the obtaining of all Governmental Approvals, the failure with which to comply could reasonably be expected to have a Material Adverse Effect, and (b) all terms and conditions of all Material Contracts to which it is a party, the noncompliance with which would give any other party thereto the right to terminate such Material Contract.

Section 7.3.  Maintenance of Property.

In addition to the requirements of any of the other Loan Documents, the Parent and the Borrower shall, and shall cause each other Loan Party and each other Subsidiary to, (a) protect and preserve all of its respective material properties necessary in the conduct of its business, including, but not limited to, all Intellectual Property, and maintain in good repair, working order and condition all tangible properties, ordinary wear and tear excepted, and (b) make or cause to be made all needed and appropriate repairs, renewals, replacements and additions to such properties, so that the business carried on in connection therewith may be properly and advantageously conducted at all times.

Section 7.4.  Conduct of Business.

The Parent and the Borrower shall, and shall cause each other Loan Party and each other Subsidiary to, carry on, their respective businesses as described in Section 6.1.(u).

Section 7.5.  Insurance.

In addition to the requirements of any of the other Loan Documents, the Parent and the Borrower shall, and shall cause each other Loan Party and each other Subsidiary to, maintain insurance (on a replacement cost basis) with financially sound and reputable insurance companies against such risks and in such amounts as is customarily maintained by Persons engaged in similar businesses or as may be required by Applicable Law. The Borrower shall from time to time deliver to the Administrative Agent upon its request a detailed list, together with copies of all policies of the insurance then in effect, stating the names of the insurance companies, the amounts and rates of the insurance, the dates of the expiration thereof and the properties and risks covered thereby.  Such insurance shall, in any event, include terrorism coverage, so long as the Terrorism Risk Insurance Act of 2002, as amended, is in effect.

Section 7.6.  Payment of Taxes and Claims.

The Parent and the Borrower shall, and shall cause each other Loan Party and each other Subsidiary to, pay and discharge when due (a) all taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits or upon any properties belonging to it, and (b) all lawful claims of materialmen, mechanics, carriers, warehousemen and landlords for labor, materials, supplies and rentals which, if unpaid, might become a Lien on any properties of such Person; provided, however, that this Section shall not require the payment or discharge of any such tax, assessment, charge, levy or claim which is being contested in good faith by appropriate proceedings which operate to suspend the collection thereof and for which adequate reserves have been established on the books of the Parent, the Borrower, such Subsidiary or such other Loan Party, as applicable, in accordance with GAAP.

Section 7.7.  Visits and Inspections.

The Parent and the Borrower shall, and shall cause each other Loan Party and each other Subsidiary to, permit representatives or agents of the Administrative Agent and, if such visit or inspection is arranged by the Administrative Agent, of any Lender, from time to time after reasonable prior notice if no Event of Default shall be in existence, as often as may be reasonably requested, but only during normal business hours and at the expense of the Borrower, to:  (a) visit and inspect all properties of the Parent, the Borrower, such other Loan Party or such other Subsidiary to the extent any such right to visit or inspect is within the control of such Person; (b) inspect and make extracts from their respective books and records, including but not limited to management letters prepared by independent accountants; and (c) discuss with its officers, and its independent accountants, its business, properties, condition (financial or otherwise), results of operations and performance; provided that, so long as no Event of Default exists, the Borrower shall only be required to pay the expenses of the Administrative Agent (and not the expenses of any other Lender), with respect to one such visit and inspection per calendar year.  If requested by the Administrative Agent, the Parent and the Borrower shall execute an authorization letter addressed to its accountants authorizing the Administrative Agent or, if the same has been arranged by the Administrative Agent, any Lender, to discuss the financial affairs of the Parent, the Borrower, any other Loan Party and any other Subsidiary with its accountants.

Section 7.8.  Use of Proceeds.

The Borrower shall use the proceeds of the Loans to repay the Indebtedness existing under the Existing Credit Agreement, and shall use the proceeds of the Loans for general corporate purposes only.  No part of the proceeds of any Loan will be used (a) for the purpose of buying or carrying “margin stock” within the meaning of Regulation U of the Board of Governors of the Federal Reserve System or to extend credit to others for the purpose of purchasing or carrying any such margin stock or (b) to fund any operations in, finance any investments or activities in, or make any payments to, a Sanctioned Person or Sanctioned Entity.

Section 7.9.  Environmental Matters.

The Parent and the Borrower shall, and shall cause all of the other Loan Parties and the other Subsidiaries to, comply with all Environmental Laws the failure with which to comply could reasonably be expected to have a Material Adverse Effect.  If the Parent, the Borrower, any other Loan Party or any other Subsidiary shall (a) receive notice that any violation of any Environmental Law may have been committed or is about to be committed by such Person, (b) receive notice that any administrative or judicial complaint or order has been filed or is about to be filed against the Parent, the Borrower, any other Loan Party or any other Subsidiary alleging violations of any Environmental Law or requiring the Parent, the Borrower, any other Loan Party or any other Subsidiary to take any action in connection with the release of Hazardous Materials or (c) receive any notice from a Governmental Authority or private party alleging that the Parent, the Borrower, any other Loan Party or any other Subsidiary may be liable or responsible for costs associated with a response to or cleanup of a release of Hazardous Materials or any damages caused thereby, and the matters referred to in such notices, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect, the Borrower shall provide the Administrative Agent with a copy of such notice promptly, and in any event within 10 Business Days, after the receipt thereof by the Parent, the Borrower, any other Loan Party or any other Subsidiary.  The Parent and the Borrower shall, and shall cause the other Loan Parties and the other Subsidiaries to, take promptly all actions necessary to prevent the imposition of any Liens on any of their respective properties arising out of or related to any Environmental Laws.

Section 7.10.  Books and Records.

The Parent and the Borrower shall, and shall cause each of the other Loan Parties and the other Subsidiaries to, maintain books and records pertaining to its respective business operations in such detail, form and scope as is consistent with good business practice and in accordance with GAAP.

Section 7.11.  Further Assurances.

The Parent and the Borrower shall, at their sole cost and expense and upon request of the Administrative Agent, execute and deliver or cause to be executed and delivered, to the Administrative Agent such further instruments, documents and certificates, and do and cause to be done such further acts that may be reasonably necessary or advisable in the reasonable opinion of the Administrative Agent to carry out more effectively the provisions and purposes of this Agreement and the other Loan Documents.

Section 7.12.  New Subsidiaries; Guarantors; Release of Guarantors.

(a)           Requirement to Become Guarantor.  Within 10 Business Days of any Person (other than an Excluded Subsidiary) becoming a Material Subsidiary after the Effective Date, the Borrower shall cause to be delivered to the Administrative Agent each of the following items, each in form and substance satisfactory to the Administrative Agent:  (i) an Accession Agreement executed by such Material Subsidiary and (ii) the items that would have been delivered under Section 5.1.(a)(v) through (a)(ix) and (a)(xiii) if such Material Subsidiary had been a Guarantor on the Effective Date; provided, however, promptly (and in any event within 10 Business Days) upon any Excluded Subsidiary ceasing to be subject to the restriction which prevented it from becoming a Guarantor on the Effective Date or delivering an Accession Agreement pursuant to this Section, as the case may be, such Subsidiary shall comply with the provisions of this Section.  The Borrower shall send to each Lender copies of each of the foregoing items once the Administrative Agent has received all such items with respect to a Material Subsidiary.

(b)           Other Guarantors.  The Borrower may, at its option, cause any Subsidiary that is not already a Guarantor to become a Guarantor by executing and delivering to the Administrative Agent the items required to be delivered under the immediately preceding subsection (a).

(c)           Release of a Guarantor.  The Borrower may request in writing that the Administrative Agent release, and upon receipt of such request the Administrative Agent shall release, a Guarantor (other than the Parent) from the Guaranty so long as:  (i) such Guarantor (x) qualifies, or will qualify simultaneously with its release from the Guaranty, as an Excluded Subsidiary, or (y) in the case of a Material Subsidiary, has ceased to be, or simultaneously with its release from the Guaranty will cease to be, a Material Subsidiary or a Subsidiary; (ii) such Guarantor is not otherwise required to be a party to the Guaranty under subsection (a) of this Section 7.12; (iii)  no Default or Event of Default shall then be in existence or would occur as a result of such release, including without limitation, a Default or Event of Default resulting from a violation of any of the covenants contained in Section 9.1.; (iv) the representations and warranties made or deemed made by the Parent, the Borrower and each other Loan Party in the Loan Documents to which any of them is a party, shall be true and correct in all material respects on and as of the date of such release with the same force and effect as if made on and as of such date except to the extent that such representations and warranties expressly relate solely to an earlier date (in which case such representations and warranties shall have been true and correct in all material respects on and as of such earlier date) and except for changes in factual circumstances not prohibited under the Loan Documents; and (v) the Administrative Agent shall have received such written request at least 10 Business Days (or such shorter period as may be acceptable to the Administrative Agent in its sole discretion) prior to the requested date of release.  Delivery by the Borrower to the Administrative Agent of any such request shall constitute a representation by the Borrower that the matters set forth in the preceding sentence (both as of the date of the giving of such request and as of the date of the effectiveness of such request) are true and correct with respect to such request.

Section 7.13.  REIT Status.

The Parent shall at all times maintain its status as a REIT.

Section 7.14.  Exchange Listing.

The Parent shall maintain at least one class of common shares of the Parent having trading privileges on the New York Stock Exchange or the American Stock Exchange or which is the subject of price quotations in the over-the-counter market as reported by the National Association of Securities Dealers Automated Quotation System.

ARTICLE VIII. INFORMATION

For so long as this Agreement is in effect, unless the Requisite Lenders (or, if required pursuant to Section 12.6., each affected Lender) shall otherwise consent in the manner set forth in Section 12.6., the Borrower shall cause to be furnished to each Lender (or to the Administrative Agent if so provided below) at its Lending Office:

Section 8.1.  Quarterly Financial Statements.

As soon as available and in any event within 10 days after the same is required to be filed with the Securities and Exchange Commission (but in no event later than 45 days after the end of each of the first, second and third fiscal quarters of the Parent), the unaudited consolidated balance sheet of the Parent and its Subsidiaries as at the end of such period and the related unaudited consolidated statements of income, shareholders’ equity and cash flows of the Parent and its Subsidiaries for such period, setting forth in each case in comparative form the figures as of the end of and for the corresponding periods of the previous fiscal year, all of which shall be certified by the chief financial officer or chief accounting officer of the Parent, in his or her opinion, to present fairly, in accordance with GAAP and in all material respects, the consolidated financial position of the Parent and its Subsidiaries as at the date thereof and the results of operations for such period (subject to normal year-end audit adjustments).

Section 8.2.  Year-End Statements.

As soon as available and in any event within 10 days after the same is required to be filed with the Securities and Exchange Commission (but in no event later than 90 days after the end of each fiscal year of the Parent), the audited consolidated balance sheet of the Parent and its Subsidiaries as at the end of such fiscal year and the related audited consolidated statements of income, shareholders’ equity and cash flows of the Parent and its Subsidiaries for such fiscal year, setting forth in comparative form the figures as at the end of and for the previous fiscal year, all of which shall be (a) certified by the chief financial officer, treasurer, or chief accounting officer of the Parent, in his or her opinion, to present fairly, in accordance with GAAP and in all material respects, the consolidated financial position of the Parent and its Subsidiaries as at the date thereof and the results of operations for such period and (b) accompanied by the audit report thereon of independent certified public accountants of recognized national standing, whose report shall be unqualified and in scope and substance satisfactory to the Requisite Lenders and who shall have authorized the Parent to deliver such financial statements and report to the Administrative Agent and the Lenders.

Section 8.3.  Compliance Certificate.

At the time financial statements are furnished pursuant to Sections 8.1. and 8.2., and within 5 Business Days of the Administrative Agent’s request with respect to any other fiscal period, a certificate substantially in the form of Exhibit I (a “Compliance Certificate”) executed by the chief financial officer, treasurer, or chief accounting officer of the Parent:  (a) setting forth in reasonable detail as at the end of such quarterly accounting period, fiscal year, or other fiscal period, as the case may be, the calculations required to establish whether or not the Parent and the Borrower were in compliance with the covenants contained in Sections 9.1., 9.2. and 9.4. and (b) stating that, to the best of his or her knowledge, information and belief after due inquiry, no Default or Event of Default exists, or, if such is not the case, specifying such Default or Event of Default and its nature, when it occurred, whether it is continuing and the steps being taken by the Borrower with respect to such event, condition or failure.  Together with each Compliance Certificate delivered in connection with quarterly or annual financial statements, the Borrower and the Parent shall deliver a report, in form and detail reasonably satisfactory to the Administrative Agent, (x) setting forth a Statement of Funds From Operations for the fiscal period then ending and (y) identifying each Eligible Property as of such date, indicating Properties that have been added or deleted since the delivery of the most recent Compliance Certificate.

Section 8.4.  Other Information.

(a)           Management Reports.  Promptly upon receipt thereof, copies of all management reports, if any, submitted to the Parent or its Board of Directors by its independent public accountants;

(b)           Securities Filings.  Within 5 Business Days of the filing thereof, copies of all registration statements (excluding the exhibits thereto (unless requested by the Administrative Agent) and any registration statements on Form S-8 or its equivalent), reports on Forms 10-K, 10-Q and 8-K (or their equivalents) and all other periodic reports which the Parent, the Borrower, any other Loan Party or any other Subsidiary shall file with the Securities and Exchange Commission (or any Governmental Authority substituted therefor) or any national securities exchange (any such registration statement, report and other periodic report referred to as a “Security Filing”);

(c)           Shareholder Information.  Promptly upon the mailing thereof to the shareholders of the Parent generally, copies of all financial statements, reports and proxy statements so mailed and promptly upon the issuance thereof copies of all press releases issued by the Parent, the Borrower, any other Loan Party or any other Subsidiary;

(d)           ERISA.  If any ERISA Event shall occur that individually, or together with any other ERISA Event that has occurred, could reasonably be expected to have a Material Adverse Effect, a certificate of the chief executive officer or chief financial officer of the Borrower setting forth details as to such occurrence and the action, if any, which the Borrower or applicable member of the ERISA Group is required or proposes to take;

(e)           Litigation.  To the extent the Parent, the Borrower or any other Subsidiary is aware of the same, prompt notice of the commencement of any proceeding or investigation by or before any Governmental Authority and any action or proceeding in any court or other tribunal or before any arbitrator against or in any other way relating adversely to, or adversely affecting, the Parent, the Borrower or any other Subsidiary or any of their respective properties, assets or businesses which could reasonably be expected to have a Material Adverse Effect, and prompt notice of the receipt of notice that any United States income tax returns of the Parent, the Borrower or any other Subsidiary are being audited;

(f)            Modification of Organizational Documents.  A copy of any amendment to the articles of incorporation, bylaws, partnership agreement, operating agreement or other similar organizational documents of the Parent, the Borrower or any other Loan Party within 15 Business Days after the effectiveness thereof;

(g)           Change of Management or Financial Condition.  Prompt notice of any change in the senior management of the Parent, the Borrower or any other Loan Party and any change in the business, assets, liabilities, financial condition or results of operations of the Parent, the Borrower, any other Loan Party or any other Subsidiary which has had or could reasonably be expected to have a Material Adverse Effect;

(h)           Default.  Notice of the occurrence of any of the following promptly upon a Responsible Officer of the Parent or the Borrower obtaining knowledge thereof:  (i) any Default or Event of Default or (ii) any event which constitutes or which with the passage of time, the giving of notice, or otherwise, would constitute a default or event of default by the Parent, the Borrower, any other Loan Party or any other Subsidiary under any Material Contract to which any such Person is a party or by which any such Person or any of its respective properties may be bound;

(i)            Judgments.  Prompt notice of any order, judgment or decree in excess of $5,000,000 having been entered against the Parent, the Borrower, any other Loan Party or any other Subsidiary or any of their respective properties;

(j)            Notice of Violations of Law.  Prompt notice if the Parent, the Borrower, any other Loan Party or any other Subsidiary shall receive any notification from any Governmental Authority alleging a violation of any Applicable Law or any inquiry which, in either case, could reasonably be expected to have a Material Adverse Effect;

(k)           Budget.  As soon as available, and in any event no later than 45 days after the end of each fiscal year of the Parent a detailed consolidated budget for the following four consecutive fiscal quarters (including a projected consolidated balance sheet of the Parent and its Subsidiaries as of the end of the following fiscal year, and the related consolidated statements of projected cash flow, projected changes in financial position and projected income and a description of the underlying assumptions applicable thereto), and, as soon as available, significant revisions, if any, of such budget and projections with respect to such fiscal quarters (collectively, the “Projections”), which Projections shall in each case be accompanied by a certificate of a Responsible Officer of the Parent stating that such Projections are based on reasonable estimates, information and assumptions and that such Responsible Officer has no reason to believe that such Projections are incorrect or misleading in any material respect;

(l)            Material Asset Sales.  Prompt notice of the sale, transfer or other disposition of any material assets of the Parent, the Borrower, any other Loan Party or any other Subsidiary to any Person other than the Parent, the Borrower, any other Loan Party or any other Subsidiary;

(m)          Material Contracts.  Promptly upon entering into any Material Contract after the Agreement Date, a copy to the Administrative Agent of such Material Contract;

(n)           Cash Flow Projections.  Concurrently with the delivery of the items required pursuant to the immediately preceding subsection (k), and, if requested by the Administrative Agent, concurrently with the delivery of the financial statements required pursuant to Section 8.1., consolidated statements of projected cash flow of the Parent, the Borrower and the other Subsidiaries for the immediately following period of 4 consecutive fiscal quarters of the Parent;

(o)           Credit Rating Change.  Promptly, upon any change in the Parent’s Credit Rating, a certificate stating that the Parent’s Credit Rating has changed and the new Credit Rating that is in effect; and

(p)           Other Information.  From time to time and promptly upon each request, such data, certificates, reports, statements, opinions of counsel, documents or further information regarding the business, assets, liabilities, financial condition, results of operations or business prospects of the Parent, the Borrower, any other Loan Party or any other Subsidiary as the Administrative Agent or any Lender may reasonably request.

Section 8.5.  Delivery of Documents.

Documents required to be delivered by the Borrower pursuant to Article VIII. (to the extent any such documents are not otherwise included in a Security Filing) may be delivered electronically, including, without limitation, by posting such documents to the Borrower’s internet website (www.u-store-it.com); provided, that (a) if such documents are posted to the Borrower’s website, then such documents will only be deemed to have been delivered on the date that the Borrower provides notice to the Administrative Agent of the posting of such documents and only if such documents are publicly available without charge on such website and (b) if such documents are delivered by other electronic means, such documents shall be deemed to have been delivered on the date on which such documents are received by the Administrative Agent for posting on the Borrower’s behalf on an internet or intranet website, if any, to which each Lender and the Administrative Agent has access (whether a commercial, third-party website (such as Intralinks or SyndTrak) or a website sponsored by the Administrative Agent); provided further that the Borrower shall deliver paper copies of such documents to the Administrative Agent or any Lender that requests the Borrower to deliver such paper copies until a written request to cease delivering paper copies is given by the Administrative Agent or such Lender.  Notwithstanding anything contained herein, in every instance the Borrower shall be required to provide paper copies of the Compliance Certificate required by Section 8.3. to the Administrative Agent.  The Administrative Agent shall have no obligation to request the delivery or to maintain copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by the Borrower with any such request for delivery, and each Lender shall be solely responsible for requesting delivery to it or maintaining its copies of such documents.

Section 8.6.  Public/Private Information.

The Parent and the Borrower shall cooperate with the Administrative Agent in connection with the publication of certain materials and/or information provided by or on behalf of the Parent or the Borrower.  Documents required to be delivered pursuant to the Loan Documents shall be delivered by or on behalf of the Parent or the Borrower to the Administrative Agent and the Lenders (collectively, “Information Materials”) pursuant to this Article and shall designate Information Materials (a) that are either available to the public or not material with respect to the Parent, the Borrower and the other Subsidiaries or any of their respective securities for purposes of United States federal and state securities laws, as “Public Information” and (b) that are not Public Information as “Private Information”.

Section 8.7.  USA Patriot Act Notice; Compliance.

The USA Patriot Act of 2001 (Public Law 107-56) and federal regulations issued with respect thereto require all financial institutions to obtain, verify and record certain information that identifies individuals or business entities which open an “account” with such financial institution.  Consequently, a Lender (for itself and/or as the Administrative Agent for all Lenders hereunder) may from time-to-time request, and the Parent and the Borrower shall, and shall cause the other Loan Parties to, provide to such Lender, such Loan Party’s name, address, tax identification number and/or such other identification information as shall be necessary for such Lender to comply with federal law.  An “account” for this purpose may include, without limitation, a deposit account, cash management service, a transaction or asset account, a credit account, a loan or other extension of credit, and/or other financial services product.

ARTICLE IX. NEGATIVE COVENANTS

For so long as this Agreement is in effect, unless the Requisite Lenders (or, if required pursuant to Section 12.6., each affected Lender) shall otherwise consent in the manner set forth in Section 12.6., each of the Parent and the Borrower, as applicable, shall comply with the following covenants:

Section 9.1.  Financial Covenants.

The Parent shall not permit:

(a)           Maximum Consolidated Leverage Ratio.  The ratio of (i) Consolidated Total Indebtedness to (ii) Consolidated Adjusted Asset Value, to exceed 0.60 to 1.00 at any time.

(b)           Minimum Consolidated Fixed Charge Coverage Ratio.  The ratio of (i) Adjusted EBITDA for the period of four consecutive fiscal quarters of the Parent most recently ending to (ii) Consolidated Fixed Charges for such period, to be less than 1.50 to 1.00 at any time.

(c)           Minimum Tangible Net Worth.  Tangible Net Worth at any time to be less than (i) $821,211,200 plus (ii) 75% of the Net Proceeds of all Equity Issuances by the Parent and its Subsidiaries after June 30, 2010 (other than Equity Issuances to the Parent, the Borrower or any other Subsidiary).

(d)           Floating Rate Indebtedness.  The ratio of (i) Floating Rate Indebtedness of the Parent and its Subsidiaries determined on a consolidated basis to (ii) Consolidated Total Indebtedness, to exceed 0.30 to 1.00 at any time.

(e)           Maximum Secured Leverage Ratio.  The ratio of (i) Secured Indebtedness to (ii) Consolidated Adjusted Asset Value to exceed 0.35 to 1.00 at any time.

(f)            Minimum Unencumbered Asset Value to Consolidated Unsecured Indebtedness Ratio.  The ratio of (i) Unencumbered Asset Value to (ii) Consolidated Unsecured Indebtedness to be less than 1.67 to 1.00 at any time.

(g)           Minimum Unencumbered NOI to Unsecured Interest Expense Ratio.  The ratio of (i) Unencumbered NOI to (ii) Unsecured Interest Expense to be less than 2.00 to 1.00 at any time.

(h)           Minimum Unencumbered Asset Value.  The Unencumbered Asset Value to be less than $400,000,000 at any time.

(i)            Maximum Secured Recourse Indebtedness Ratio.  For the period commencing on the Agreement Date to and including the Investment Grade Rating Date, the ratio of (i) Secured Recourse Indebtedness to (ii) Consolidated Adjusted Asset Value to exceed 0.10 to 1.00 at any time.

Section 9.2.  Restricted Payments.

The Parent shall not, and shall not permit the Borrower or any other Subsidiary to, declare or make any Restricted Payment; provided, however, that the Parent, the Borrower and the other Subsidiaries may declare and make the following Restricted Payments so long as no Default or Event of Default would result therefrom:

(a)           the Borrower may declare or make cash distributions to the Parent and other holders of partnership interests in the Borrower during the period of four consecutive fiscal quarters most recently ending to the extent necessary for the Parent to distribute, and the Parent may so distribute, cash dividends to its shareholders in an aggregate amount not to exceed the greater of (i) the amount required to be distributed for the Parent to remain in compliance with Section 7.13. or (ii) 95.0% of Funds From Operations;

(b)           the Borrower may make cash distributions of capital gains to the Parent and other holders of partnership interests in the Borrower to the extent necessary for the Parent to make, and the Parent may make, cash distributions to its shareholders of capital gains resulting from gains from certain asset sales to avoid payment of taxes on such asset sales imposed under Sections 857(b)(3) and 4981 of the Internal Revenue Code;

(c)           the Parent, the Borrower and any other Subsidiary may acquire the Equity Interests of a Subsidiary that is not a Wholly Owned Subsidiary;

(d)           a Subsidiary that is not a Wholly Owned Subsidiary may make cash distributions to holders of Equity Interests issued by such Subsidiary; and

(e)           Subsidiaries may make Restricted Payments to the Parent, the Borrower or any other Subsidiary.

Notwithstanding the foregoing, but subject to the following sentence, if a Default or Event of Default exists, the Borrower may only declare and make cash distributions to the Parent and other holders of partnership interests in the Borrower with respect to any fiscal year to the extent necessary for the Parent to distribute, and the Parent may so distribute, an aggregate amount not to exceed the minimum amount necessary for the Parent to remain in compliance with Section 7.13.  If a Default or Event of Default specified in Section 10.1.(a), Section 10.1.(b), Section 10.1.(f) or Section 10.1.(g) shall exist, or if as a result of the occurrence of any other Event of Default any of the Obligations have been accelerated pursuant to Section 10.2.(a), the Parent shall not, and shall not permit the Borrower or any other Subsidiary to, make any Restricted Payments to any Person other than to the Parent, the Borrower or any other Subsidiary.

Section 9.3.  Indebtedness.

The Parent and the Borrower shall not, and shall not permit any other Loan Party or any other Subsidiary to, incur, assume, or otherwise become obligated in respect of any Indebtedness after the Agreement Date if immediately prior to the assumption, incurring or becoming obligated in respect thereof, or immediately thereafter and after giving effect thereto, a Default or Event of Default is or would be in existence, including without limitation, a Default or Event of Default resulting from a violation of any of the covenants contained in Section 9.1.

Section 9.4.  Certain Permitted Investments.

The Parent and the Borrower shall not, and shall not permit any other Loan Party or any other Subsidiary to, make any Investment in or otherwise own the following items which would cause the aggregate value of such holdings of the Parent, the Borrower, the other Loan Parties and the other Subsidiaries to exceed the applicable limits set forth below:

(a)           Investments in Unconsolidated Affiliates and other Persons that are not Subsidiaries, such that the aggregate value of such Investments (determined in accordance with GAAP) to exceed 15.0% of Consolidated Adjusted Asset Value at any time;

(b)           raw land, such that the current book value of all raw land as a percentage of Consolidated Adjusted Asset Value exceeds 5.0% at any time;

(c)           real property under construction such that the aggregate Construction Budget for all such real property as a percentage of Consolidated Adjusted Asset Value exceeds 7.5% at any time;

(d)           Properties leased under ground leases by the Parent or any of its Subsidiaries, as lessee, such that the value of such Properties (determined in accordance with the applicable provisions of the definition of Consolidated Adjusted Asset Value) exceeds 7.5% of Consolidated Adjusted Asset Value at any time; and

(e)           Mortgage Receivables and Investments in Persons (other than Investments in Subsidiaries and Unconsolidated Affiliates), such that the aggregate value of such Mortgage Receivables and Investments exceeds 5.0% of Consolidated Adjusted Asset Value at any time.

In addition to the foregoing limitations, (i) the aggregate value of all of the items subject to the limitations in the preceding clauses (a) through (e) shall not exceed 25.0% of Consolidated Adjusted Asset Value at any time and (ii) the aggregate value of all of the items subject to the limitations in the preceding clauses (b) through (e) shall not exceed 15.0% of Consolidated Adjusted Asset Value at any time.

Section 9.5.  Investments Generally.

The Parent and the Borrower shall not, and shall not permit any other Loan Party or any other Subsidiary to, directly or indirectly, acquire, make or purchase any Investment, or permit any Investment of such Person to be outstanding on and after the Agreement Date, other than the following:

(a)           Investments in Subsidiaries in existence on the Agreement Date and disclosed on Part I of Schedule 6.1.(b);

(b)           Investments to acquire Equity Interests of a Subsidiary or any other Person who after giving effect to such acquisition would be a Subsidiary, so long as in each case (i) immediately prior to such Investment, and after giving effect thereto, no Default or Event of Default is or would be in existence and (ii) if such Subsidiary is (or after giving effect to such Investment would become) a Material Subsidiary, and is not an Excluded Subsidiary, the terms and conditions set forth in Section 7.12. are satisfied;

(c)           Investments permitted under Section 9.4.;

(d)           Investments in Cash Equivalents;

(e)           intercompany Indebtedness among the Borrower and its Wholly Owned Subsidiaries provided that such Indebtedness is permitted by the terms of Section 9.3.;

(f)            loans and advances to officers and employees for moving, entertainment, travel and other similar expenses in the ordinary course of business consistent with past practices; and

(g)           any other Investment so long as immediately prior to making such Investment, and immediately thereafter and after giving effect thereto, no Default or Event of Default is or would be in existence.

Section 9.6.  Liens; Negative Pledges; Other Matters.

(a)           The Parent and the Borrower shall not, and shall not permit any other Loan Party or any other Subsidiary to, create, assume, or incur any Lien (other than Permitted Liens) upon any of their respective properties, assets, income or profits of any character whether now owned or hereafter acquired if immediately prior to the creation, assumption or incurring of such Lien, or immediately thereafter, a Default or Event of Default is or would be in existence, including without limitation, a Default or Event of Default resulting from a violation of any of the covenants contained in Section 9.1.

(b)           The Parent and the Borrower shall not, and shall not permit any other Loan Party or any other Subsidiary to, enter into, assume or otherwise be bound by any Negative Pledge except for a Negative Pledge contained in (i) an agreement (x) evidencing Indebtedness which the Parent, the Borrower, such Loan Party or such Subsidiary may create, incur, assume, or permit or suffer to exist under Section 9.3., (y) which Indebtedness is secured by a Lien permitted to exist under the Loan Documents, and (z) which prohibits the creation of any other Lien on (A) only the property securing such Indebtedness as of the date such agreement was entered into and (B) if such property is owned by an Excluded Subsidiary, the Equity Interests issued by such Excluded Subsidiary or any Excluded Subsidiary that directly or indirectly owns Equity Interests in such Excluded Subsidiary; (ii) in an agreement relating to the sale of a Subsidiary or assets pending such sale, provided that in any such case the Negative Pledge applies only to the Subsidiary or the assets that are the subject of such sale; or (iii) Negative Pledges contained in the agreements described on Schedule 9.6. to the extent such Negative Pledges apply to Equity Interests issued by the Borrower or other Subsidiary of the Parent identified on such Schedule.

(c)           The Parent and the Borrower shall not, and shall not permit any other Loan Party or any other Subsidiary to, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction of any kind on the ability of any Subsidiary (other than an Excluded

Subsidiary) to:  (i) pay dividends or make any other distribution on any of such Subsidiary’s capital stock or other equity interests owned by the Borrower or any other Subsidiary; (ii) pay any Indebtedness owed to the Borrower or any other Subsidiary; (iii) make loans or advances to the Borrower or any other Subsidiary; or (iv) transfer any of its property or assets to the Borrower or any other Subsidiary; provided that this subsection (c) shall not apply to such encumbrances or restrictions set forth in the Revolving Credit Agreement.

Section 9.7.  Merger, Consolidation, Sales of Assets and Other Arrangements.

The Parent and the Borrower shall not, and shall not permit any other Loan Party or any other Subsidiary to:  (i) enter into any transaction of merger or consolidation; (ii) liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution); or (iii) convey, sell, lease, sublease, transfer or otherwise dispose of, in one transaction or a series of transactions, all or substantially all of its business or assets, whether now owned or hereafter acquired; provided, however, that:

(a)           any of the actions described in the immediately preceding clauses (i) through (iii) may be taken with respect to any Subsidiary or any other Loan Party (other than the Parent and the Borrower) so long as immediately prior to the taking of such action, and immediately thereafter and after giving effect thereto, no Default or Event of Default is or would be in existence; notwithstanding the foregoing, any Loan Party (other than the Parent and the Borrower) may enter into a transaction of merger pursuant to which such Loan Party is not the survivor of such merger only if (i) the Borrower shall have given the Administrative Agent and the Lenders at least 10 Business Days’ prior written notice of such merger, such notice to include a certification to the effect that immediately after and after giving effect to such action, no Default or Event of Default is or would be in existence; (ii) if the survivor entity is a Material Subsidiary (and not an Excluded Subsidiary) within 10 Business Days of consummation of such merger, the survivor entity (if not already a Guarantor) shall have executed and delivered an assumption agreement in form and substance satisfactory to the Administrative Agent pursuant to which such survivor entity shall expressly assume all of such Loan Party’s Obligations under the Loan Documents to which it is a party; (iii) within 30 days of consummation of such merger, the survivor entity delivers to the Administrative Agent the following:  (A) items of the type referred to in Sections Section 5.1.(a)(v) through (a)(ix) and (a)(xvi) with respect to the survivor entity as in effect after consummation of such merger (if not previously delivered to the Administrative Agent and still in effect), (B) copies of all documents entered into by such Loan Party or the survivor entity to effectuate the consummation of such merger, including, but not limited to, articles of merger and the plan of merger, (C) copies, certified by the Secretary or Assistant Secretary (or other individual performing similar functions) of such Loan Party or the survivor entity, of all corporate and shareholder action authorizing such merger and (D) copies of any filings with the Securities and Exchange Commission in connection with such merger; and (iv) such Loan Party and the survivor entity each takes such other action and delivers such other documents, instruments, opinions and agreements as the Administrative Agent may reasonably request;

(b)           the Parent, the Borrower, the other Loan Parties and the other Subsidiaries may lease and sublease their respective assets, as lessor or sublessor (as the case may be), in the ordinary course of their business;

(c)           a Person may merge with and into the Parent or the Borrower so long as (i) the Parent or the Borrower is the survivor of such merger, (ii) immediately prior to such merger, and immediately thereafter and after giving effect thereto, no Default or Event of Default is or would be in existence and (iii) the Borrower shall have given the Administrative Agent and the Lenders at least 10 Business Days’ prior written notice of such merger, such notice to include a certification as to the matters described in the immediately preceding clause (ii) (except that such prior notice shall not be required in the case of the merger of a Subsidiary with and into the Borrower or a Subsidiary (other than the Borrower) with and into the Parent); and

(d)           the Parent, the Borrower, the other Loan Parties and the other Subsidiaries may sell, transfer or dispose of assets among themselves.

Section 9.8.  Fiscal Year.

The Parent shall not change its fiscal year from that in effect as of the Agreement Date.

Section 9.9.  Modifications to Material Contracts.

The Parent and the Borrower shall not, and shall not permit any other Loan Party or any other Subsidiary to, enter into any amendment or modification to any Material Contract which could reasonably be expected to have a Material Adverse Effect.

Section 9.10.  Modifications of Organizational Documents.

The Parent and the Borrower shall not, and shall not permit any other Loan Party or any other Subsidiary to, amend, supplement, restate or otherwise modify its articles or certificate of incorporation, by-laws, operating agreement, declaration of trust, partnership agreement or other applicable organizational document if such amendment, supplement, restatement or other modification could reasonably be expected to have a Material Adverse Effect.

Section 9.11.  Transactions with Affiliates.

The Parent and the Borrower shall not, and shall not permit any other Loan Party or any other Subsidiary to, permit to exist or enter into, any transaction (including the purchase, sale, lease or exchange of any property or the rendering of any service) with any Affiliate (other than a Loan Party), except (a) transactions in the ordinary course of and pursuant to the reasonable requirements of the business of the Parent, the Borrower or any of its other Subsidiaries and upon fair and reasonable terms which are no less favorable to the Parent, the Borrower or such Subsidiary than would be obtained in a comparable arm’s length transaction with a Person that is not an Affiliate and (b) transactions among Loan Parties.

Section 9.12.  Plans.

The Parent and the Borrower shall not, and shall not permit any other Loan Party or any other Subsidiary to, permit any of its respective assets to become or be deemed to be “plan assets” within the meaning of ERISA, the Internal Revenue Code and the respective regulations promulgated thereunder.  The Parent and the Borrower shall not cause, and shall not permit any other member of the ERISA Group to cause, any ERISA Event if such ERISA Event could reasonably be expected to have a Material Adverse Effect.

Section 9.13.  Derivatives Contracts.

The Parent and the Borrower shall not, and shall not permit any other Loan Party or other Subsidiary to, enter into or become obligated in respect of, Derivatives Contracts other than Derivatives Contracts entered into by the Parent, the Borrower, any other Loan Party or other Subsidiary in the ordinary course of business and which establish an effective hedge in respect of liabilities, commitments or assets held or reasonably anticipated by such Person.

Section 9.14.  Effectiveness of Certain Negative Covenants.

To the extent that Section 9.5. would cause an “Event of Default” under, and as defined in, the Revolving Credit Agreement as a result of a violation of Section 9.6(c)(iii) of the Revolving Credit Agreement, then Section 9.5. shall be deemed not to be effective solely to the extent necessary to avoid the occurrence of such an Event of Default.  Upon the termination of the Revolving Credit Agreement or the amendment of Section 9.6(c)(iii) of the Revolving Credit Agreement in a manner that eliminates such violation, the restriction set forth in this Section shall automatically cease to apply and Section 9.5. shall be fully effective.

ARTICLE X. DEFAULT

Section 10.1.  Events of Default.

Each of the following shall constitute an Event of Default, whatever the reason for such event and whether it shall be voluntary or involuntary or be effected by operation of Applicable Law or pursuant to any judgment or order of any Governmental Authority:

(a)           Default in Payment of Principal.  The Borrower shall fail to pay when due (whether upon demand, at maturity, by reason of acceleration or otherwise) the principal of any of the Loans.

(b)           Default in Payment of Interest and Other Obligations.  The Borrower shall fail to pay when due any interest on any of the Loans or any of the other payment Obligations owing by the Borrower under this Agreement or any other Loan Document, or any other Loan Party shall fail to pay when due any payment Obligation owing by such other Loan Party under any Loan Document to which it is a party, and such failure shall continue for a period of 5 Business Days.

(c)           Default in Performance.  (i) The Parent or the Borrower shall fail to perform or observe any term, covenant, condition or agreement contained in Section 7.13., Section 8.4.(h) or in Article IX. or (ii) the Parent, the Borrower or any other Loan Party shall fail to perform or observe any term, covenant, condition or agreement contained in this Agreement or any other Loan Document to which it is a party and not otherwise mentioned in this Section and in the case of this clause (ii) only such failure shall continue for a period of 30 days after the date upon which the Parent or the Borrower has received written notice of such failure from the Administrative Agent.

(d)           Misrepresentations.  Any written statement, representation or warranty made or deemed made by or on behalf of the Parent, the Borrower or any other Loan Party under this Agreement or under any other Loan Document, or any amendment hereto or thereto, or in any other writing or statement at any time furnished or made or deemed made by or on behalf of the Parent, the Borrower or any other Loan Party to the Administrative Agent or any Lender, shall at any time prove to have been incorrect or misleading, in light of the circumstances in which made or deemed made, in any material respect when furnished or made or deemed made.

(e)           Indebtedness Cross-Default; Derivatives Contracts.

(i)            The Parent, the Borrower, any other Loan Party or any other Subsidiary shall fail to pay when due and payable, within any applicable grace or cure period (not to exceed 30 days), the principal of, or interest on, any Indebtedness (other than the Loans) having an aggregate outstanding principal amount (or, in the case of any Derivatives Contract, having, without regard to the effect of any close-out netting provision, a Derivatives Termination Value) of $10,000,000 or more (or $25,000,000 or more in the case of Nonrecourse Indebtedness) (all such Indebtedness being “Material Indebtedness”); or

(ii)           (x) the maturity of any Material Indebtedness shall have been accelerated in accordance with the provisions of any indenture, contract or instrument evidencing, providing for the creation of or otherwise concerning such Material Indebtedness or (y) any Material Indebtedness shall have been required to be prepaid or repurchased prior to the stated maturity thereof;

(iii)          any other event shall have occurred and be continuing which permits any holder or holders of Material Indebtedness, any trustee or agent acting on behalf of such holder or holders or any other Person, to accelerate the maturity of any such Material Indebtedness or require any such Material Indebtedness to be prepaid or repurchased prior to its stated maturity; or

(iv)          there occurs an “Event of Default” under and as defined in any Specified Derivatives Contract as to which the Parent, the Borrower or any other Loan Party is a “Defaulting Party” (as defined therein), or there occurs an “Early Termination Date” (as defined therein) in respect of any Specified Derivatives Contract as a result of a “Termination Event” (as defined therein) as to which the Parent, the Borrower or any other Loan Party is an “Affected Party” (as defined therein).

(f)            Voluntary Bankruptcy Proceeding.  The Parent, the Borrower, any other Loan Party, or any Excluded Subsidiary that is a Significant Subsidiary shall:  (i) commence a voluntary case under the Bankruptcy Code of 1978, as amended, or other federal bankruptcy laws (as now or hereafter in effect); (ii) file a petition seeking to take advantage of any other Applicable Laws, domestic or foreign, relating to bankruptcy, insolvency, reorganization, winding-up, or composition or adjustment of debts; (iii) consent to, or fail to contest in a timely and appropriate manner, any petition filed against it in an involuntary case under such bankruptcy laws or other Applicable Laws or consent to any proceeding or action described in the immediately following subsection; (iv) apply for or consent to, or fail to contest in a timely and appropriate manner, the appointment of, or the taking of possession by, a receiver, custodian, trustee, or liquidator of itself or of a substantial part of its property, domestic or foreign; (v) admit in writing its inability to pay its debts as they become due; (vi) make a general assignment for the benefit of creditors; (vii) make a conveyance fraudulent as to creditors under any Applicable Law; or (viii) take any corporate or partnership action for the purpose of effecting any of the foregoing.

(g)           Involuntary Bankruptcy Proceeding.  A case or other proceeding shall be commenced against the Parent, the Borrower, any other Loan Party, or any Excluded Subsidiary that is a Significant Subsidiary in any court of competent jurisdiction seeking:  (i) relief under the Bankruptcy Code of 1978, as amended, or other federal bankruptcy laws (as now or hereafter in effect) or under any other Applicable Laws, domestic or foreign, relating to bankruptcy, insolvency, reorganization, winding-up, or composition or adjustment of debts; or (ii) the appointment of a trustee, receiver, custodian, liquidator or the like of such Person, or of all or any substantial part of the assets, domestic or foreign, of such Person, and such case or proceeding shall continue undismissed or unstayed for a period of 60 consecutive calendar days, or an order granting the remedy or other relief requested in such case or proceeding against such Person (including, but not limited to, an order for relief under such Bankruptcy Code or such other federal bankruptcy laws) shall be entered.

(h)           Litigation; Enforceability.  The Parent, the Borrower or any other Loan Party shall disavow, revoke or terminate (or attempt to terminate) any Loan Document to which it is a party or shall otherwise challenge or contest in any action, suit or proceeding in any court or before any Governmental

Authority the validity or enforceability of this Agreement, or any other Loan Document or this Agreement or any other Loan Document shall cease to be in full force and effect (except as a result of the express terms thereof).

(i)            Judgment.  A judgment or order for the payment of money or for an injunction shall be entered against the Parent, the Borrower, any other Loan Party or any other Subsidiary, by any court or other tribunal and (i) such judgment or order shall continue for a period of 30 days without being paid, stayed or dismissed through appellate proceedings prosecuted by the Borrower in good faith and (ii) either (A) the amount of such judgment or order for which insurance has not been acknowledged in writing by the applicable insurance carrier (or the amount as to which the insurer has denied liability) exceeds, individually or together with all other such outstanding judgments or orders entered against (X) the Parent, the Borrower and the other Loan Parties, $10,000,000 or (Y)  other Subsidiaries, $50,000,000 or (B) in the case of an injunction or other non-monetary judgment, such injunction or judgment could reasonably be expected to have a Material Adverse Effect.

(j)            Attachment.  A warrant, writ of attachment, execution or similar process shall be issued against any property of the Parent, the Borrower, any other Loan Party or any other Subsidiary which exceeds, individually or together with all other such warrants, writs, executions and processes, (i) for the Parent, the Borrower and the other Loan Parties $10,000,000 or (ii) for all other Subsidiaries $50,000,000, and such warrant, writ, execution or process shall not be discharged, vacated, stayed or bonded for a period of 30 days; provided, however, that if a bond has been issued in favor of the claimant or other Person obtaining such warrant, writ, execution or process, the issuer of such bond shall execute a waiver or subordination agreement in form and substance satisfactory to the Administrative Agent pursuant to which the issuer of such bond subordinates its right of reimbursement, contribution or subrogation to the Obligations and waives or subordinates any Lien it may have on the assets of any Loan Party.

(k)           ERISA.

(i)            Any ERISA Event shall have occurred that results or could reasonably be expected to result in liability to any member of the ERISA Group aggregating in excess of $10,000,000; or

(ii)           The “benefit obligation” of all Plans exceeds the “fair market value of plan assets” for such Plans by more than $10,000,000, all as determined, and with such terms defined, in accordance with FASB ASC 715.

(l)            Loan Documents.  An Event of Default (as defined therein) shall occur under any of the other Loan Documents.

(m)          Change of Control/Change in Management.

(i)            Any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), is or becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a Person will be deemed to have “beneficial ownership” of all securities that such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 30.0% of the total voting power of the then outstanding voting stock of the Parent;

(ii)           During any period of 12 consecutive months ending after the Agreement Date, individuals who at the beginning of any such 12-month period constituted the Board of Directors of the Parent (together with any new directors whose election by such Board or whose nomination for election by the shareholders of the Parent was approved by a vote of a at least two-thirds of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved but excluding any director whose initial nomination for, or assumption of office as, a director occurs as a result of an actual or threatened solicitation of proxies or consents for the election or removal of one or more directors by any person or group other than a solicitation for the election of one or more directors by or on behalf of the Board of Directors) cease for any reason to constitute a majority of the Board of Directors of the Borrower then in office;

(iii)          The Parent or a Wholly Owned Subsidiary of the Parent shall cease to be the sole general partner of the Borrower or shall cease to have the sole and exclusive power to exercise all management and control over the Borrower; or

(iv)          The Parent shall cease to own and control, directly or indirectly, of record and beneficially, at least 75% of the outstanding Equity Interests of the Borrower free and clear of all Liens (other than Permitted Liens of the types referred to in clauses (a), (b), (c) and (e) of the definition of Permitted Lien).

(n)           Validity of Material Loan Documents.  Either this Agreement or the Guaranty shall cease to be in full force and effect (other than in accordance with the terms thereof).

(o)           Revolving Credit Agreement.  An Event of Default under and as defined in the Revolving Credit Agreement shall occur.

Section 10.2.  Remedies Upon Event of Default.

Upon the occurrence of an Event of Default the following provisions shall apply:

(a)           Acceleration.

(i)            Automatic.  Upon the occurrence of an Event of Default specified in Section 10.1.(f) or 10.1.(g), (A) the principal of, and all accrued interest on, the Loans and the Notes at the time outstanding and (B) all of the other Obligations (other than obligations in respect of Derivatives Contracts), including, but not limited to, the other amounts owed to the Lenders and the Administrative Agent under this Agreement, the Notes or any of the other Loan Documents shall become immediately and automatically due and payable without presentment, demand, protest, or other notice of any kind, all of which are expressly waived by the Borrower.

(ii)           Optional.  If any other Event of Default shall exist, the Administrative Agent may, and at the direction of the Requisite Lenders shall:  declare (1) the principal of, and accrued interest on, the Loans and the Notes at the time outstanding and (2) all of the other Obligations (other than obligations in respect of Derivatives Contracts), including, but not limited to, the other amounts owed to the Lenders and the Administrative Agent under this Agreement, the Notes or any of the other Loan Documents to be forthwith due and payable, whereupon the same shall immediately become due and payable without presentment, demand, protest or other notice of any kind, all of which are expressly waived by the Borrower.

(b)           Loan Documents.  The Requisite Lenders may direct the Administrative Agent to, and the Administrative Agent if so directed shall, exercise any and all of its rights under any and all of the other Loan Documents.

(c)           Applicable Law.  The Requisite Lenders may direct the Administrative Agent to, and the Administrative Agent if so directed shall, exercise all other rights and remedies it may have under any Applicable Law.

(d)           Appointment of Receiver.  To the extent permitted by Applicable Law, the Administrative Agent and the Lenders shall be entitled to the appointment of a receiver for the assets and properties of the Borrower and its Subsidiaries, without notice of any kind whatsoever and without regard to the adequacy of any security for the Obligations or the solvency of any party bound for its payment, to take possession of all or any portion of the business operations of the Borrower and its Subsidiaries and to exercise such power as the court shall confer upon such receiver.

(e)           Specified Derivatives Contract Remedies.  Notwithstanding any other provision of this Agreement or other Loan Document, each Specified Derivatives Provider shall have the right, with prompt notice to the Administrative Agent, but without the approval or consent of or other action by the Administrative Agent or the Lenders, and without limitation of other remedies available to such Specified Derivatives Provider under contract or Applicable Law, to undertake any of the following: (i) to declare an event of default, termination event or other similar event under any Specified Derivatives Contract and to create an “Early Termination Date” (as defined therein) in respect thereof, (ii) to determine net termination amounts in respect of any and all Specified Derivatives Contracts in accordance with the terms thereof, and to set off amounts among such contracts, and (iii) to prosecute any legal action against the Parent, the Borrower or any other Loan Party to enforce or collect net amounts owing to such Specified Derivatives Provider by any such Person pursuant to any Specified Derivatives Contract.

Section 10.3.  Marshaling; Payments Set Aside.

None of the Administrative Agent, any Lender or any Specified Derivatives Provider shall be under any obligation to marshal any assets in favor of any Loan Party or any other party or against or in payment of any or all of the Obligations or the Specified Derivatives Obligations.  To the extent that any Loan Party makes a payment or payments to the Administrative Agent, any Lender or any Specified Derivatives Provider, or the Administrative Agent, any Lender or any Specified Derivatives Provider enforces any Lien or exercises any of its rights of setoff, and such payment or payments or the proceeds of such enforcement or setoff or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, receiver or any other party under any bankruptcy law or other Applicable Law, then to the extent of such recovery, the Obligations or Specified Derivatives Obligations, or part thereof originally intended to be satisfied, and all Liens, rights and remedies therefor, shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

Section 10.4.  Allocation of Proceeds.

If an Event of Default shall exist and maturity of any of the Obligations has been accelerated, or if an Event of Default specified in Section 10.1.(a) and/or (b) shall exist, all payments received by the Administrative Agent under any of the Loan Documents, in respect of any principal of or interest on the Obligations or any other amounts payable by the Borrower hereunder or thereunder, shall be applied in the following order and priority:

(a)           amounts due the Administrative Agent in respect of fees and expenses due under Section 12.2.;

(b)           amounts due the Lenders in respect of fees and expenses due under Section 12.2., pro rata in the amount then due each Lender;

(c)           payments of interest on all Loans, to be split pro rata between each Class of Loan, and to be applied for the ratable benefit of the Lenders of each Class of Loans;

(d)           payments of principal of all Loans, to be split pro rata between each Class of Loan, and to be applied for the ratable benefit of the Lenders of each Class of Loans;

(e)           amounts due the Administrative Agent and the Lenders pursuant to Sections 11.7. and 12.9.;

(f)            payment of all other Obligations and other amounts due and owing by the Borrower and the other Loan Parties under any of the Loan Documents, if any, to be applied for the ratable benefit of the Lenders; and

(g)           any amount remaining after application as provided above, shall be paid to the Borrower or whomever else may be legally entitled thereto.

Section 10.5.  Performance by Administrative Agent.

If the Borrower or any other Loan Party shall fail to perform any covenant, duty or agreement contained in any of the Loan Documents, the Administrative Agent may, after notice to the Borrower, perform or attempt to perform such covenant, duty or agreement on behalf of the Borrower or such other Loan Party after the expiration of any cure or grace periods set forth herein.  In such event, the Borrower shall, at the request of the Administrative Agent, promptly pay any amount reasonably expended by the Administrative Agent in such performance or attempted performance to the Administrative Agent, together with interest thereon at the applicable Post-Default Rate from the date of such expenditure until paid.  Notwithstanding the foregoing, neither the Administrative Agent nor any Lender shall have any liability or responsibility whatsoever for the performance of any obligation of the Borrower under this Agreement or any other Loan Document.

Section 10.6.  Rights Cumulative.

The rights and remedies of the Administrative Agent and the Lenders under this Agreement, each of the other Loan Documents shall be cumulative and not exclusive of any rights or remedies which any of them may otherwise have under Applicable Law.  In exercising their respective rights and remedies the Administrative Agent and the Lenders may be selective and no failure or delay by the Administrative Agent or any of the Lenders in exercising any right shall operate as a waiver of it, nor shall any single or partial exercise of any power or right preclude its other or further exercise or the exercise of any other power or right.

ARTICLE XI. THE ADMINISTRATIVE AGENT

Section 11.1.  Authorization and Action.

Each Lender hereby appoints and authorizes the Administrative Agent to take such action as contractual representative on such Lender’s behalf and to exercise such powers under this Agreement and the other Loan Documents as are specifically delegated to the Administrative Agent by the terms hereof and thereof, together with such powers as are reasonably incidental thereto.  Not in limitation of the foregoing, each Lender authorizes and directs the Administrative Agent to enter into the Loan Documents for the benefit of the Lenders.  Each Lender hereby agrees that, except as otherwise set forth herein, any action taken by the Requisite Lenders, the Requisite Five Year Term Lenders and the Requisite Seven Year Term Lenders in accordance with the provisions of this Agreement or the Loan Documents, and the exercise by the Requisite Lenders, the Requisite Five Year Term Lenders or the Requisite Seven Year Term Lenders of the powers set forth herein or therein, together with such other powers as are reasonably incidental thereto, shall be authorized and binding upon all of the Lenders.  Nothing herein shall be construed to deem the Administrative Agent a trustee or fiduciary for any Lender or to impose on the Administrative Agent duties or obligations other than those expressly provided for herein.  Without limiting the generality of the foregoing, the use of the terms “Administrative Agent”, “Administrative Agent”, “agent” and similar terms in the Loan Documents with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any Applicable Law.  Instead, use of such terms is merely a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties.  At the request of a Lender, the Administrative Agent will forward to such Lender copies or, where appropriate, originals of the documents delivered to the Administrative Agent pursuant to this Agreement or the other Loan Documents.  The Administrative Agent will also furnish to any Lender, upon the request of such Lender, a copy of any certificate or notice furnished to the Administrative Agent by the Borrower, any other Loan Party or any other Affiliate of the Borrower, pursuant to this Agreement or any other Loan Document not already delivered to such Lender pursuant to the terms of this Agreement or any such other Loan Document.  As to any matters not expressly provided for by the Loan Documents (including, without limitation, enforcement or collection of any of the Obligations), the Administrative Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Requisite Lenders (or all of the Lenders if explicitly required under any other provision of this Agreement), and such instructions shall be binding upon all Lenders and all holders of any of the Obligations; provided, however, that, notwithstanding anything in this Agreement to the contrary, the Administrative Agent shall not be required to take any action which exposes the Administrative Agent to personal liability or which is contrary to this Agreement or any other Loan Document or Applicable Law.  Not in limitation of the foregoing, the Administrative Agent may exercise any right or remedy it or the Lenders may have under any Loan Document upon the occurrence of a Default or an Event of Default unless the Requisite Lenders have directed the Administrative Agent otherwise.  Without limiting the foregoing, no Lender shall have any right of action whatsoever against the Administrative Agent as a result of the Administrative Agent acting or refraining from acting under this Agreement or any of the other Loan Documents in accordance with the instructions of the Requisite Lenders, or where applicable, all the Lenders.

Section 11.2.  Administrative Agent’s Reliance, Etc.

Notwithstanding any other provisions of this Agreement or any other Loan Documents, neither the Administrative Agent nor any of its directors, officers, agents, employees or counsel shall be liable for any action taken or omitted to be taken by it or them under or in connection with this Agreement or any other Loan Document, except for its or their own gross negligence or willful misconduct as determined by a court of competent jurisdiction in a final, non-appealable judgment.  Without limiting the generality of the foregoing, the Administrative Agent:  (a) may treat the payee of any Note as the holder thereof until the Administrative Agent receives written notice of the assignment or transfer thereof signed by such payee and in form satisfactory to the Administrative Agent; (b) may consult with legal counsel (including its own counsel or counsel for the Borrower or any other Loan Party), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (c) makes no warranty or representation to any Lender or any other Person and shall not be responsible to any Lender or any other Person for any statements, warranties or representations made by any Person in or in connection with this

Agreement or any other Loan Document; (d) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of any of this Agreement or any other Loan Document or the satisfaction of any conditions precedent under this Agreement or any Loan Document on the part of the Borrower or other Persons (except for the delivery to it of any certificate or document specifically required to be delivered to it pursuant to Section 5.1.) or inspect the property, books or records of the Borrower or any other Person; (e) shall not be responsible to any Lender for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other Loan Document, any other instrument or document furnished pursuant thereto or any collateral covered thereby or the perfection or priority of any Lien in favor of the Administrative Agent on behalf of the Lenders in any such collateral; and (f) shall incur no liability under or in respect of this Agreement or any other Loan Document by acting upon any notice, consent, certificate or other instrument or writing (which may be by telephone, telecopy, or electronic mail) believed by it to be genuine and signed, sent or given by the proper party or parties.  The Administrative Agent may execute any of its duties under the Loan Documents by or through agents, employees or attorneys-in-fact.  Unless set forth in writing to the contrary, the making of its initial Loan by a Lender shall constitute a certification by such Lender to the Administrative Agent and the other Lenders that the Borrower has satisfied the conditions precedent for initial Loans set forth in Sections 5.1. and 5.2. that have not previously been waived by the Requisite Lenders.

Section 11.3.  Notice of Defaults.

The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of a Default or Event of Default unless the Administrative Agent has received notice from a Lender or the Borrower referring to this Agreement, describing with reasonable specificity such Default or Event of Default and stating that such notice is a “notice of default.”  If any Lender (excluding the Lender which is also serving as the Administrative Agent) becomes aware of any Default or Event of Default, it shall promptly send to the Administrative Agent such a “notice of default.”  Further, if the Administrative Agent receives such a “notice of default”, the Administrative Agent shall give prompt notice thereof to the Lenders.

Section 11.4.  Administrative Agent as Lender.

The Lender acting as Administrative Agent shall have the same rights and powers under this Agreement and any other Loan Document as any other Lender and may exercise the same as though it were not the Administrative Agent; and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated, include the Lender then acting as Administrative Agent in each case in its individual capacity.  Such Lender and its Affiliates may each accept deposits from, maintain deposits or credit balances for, invest in, lend money to, act as trustee under indentures of, serve as financial advisor to, and generally engage in any kind of business with, the Borrower, any other Loan Party or any other Affiliate thereof as if it were any other bank and without any duty to account therefor to the Lenders.  Further, such Lender and any Affiliate may accept fees and other consideration from the Borrower for services in connection with this Agreement, any Specified Derivatives Contract or otherwise without having to account for the same to the Lenders.  The Lenders acknowledge that, pursuant to such activities, the Lender acting as Administrative Agent or its Affiliates may receive information regarding the Borrower, other Loan Parties, other Subsidiaries and other Affiliates (including information that may be subject to confidentiality obligations in favor of such Person) and acknowledge that the Administrative Agent shall be under no obligation to provide such information to them.

Section 11.5.  Approvals of Lenders.

All communications from the Administrative Agent to any Lender requesting such Lender’s determination, consent, approval or disapproval (a) shall be given in the form of a written notice to such Lender, (b) shall be accompanied by a description of the matter or issue as to which such determination, approval, consent or disapproval is requested, or shall advise such Lender where information, if any, regarding such matter or issue may be inspected, or shall otherwise describe the matter or issue to be resolved, (c) shall include, if reasonably requested by such Lender and to the extent not previously provided to such Lender, written materials and, as appropriate, a brief summary of all oral information provided to the Administrative Agent by the Borrower in respect of the matter or issue to be resolved, and (d) shall include the Administrative Agent’s recommended course of action or determination in respect thereof.  Each Lender shall reply promptly, but in any event within 15 Business Days (or such lesser or greater period as may be specifically required under the Loan Documents) of receipt of such communication.  Except as otherwise provided in this Agreement, unless a Lender shall give written notice to the Administrative Agent that it specifically objects to the recommendation or determination of the Administrative Agent (together with a written explanation of the reasons behind such objection) within the applicable time period for reply, such Lender shall be deemed to have conclusively approved of or consented to such recommendation or determination; provided, however, that this sentence shall not apply to amendments, waivers or consents that require the written consent of each Lender adversely affected thereby pursuant to Section 12.6.(b).

Section 11.6.  Lender Credit Decision, Etc.

Each Lender expressly acknowledges and agrees that neither the Administrative Agent nor any of its officers, directors, employees, agents, counsel, attorneys-in-fact or other Affiliates has made any representations or warranties as to the financial condition, operations, creditworthiness, solvency or other information concerning the business or affairs of the Borrower, any other Loan Party, any Subsidiary or any other Person to such Lender and that no act by the Administrative Agent hereafter taken, including any review of the affairs of the Borrower, any other Loan Party or any other Subsidiary, shall be deemed to constitute any such representation or warranty by the Administrative Agent to any Lender.  Each Lender acknowledges that it has made its own credit and legal analysis and decision to enter into this Agreement and the transactions contemplated hereby, independently and without reliance upon the Administrative Agent, any other Lender or counsel to the Administrative Agent, or any of their respective officers, directors, employees and agents, and based on the financial statements of the Borrower, the Subsidiaries or any other Affiliate thereof, and inquiries of such Persons, its independent due diligence of the business and affairs of the Borrower, the other Loan Parties, the Subsidiaries and other Persons, its review of the Loan Documents, the legal opinions required to be delivered to it hereunder, the advice of its own counsel and such other documents and information as it has deemed appropriate.  Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent, any other Lender or counsel to the Administrative Agent or any of their respective officers, directors, employees and agents, and based on such review, advice, documents and information as it shall deem appropriate at the time, continue to make its own decisions in taking or not taking action under the Loan Documents.  The Administrative Agent shall not be required to keep itself informed as to the performance or observance by the Borrower or any other Loan Party of the Loan Documents or any other document referred to or provided for therein or to inspect the properties or books of, or make any other investigation of, the Borrower, any other Loan Party or any other Person.  Except for notices, reports and other documents and information expressly required to be furnished to the Lenders by the Administrative Agent under this Agreement or any of the other Loan Documents, the Administrative Agent shall have no duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, property, financial and other condition or creditworthiness of the Borrower, any other Loan Party or any other Affiliate thereof which may come into possession of the Administrative Agent, or any of its officers, directors, employees, agents, attorneys-in-fact or other Affiliates.  Each Lender acknowledges that the Administrative Agent’s legal counsel in connection with the transactions contemplated by this Agreement is only acting as counsel to the Administrative Agent and is not acting as counsel to such Lender.

Section 11.7.  Indemnification of Administrative Agent.

Each Lender agrees to indemnify the Administrative Agent (to the extent not reimbursed by the Borrower and without limiting the obligation of the Borrower to do so) pro rata in accordance with such Lender’s respective Commitment Percentage, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, reasonable out-of-pocket costs and expenses, or disbursements of any kind or nature whatsoever which may at any time be imposed on, incurred by, or asserted against the Administrative Agent (in its capacity as Administrative Agent but not as a Lender) in any way relating to or arising out of the Loan Documents, any transaction contemplated hereby or thereby or any action taken or omitted by the Administrative Agent under the Loan Documents (collectively, “Indemnifiable Amounts”); provided, however, that no Lender shall be liable for any portion of such Indemnifiable Amounts to the extent resulting from the Administrative Agent’s gross negligence or willful misconduct as determined by a court of competent jurisdiction in a final, non-appealable judgment or if the Administrative Agent fails to follow the written direction of the Requisite Lenders (or all of the Lenders if expressly required hereunder) unless such failure results from the Administrative Agent following the advice of counsel to the Administrative Agent of which advice the Lenders have received notice.  Without limiting the generality of the foregoing but subject to the preceding proviso, each Lender agrees to reimburse the Administrative Agent (to the extent not reimbursed by the Borrower and without limiting the obligation of the Borrower to do so), promptly upon demand for its ratable share of any out-of-pocket expenses (including counsel fees of the counsel(s) of the Administrative Agent’s own choosing) incurred by the Administrative Agent in connection with the preparation, negotiation, execution, administration, or enforcement of, or legal advice with respect to the rights or responsibilities of the parties under, the Loan Documents, any suit or action brought by the Administrative Agent to enforce the terms of the Loan Documents and/or collect any Obligations, any “lender liability” suit or claim brought against the Administrative Agent and/or the Lenders, and any claim or suit brought against the Administrative Agent, and/or the Lenders arising under any Environmental Laws.  Such out-of-pocket expenses (including counsel fees) shall be advanced by the Lenders on the request of the Administrative Agent notwithstanding any claim or assertion that the Administrative Agent is not entitled to indemnification hereunder upon receipt of an undertaking by the Administrative Agent that the Administrative Agent will reimburse the Lenders if it is actually and finally determined by a court of competent jurisdiction that the Administrative Agent is not so entitled to indemnification.  The agreements in this Section shall survive the payment of the Loans and all other amounts payable hereunder or under the other Loan Documents and the termination of this Agreement.  If the Borrower shall reimburse the Administrative Agent for any Indemnifiable Amount following payment by any Lender to the Administrative Agent in respect of such Indemnifiable Amount pursuant to this Section, the Administrative Agent shall share such reimbursement on a ratable basis with each Lender making any such payment.

Section 11.8.  Successor Administrative Agent.

The Administrative Agent may (i) resign as Administrative Agent under the Loan Documents at any time by giving written notice thereof to the Lenders and the Borrower or (ii) be removed as Administrative Agent under the Loan Documents if (x) the Administrative Agent is a Defaulting Lender or (y) for any acts or omissions of the Administrative Agent that constitute gross negligence or willful misconduct of the Administrative Agent, in each case by the Requisite Lenders (other than the Lender then acting as the Administrative Agent) upon not less than 30 days’ prior written notice to the

Administrative Agent.  Upon any such resignation or removal, the Requisite Lenders (other than the Lender then acting as the Administrative Agent in the case of the removal of the Administrative Agent under the immediately preceding sentence) shall have the right to appoint a successor Administrative Agent which appointment shall, provided no Default or Event of Default exists, be subject to the Borrower’s approval, which approval shall not be unreasonably withheld or delayed (except that the Borrower shall, in all events, be deemed to have approved each Lender and any of its Affiliates as a successor Administrative Agent).  If no successor Administrative Agent shall have been so appointed in accordance with the immediately preceding sentence, and shall have accepted such appointment, within thirty (30) days after the resigning Administrative Agent’s giving of notice of resignation or the Lenders’ removal of the Administrative Agent, then the resigning or removed Administrative Agent may, on behalf of the Lenders, appoint a successor Administrative Agent, which shall be a Lender, if any Lender shall be willing to serve, and otherwise shall be an Eligible Assignee.  Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring or removed Administrative Agent, and the retiring or removed Administrative Agent shall be discharged from its duties and obligations under the Loan Documents.  After any Administrative Agent’s resignation or removal hereunder as Administrative Agent, the provisions of this Article XI. shall continue to inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under the Loan Documents.  Notwithstanding anything contained herein to the contrary, the Administrative Agent may assign its rights and duties under the Loan Documents to any of its Affiliates by giving the Borrower and each Lender prior written notice.

Section 11.9.  Titled Agents.

Each of the Titled Agents in each such respective capacity, assumes no responsibility or obligation hereunder, including, without limitation, for servicing, enforcement or collection of any of the Loans, or for any duties as an agent hereunder for the Lenders.  The titles of “Joint Lead Arranger”, “Joint Bookrunner”, “Syndication Agent” and “Documentation Agents” are solely honorific and imply no fiduciary responsibility on the part of the Titled Agents to the Administrative Agent, the Borrower or any Lender and the use of such titles does not impose on the Titled Agents any duties or obligations greater than those of any other Lender or entitle the Titled Agents to any rights other than those to which any other Lender is entitled.

ARTICLE XII. MISCELLANEOUS

Section 12.1.  Notices.

Unless otherwise provided herein, communications provided for hereunder shall be in writing and shall be mailed, telecopied or delivered as follows:

If to the Borrower:

U-STORE-IT, L.P.

c/o U-Store-It Trust

460 Swedesford Road, Suite 3000

Wayne, Pennsylvania  19087

Attn:  Chief Financial Officer

Telephone:  (610) 293-5700

Telecopy: (610) 293-5720

with a copy to:

U-STORE-IT, L.P.

c/o U-Store-It Trust

460 Swedesford Road, Suite 3000

Wayne, Pennsylvania  19087

Attn: Senior Vice President — Chief Legal Officer

Telephone: (610) 293-5765

Telecopy:  (610) 293-5720

If to the Administrative Agent:

WELLS FARGO BANK, NATIONAL ASSOCIATION

c/o Wells Fargo Real Estate Banking Group

200 Public Square - Suite 3200

Cleveland, OH 44114

Attn:  Greg Ward

Telephone: (216) 344-6945

Telecopy: (216) 344-6939

with a copy to:

WELLS FARGO BANK, NATIONAL ASSOCIATION

c/o Wells Fargo Real Estate Banking Group

123 North Wacker - Suite 1900

Chicago, IL 60606

Attn: Pamela Probst

Loan Administration Manager

P (312) 345-7664

F (312) 782-0969

If to a Lender:

To such Lender’s address or telecopy number, as applicable, set forth in its Administrative Questionnaire;

or, as to each party at such other address as shall be designated by such party in a written notice to the other parties delivered in compliance with this Section; provided, a Lender shall only be required to give notice of any such other address to the Administrative Agent and the Borrower.  All such notices and other communications shall be effective (i) if mailed, when received; (ii) if telecopied, when transmitted; or (iii) if hand delivered or sent by overnight courier, when delivered.  Notwithstanding the immediately preceding sentence, all notices or communications to the Administrative Agent or any Lender under Article II. shall be effective only when actually received.  Neither the Administrative Agent nor any Lender shall incur any liability to any Loan Party (nor shall the Administrative Agent incur any liability to the Lenders) for acting upon any telephonic notice referred to in this Agreement which the Administrative Agent or such Lender, as the case may be, believes in good faith to have been given by a Person authorized to deliver such notice or for otherwise acting in good faith hereunder. Failure of a Person designated to get a copy of a notice to receive such copy shall not affect the validity of notice properly given to any other Person.

Section 12.2.  Expenses.

The Borrower agrees (a) to pay or reimburse the Administrative Agent for all of its reasonable out-of-pocket costs and expenses incurred in connection with the preparation, negotiation and execution of, and any amendment, supplement or modification to, any of the Loan Documents (including due diligence expenses and travel expenses relating to closing), and the consummation of the transactions contemplated thereby, including the reasonable and documented fees and disbursements of outside counsel to the Administrative Agent and costs and expenses in connection with the use of IntraLinks, Inc., SyndTrak or other similar information transmission systems in connection with the Loan Documents, (b) to pay or reimburse the Administrative Agent and the Lenders for all their reasonable costs and expenses incurred in connection with the enforcement or preservation of any rights under the Loan Documents, including the reasonable and documented fees and disbursements of their respective counsel and any payments in indemnification or otherwise payable by the Lenders to the Administrative Agent pursuant to the Loan Documents, (c) to pay, and indemnify and hold harmless the Administrative Agent and the Lenders from, any and all recording and filing fees and any and all liabilities with respect to, or resulting from any failure to pay or delay in paying, documentary, stamp, excise and other similar taxes, if any, which may be payable or determined to be payable in connection with the execution and delivery of any of the Loan Documents, or consummation of any amendment, supplement or modification of, or any waiver or consent under or in respect of, any Loan Document and (d) to the extent not already covered by any of the preceding subsections, to pay the documented fees and disbursements of counsel to the Administrative Agent and any Lender incurred in connection with the representation of the Administrative Agent or such Lender in any matter relating to or arising out of any bankruptcy or other proceeding of the type described in Sections 10.1.(f) or 10.1.(g), including, without limitation (i) any motion for relief from any stay or similar order, (ii) the negotiation, preparation, execution and delivery of any document relating to the Obligations and (iii) the negotiation and preparation of any debtor-in-possession financing or any plan of reorganization of the Borrower or any other Loan Party, whether proposed by the Borrower, such Loan Party, the Lenders or any other Person, and whether such fees and expenses are incurred prior to, during or after the commencement of such proceeding or the confirmation or conclusion of any such proceeding.  If the Borrower shall fail to pay any amounts required to be paid by it pursuant to this Section, the Administrative Agent and/or the Lenders may pay such amounts on behalf of the Borrower and either deem the same to be Loans outstanding hereunder or otherwise Obligations owing hereunder.

Section 12.3.  Setoff.

Subject to Section 3.3. and in addition to any rights now or hereafter granted under Applicable Law and not by way of limitation of any such rights, the Borrower hereby authorizes the Administrative Agent, each Lender, and each Affiliate of the Administrative Agent or any Lender, at any time while an Event of Default exists, without prior notice to the Borrower or to any other Person, any such notice being hereby expressly waived, but in the case of a Lender or an Affiliate of a Lender subject to receipt of the prior written consent of the Administrative Agent exercised in its sole discretion, to set off and to appropriate and to apply any and all deposits (general or special, including, but not limited to, indebtedness evidenced by certificates of deposit, whether matured or unmatured) and any other indebtedness at any time held or owing by the Administrative Agent, such Lender or any such Affiliate of the Administrative Agent or such Lender, to or for the credit or the account of the Borrower against and on account of any of the Obligations, irrespective of whether or not any or all of the Loans and all other Obligations have been declared to be, or have otherwise become, due and payable as permitted by Section 10.2., and although such Obligations shall be contingent or unmatured.

Section 12.4.  Litigation; Jurisdiction; Other Matters; Waivers.

(a)           EACH PARTY HERETO ACKNOWLEDGES THAT ANY DISPUTE OR CONTROVERSY BETWEEN OR AMONG THE BORROWER, THE ADMINISTRATIVE AGENT OR ANY OF THE LENDERS WOULD BE BASED ON DIFFICULT AND COMPLEX ISSUES OF LAW AND FACT AND WOULD RESULT IN DELAY AND EXPENSE TO THE PARTIES.  ACCORDINGLY, TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH OF THE LENDERS, THE ADMINISTRATIVE AGENT AND THE BORROWER HEREBY WAIVES ITS RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING OF ANY KIND OR NATURE IN ANY COURT OR TRIBUNAL IN WHICH AN ACTION MAY BE COMMENCED BY OR AGAINST ANY PARTY HERETO ARISING OUT OF THIS AGREEMENT, THE NOTES, OR ANY OTHER LOAN DOCUMENT OR BY REASON OF ANY OTHER SUIT, CAUSE OF ACTION OR DISPUTE WHATSOEVER BETWEEN OR AMONG THE BORROWER, THE ADMINISTRATIVE AGENT OR ANY OF THE LENDERS OF ANY KIND OR NATURE RELATING TO ANY OF THE LOAN DOCUMENTS.

(b)           EACH OF THE BORROWER, THE ADMINISTRATIVE AGENT AND EACH LENDER HEREBY AGREES THAT ANY FEDERAL DISTRICT COURT AND ANY STATE COURT LOCATED IN CHARLOTTE, NORTH CAROLINA, SHALL HAVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIMS OR DISPUTES BETWEEN OR AMONG THE BORROWER, THE ADMINISTRATIVE AGENT OR ANY OF THE LENDERS, PERTAINING DIRECTLY OR INDIRECTLY TO THIS AGREEMENT, THE LOANS, THE NOTES OR ANY OTHER LOAN DOCUMENT OR TO ANY MATTER ARISING HEREFROM OR THEREFROM.  THE BORROWER AND EACH OF THE LENDERS EXPRESSLY SUBMIT AND CONSENT IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR PROCEEDING COMMENCED IN SUCH COURTS WITH RESPECT TO SUCH CLAIMS OR DISPUTES.  EACH PARTY FURTHER WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH ACTION OR PROCEEDING IN ANY SUCH COURT OR THAT SUCH ACTION OR PROCEEDING WAS BROUGHT IN AN INCONVENIENT FORUM, AND EACH AGREES NOT TO PLEAD OR CLAIM THE SAME.  THE CHOICE OF FORUM SET FORTH IN THIS SECTION SHALL NOT BE DEEMED TO PRECLUDE THE BRINGING OF ANY ACTION BY ANY PARTY OR THE ENFORCEMENT BY ANY PARTY OF ANY JUDGMENT OBTAINED IN SUCH FORUM IN ANY OTHER APPROPRIATE JURISDICTION.

(c)           THE PROVISIONS OF THIS SECTION HAVE BEEN CONSIDERED BY EACH PARTY WITH THE ADVICE OF COUNSEL AND WITH A FULL UNDERSTANDING OF THE LEGAL CONSEQUENCES THEREOF, AND SHALL SURVIVE THE PAYMENT OF THE LOANS AND ALL OTHER AMOUNTS PAYABLE HEREUNDER OR UNDER THE OTHER LOAN DOCUMENTS AND THE TERMINATION OF THIS AGREEMENT.

Section 12.5.  Successors and Assigns.

(a)           Successors and Assigns Generally.  The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent and each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an Eligible Assignee in accordance with the provisions of the immediately following subsection (b), (ii) by way of participation in accordance with the provisions of the immediately following subsection (d) or (iii) by way of pledge or assignment of a security interest subject to the restrictions of the immediately following subsection (f) (and any other attempted assignment or transfer by any party hereto shall be null and void).

Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in the immediately following subsection (d) and, to the extent expressly contemplated hereby, the Affiliates and the partners, directors, officers, employees, agents and advisors of the Administrative Agent and the Lenders and of their respective Affiliates) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b)           Assignments by Lenders.  Any Lender may at any time assign to one or more assignees (an “Assignee”) all or a portion of its rights and obligations under this Agreement (including all or a portion of its Loans at the time owing to it); provided that any such assignment shall be subject to the following conditions:

(i)            Minimum Amounts.

(A)          in the case of an assignment of the entire remaining amount of the Loans at the time owing to the assigning Lender or in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, no minimum amount need be assigned; and

(B)           in any case not described in the immediately preceding subsection (A), the aggregate amount of the outstanding principal balance of the Loans of such Lender (in each case determined as of the date the Assignment and Acceptance Agreement with respect to such assignment is delivered to the Administrative Agent or, if “Trade Date” is specified in the Assignment and Acceptance Agreement, as of the Trade Date) shall not be less than $5,000,000, unless each of the Administrative Agent and, so long as no Default or Event of Default shall exist, the Borrower otherwise consents (each such consent not to be unreasonably withheld or delayed).

(ii)           Proportionate Amounts.  Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Loans assigned.

(iii)          Required Consents.  No consent shall be required for any assignment except to the extent required by clause (i)(B) of this subsection (b) and, in addition:

(A)          the consent of the Borrower (such consent not to be unreasonably withheld or delayed) shall be required unless (x) a Default or Event of Default shall exist at the time of such assignment or (y) such assignment is to a Lender, an Affiliate of a Lender or an Approved Fund; and

(B)           the consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed) shall be required for assignments if such assignment is to a Person that is not already a Lender, an Affiliate of a Lender or an Approved Fund.

(iv)          Assignment and Acceptance Notes.  The parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Acceptance, together with a processing and recordation fee of $4,500 payable by Assignor for each assignment, and the assignee, if it is not a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire.  If requested by the transferor Lender or the Assignee, upon the consummation of any assignment, the transferor Lender, the Administrative Agent and the Borrower shall make appropriate arrangements so that new Notes are issued to the Assignee and such transferor Lender, as appropriate.

(v)           No Assignment to Borrower.  No such assignment shall be made to the Borrower or any of the Borrower’s Affiliates or Subsidiaries.

(vi)          No Assignment to Natural Persons.  No such assignment shall be made to a natural person.

Subject to acceptance and recording thereof by the Administrative Agent pursuant to the immediately following subsection (c), from and after the effective date specified in each Assignment and Acceptance, the assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Sections 4.4., 12.2. and 12.9. and the other provisions of this Agreement and the other Loan Documents as provided in Section 12.10. with respect to facts and circumstances occurring prior to the effective date of such assignment.  Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this paragraph shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with the immediately following subsection (d).

(c)           Register.  The Administrative Agent, acting solely for this purpose as an agent of the Borrower, shall maintain at the Principal Office a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”).  The entries in the Register shall be conclusive, and the Borrower, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary.  The Register shall be available for inspection by the Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

(d)           Participations.  Any Lender may at any time, without the consent of, or notice to, the Borrower or the Administrative Agent, (other than as provided pursuant to Section 12.5.(e)) sell participations to any Person (other than a natural person or the Borrower or any of the Borrower’s Affiliates or Subsidiaries) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of the Loans owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, the Administrative Agent and the Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement.  Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to (i) extend the date fixed for the payment of principal on the Loans or portions thereof owing to such Lender or (ii) reduce the rate at which interest is payable thereon.  Subject to the immediately following subsection (e), the Borrower agrees that each Participant shall be entitled to the benefits of Sections 3.12., 4.1., 4.4. to the same extent as if it were the Lender it purchased such participation from and had acquired its interest by assignment pursuant to paragraph (b) of this Section.  To the extent permitted by Applicable Law, each Participant also shall be entitled to the benefits of Section 12.3. as though it were a Lender, provided such Participant agrees to be subject to Section 3.3. as though it were a Lender.  Upon request from the Administrative Agent, a Lender shall notify the Administrative Agent and the Borrower of the sale of any participation hereunder.

(e)           Limitations upon Participant Rights.  A Participant shall not be entitled to receive any greater payment under Sections 3.12., 4.1. and 4.4. than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower’s prior written consent.  A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 3.12. unless the Borrower consents to the participation sold to such Participant and such Participant agrees, for the benefit of the Borrower and the Administrative Agent, to comply with Section 3.12.(c) as though it were a Lender.

(f)            Certain Pledges.  Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

(g)           No Registration.  Each Lender agrees that, without the prior written consent of the Borrower and the Administrative Agent, it will not make any assignment hereunder in any manner or under any circumstances that would require registration or qualification of, or filings in respect of, any Loan or Note under the Securities Act or any other securities laws of the United States of America or of any other jurisdiction.

Section 12.6.  Amendments.

(a)           Except as otherwise expressly provided in this Agreement, any consent or approval required or permitted by this Agreement or any other Loan Document to be given by the Lenders may be given, and any term of this Agreement or of any other Loan Document may be amended, and the performance or observance by the Borrower or any other Loan Party or any Subsidiary of any terms of this Agreement or such other Loan Document or the continuance of any Default or Event of Default may be waived (either generally or in a particular instance and either retroactively or prospectively) with, but only with, the written consent of the Requisite Lenders (or the Administrative Agent at the written direction of the Requisite Lenders) and, in the case of an amendment to any Loan Document, the written consent of each Loan Party a party thereto; provided, however, any amendment of Sections 9.1. and 10.1. (m), or any amendment of any of the definitions related to such Sections 9.1. and 10.1. (m), or the waiver of the performance or observance by the Borrower or any other Loan Party or any Subsidiary of the terms of such Sections 9.1. and 10.1. (m), or the waiver of the continuance of any Default or Event of Default resulting from a violation of Section 9.1. or a waiver of the continuance of any Event of Default under Section 10.1. (m), may be made with, but only with, the written consent of the Supermajority Lenders (and, in the case of an amendment of such Sections, the Borrower).

(b)           Subject to the immediately following subsection (d), any term of this Agreement or of any other Loan Document relating to the rights or obligations of the Five Year Term Lenders, and not any other Lenders, may be amended, and the performance or observance by the Borrower or any other Loan Party or any Subsidiary of any such terms may be waived (either generally or in a particular instance and either retroactively or prospectively) with, but only with, the written consent of the Requisite Five Year Term Lenders (and, in the case of an amendment to any Loan Document, the written consent of each Loan Party a party thereto).

(c)           Subject to the immediately following subsection (d), any term of this Agreement or of any other Loan Document relating to the rights or obligations of the Seven Year Term Lenders, and not any other Lenders, may be amended, and the performance or observance by the Borrower or any other Loan Party or any Subsidiary of any such terms may be waived (either generally or in a particular instance and either retroactively or prospectively) with, but only with, the written consent of the Requisite Seven Year Term Lenders (and, in the case of an amendment to any Loan Document, the written consent of each Loan Party a party thereto).

(d)           Notwithstanding the foregoing, without the prior written consent of each Lender adversely affected thereby, no amendment, waiver or consent shall do any of the following:

(i)            subject the Lenders to any additional obligations;

(ii)           reduce the principal of, or interest that has accrued or the rates of interest that will be charged on the outstanding principal amount of, any Loans or other Obligations;

(iii)          reduce the amount of any Fees payable to the Lenders hereunder or postpone any date fixed for payment thereof;

(iv)          modify the definition of the term “Termination Date”, “Five Year Term Loan Termination Date”, “Seven Year Term Loan Termination Date” or otherwise postpone any date fixed for any payment of any principal of, or interest on, any Loans or any other Obligations (including the waiver of any Default or Event of Default as a result of the nonpayment of any such Obligations as and when due);

(v)           amend or otherwise modify the provisions of Section 3.2. or the definition of the term “Commitment Percentage”;

(vi)          modify the definition of the term “Requisite Lenders”, “Requisite Five Year Term Lenders”, “Requisite Seven Year Term Lenders” or “Supermajority Lenders” or otherwise modify in any other manner the number or percentage of the Lenders required to make any determinations or waive any rights hereunder or to modify any provision hereof, including without limitation, any modification of this Section 12.6. if such modification would have such effect;

(vii)         release any Guarantor from its obligations under the Guaranty (except as otherwise permitted under Section 7.12.(c)); or

(viii)        increase the number of Interest Periods permitted with respect to Loans under Section 2.3.

(e)           No amendment, waiver or consent, unless in writing and signed by the Administrative Agent, in such capacity, in addition to the Lenders required hereinabove to take such action, shall affect the rights or duties of the Administrative Agent under this Agreement or any of the other Loan Documents.  Any amendment, waiver or consent with respect to any Loan Document that (i) diminishes the rights of a Specified Derivatives Provider in a manner or to an extent dissimilar to that affecting the Lenders or (ii) increases the liabilities or obligations of a Specified Derivatives Provider shall, in addition to the Lenders required hereinabove to take such action, require the consent of the Lender that is (or having an Affiliate that is) such Specified Derivatives Provider.

(f)            No waiver shall extend to or affect any obligation not expressly waived or impair any right consequent thereon and any amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose set forth therein.  Except as otherwise provided in Section 11.5., no course of dealing or delay or omission on the part of the Administrative Agent or any Lender in exercising any right shall operate as a waiver thereof or otherwise be prejudicial thereto.  Any Event of Default occurring hereunder shall continue to exist until such time as such Event of Default is waived in writing in accordance with the terms of this Section, notwithstanding any attempted cure or other action by the Borrower, any other Loan Party or any other Person subsequent to the occurrence of such Event of Default.  Except as otherwise explicitly provided for herein or in any other Loan Document, no notice to or demand upon the Borrower shall entitle the Borrower to any other or further notice or demand in similar or other circumstances.

(g)           If the Borrower enters into any amendment, supplement or other modification of the Revolving Credit Agreement or any other Loan Document (as defined in the Revolving Credit Agreement) that amends or modifies the covenants, events of default, acceleration rights or other material terms of the Revolving Credit Agreement (a “Revolving Credit Agreement Amendment”), and (i) a “Lender” under and as defined in the Revolving Credit Agreement that is also a Lender hereunder (a “Common Lender”) expressly approves the Revolving Credit Agreement Amendment, and (ii) the Borrower, the Administrative Agent and the Lenders desire to amend this Agreement or the Loan Documents, as applicable upon identical terms, then such Common Lender shall be deemed to have approved of such amendment to this Agreement or the Loan Documents, as applicable.

Section 12.7.  Nonliability of Administrative Agent and Lenders.

The relationship between the Borrower, on the one hand, and the Lenders and the Administrative Agent, on the other hand, shall be solely that of borrower and lender.  Neither the Administrative Agent nor any Lender shall have any fiduciary responsibilities to the Borrower or any other Loan Party and no provision in this Agreement or in any of the other Loan Documents, and no course of dealing between or among any of the parties hereto, shall be deemed to create any fiduciary duty owing by the Administrative Agent or any Lender to any Lender, the Borrower, any Subsidiary or any other Loan Party.  Neither the Administrative Agent nor any Lender undertakes any responsibility to the Borrower to review or inform the Borrower of any matter in connection with any phase of the Borrower’s business or operations.  In connection with all aspects of each transaction contemplated hereby, the Borrower and each other Loan Party acknowledges and agrees, and acknowledges its Affiliates’ understanding, that (a) the credit facilities provided for hereunder and any related arranging or other services in connection therewith (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document) are an arm’s-length commercial transaction between the Borrower, each other Loan Party and their respective Affiliates, on the one hand, and the Administrative Agent and the Lenders, on the other hand; (b) neither the Administrative Agent nor any Lender has assumed or will assume any advisory, agency or fiduciary responsibility in favor of the Borrower or any other Loan Party with respect to any of the transactions contemplated hereby or the process leading hereto (irrespective of whether the Administrative Agent, any Lender or any of their respective Affiliates has advised or is currently advising the Borrower, any other Loan Party or any of their respective Affiliates on other matters) and neither the Administrative Agent nor any Lender has any obligation to the Borrower, any other Loan Party or any of their respective Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; and (c) the Administrative Agent, the Lenders and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Borrower, the other Loan Parties and their respective Affiliates, and neither the Administrative Agent nor any Lender has any obligation to disclose any of such interests by virtue of any advisory, agency or fiduciary relationship.

Section 12.8.  Confidentiality.

The Administrative Agent and each Lender shall use reasonable efforts to assure that information about the Parent, the Borrower, the other Loan Parties and other Subsidiaries, and the respective properties thereof and their operations, affairs and financial condition, not generally disclosed to the public, which is furnished to the Administrative Agent or any Lender pursuant to the provisions of this Agreement or any other Loan Document, is used only for the purposes of this Agreement and the other Loan Documents and shall not be divulged to any Person other than the Administrative Agent, the Lenders, and their respective agents who are actively and directly participating in the evaluation, administration or enforcement of the Loan Documents and other transactions between the Administrative Agent or such Lender, as applicable, and the Borrower, but in any event the Administrative Agent and the Lenders may make disclosure:  (a) to any of their respective Affiliates (provided they shall agree to keep such information confidential in accordance with the terms of this Section 12.8.); (b) as reasonably requested by any potential or actual Assignee, Participant or other transferee in connection with the contemplated transfer of any Commitment or participations therein as permitted hereunder (provided they shall agree to keep such information confidential in accordance with the terms of this Section); (c) as required or requested by any Governmental Authority or representative thereof or pursuant to legal process or in connection with any legal proceedings or as otherwise required by Applicable Law; provided, however, if the Administrative Agent or a Lender receives a summons or subpoena to disclose any such confidential information to any Person, the Administrative Agent or such Lender, as applicable, shall, if legally permitted, endeavor to notify the Borrower thereof as soon as possible after receipt of such request, summons or subpoena and the Borrower shall be afforded an opportunity to seek protective orders, or such other confidential treatment of such disclosed information, as the Borrower and the Administrative Agent or such Lender, as applicable, may deem reasonable; (d) to the Administrative Agent’s or such Lender’s independent auditors and other professional advisors (provided they shall be notified of the confidential nature of the information); (e) after the happening and during the continuance of an Event of Default, to any other Person, in connection with the exercise by the Administrative Agent or the Lenders of rights hereunder or under any of the other Loan Documents; (f) upon Borrower’s prior consent (which consent shall not be unreasonably withheld), to any contractual counter-parties to any swap or similar hedging agreement or to any rating agency; and (g) to the extent such information (x) becomes publicly available other than as a result of a breach of this Section actually known to such Lender to be such a breach or (y) becomes available to the Administrative Agent or any Lender on a nonconfidential basis from a source other than the Borrower or any Affiliate.  Notwithstanding the foregoing, the Administrative Agent and each Lender may disclose any such confidential information, without notice to the Borrower or any other Loan Party, to Governmental Authorities in connection with any regulatory examination of the Administrative Agent or such Lender or in accordance with the regulatory compliance policy of the Administrative Agent or such Lender.

Section 12.9.  Indemnification.

(a)           The Borrower shall and hereby agrees to indemnify, defend and hold harmless the Administrative Agent, each of the Lenders, any Affiliate of the Administrative Agent or any Lender, and their respective directors, officers, shareholders, agents, employees and counsel (each referred to herein as an “Indemnified Party”) from and against any and all of the following (collectively, the “Indemnified Costs”):  losses, costs, claims, damages, liabilities, deficiencies, judgments or reasonable expenses of every kind and nature (including, without limitation, amounts paid in settlement, court costs and the reasonable fees and disbursements of counsel incurred in connection with any litigation, investigation, claim or proceeding or any advice rendered in connection therewith, but excluding losses, costs, claims, damages, liabilities, deficiencies, judgments or expenses indemnification in respect of which is specifically covered by Section 3.12. or 4.1. or expressly excluded from the coverage of such Section 3.12. or 4.1.) incurred by an Indemnified Party in connection with, arising out of, or by reason of, any suit, cause of action, claim, arbitration, investigation or settlement, consent decree or other proceeding (the foregoing referred to herein as an “Indemnity Proceeding”) which is in any way related directly or indirectly to:  (i) this Agreement or any other Loan Document or the transactions contemplated thereby; (ii) the making of any Loans hereunder; (iii) any actual or proposed use by the Borrower of the proceeds of the Loans; (iv) the Administrative Agent’s or any Lender’s entering into this Agreement; (v) the fact that the Administrative Agent and the Lenders have established the credit facility evidenced hereby in favor of the Borrower; (vi) the fact that the Administrative Agent and the Lenders are creditors of the Borrower and have or are alleged to have information regarding the financial condition, strategic plans or business operations of the Borrower and the Subsidiaries; (vii) the fact that the Administrative Agent and the Lenders are material creditors of the Borrower and are alleged to influence directly or indirectly the business decisions or affairs of the Borrower and the Subsidiaries or their financial condition; (viii) the exercise of any right or remedy the Administrative Agent or the Lenders may have under this Agreement or the other Loan Documents; (ix) any civil penalty or fine assessed by the OFAC against, and all reasonable costs and expenses (including counsel fees and disbursements) incurred in connection with defense thereof by, the Administrative Agent or any Lender as a result of conduct of the Borrower, any other Loan Party or any Subsidiary that violates a sanction enforced by the OFAC; or (x) any violation or non-compliance by the Borrower or any Subsidiary of any Applicable Law (including any Environmental Law) including, but not limited to, any Indemnity Proceeding commenced by (A) the Internal Revenue Service or state taxing authority or (B) any Governmental Authority or other Person under any Environmental Law, including any Indemnity Proceeding commenced by a Governmental Authority or other Person seeking remedial or other action to cause the Borrower or its Subsidiaries (or its respective properties) (or the Administrative Agent and/or the Lenders as successors to the Borrower) to be in compliance with such Environmental Laws; provided, however, that the Borrower shall not be obligated to indemnify any Indemnified Party for (A) any acts or omissions of such Indemnified Party in connection with matters described in this subsection to the extent arising from the gross negligence or willful misconduct of such Indemnified Party, as determined by a court of competent jurisdiction in a final, non-appealable judgment or (B) Indemnified Costs to the extent arising directly out of or resulting directly from claims of one or more Indemnified Parties against another Indemnified Party.

(b)           The Borrower’s indemnification obligations under this Section 12.9. shall apply to all Indemnity Proceedings arising out of, or related to, the foregoing whether or not an Indemnified Party is a named party in such Indemnity Proceeding.  In this regard, this indemnification shall cover all Indemnified Costs of any Indemnified Party in connection with any deposition of any Indemnified Party or compliance with any subpoena (including any subpoena requesting the production of documents).  This indemnification shall, among other things, apply to any Indemnity Proceeding commenced by other creditors of the Borrower or any Subsidiary, any shareholder of the Borrower or any Subsidiary (whether such shareholder(s) are prosecuting such Indemnity Proceeding in their individual capacity or derivatively on behalf of the Borrower), any account debtor of the Borrower or any Subsidiary or by any Governmental Authority. If indemnification is to be sought hereunder by an Indemnified Party, then such Indemnified Party shall notify the Borrower of the commencement of any Indemnity Proceeding; provided, however, that the failure to so notify the Borrower shall not relieve the Borrower from any liability that it may have to such Indemnified Party pursuant to this Section 12.9.

(c)           This indemnification shall apply to any Indemnity Proceeding arising during the pendency of any bankruptcy proceeding filed by or against the Borrower and/or any Subsidiary.

(d)           All out-of-pocket fees and expenses of, and all amounts paid to third-persons by, an Indemnified Party shall be advanced by the Borrower at the request of such Indemnified Party notwithstanding any claim or assertion by the Borrower that such Indemnified Party is not entitled to indemnification hereunder, upon receipt of an undertaking by such Indemnified Party that such

Indemnified Party will reimburse the Borrower if it is actually and finally determined by a court of competent jurisdiction that such Indemnified Party is not so entitled to indemnification hereunder.

(e)           An Indemnified Party may conduct its own investigation and defense of, and may formulate its own strategy with respect to, any Indemnity Proceeding covered by this Section and, as provided above, all Indemnified Costs incurred by such Indemnified Party shall be reimbursed by the Borrower.  No action taken by legal counsel chosen by an Indemnified Party in investigating or defending against any such Indemnity Proceeding shall vitiate or in any way impair the obligations and duties of the Borrower hereunder to indemnify and hold harmless each such Indemnified Party; provided, however, that if (i) the Borrower is required to indemnify an Indemnified Party pursuant hereto and (ii) the Borrower has provided evidence reasonably satisfactory to such Indemnified Party that the Borrower has the financial wherewithal to reimburse such Indemnified Party for any amount paid by such Indemnified Party with respect to such Indemnity Proceeding, such Indemnified Party shall not settle or compromise any such Indemnity Proceeding without the prior written consent of the Borrower (which consent shall not be unreasonably withheld or delayed). Notwithstanding the foregoing, an Indemnified Party may settle or compromise any such Indemnity Proceeding without the prior written consent of the Borrower where (x) no monetary relief is sought against such Indemnified Party in such Indemnity Proceeding or (y) there is an allegation of a violation of law by such Indemnified Party.

(f)            If and to the extent that the obligations of the Borrower under this Section are unenforceable for any reason, the Borrower hereby agrees to make the maximum contribution to the payment and satisfaction of such obligations which is permissible under Applicable Law.

(g)           The Borrower’s obligations under this Section shall survive any termination of this Agreement and the other Loan Documents and the payment in full in cash of the Obligations, and are in addition to, and not in substitution of, any other of their obligations set forth in this Agreement or any other Loan Document to which it is a party.

(h)           References in this Section to “Lender” or “Lenders” shall be deemed to include such Persons (and their Affiliates) in their capacity as Specified Derivatives Providers.

Section 12.10.  Termination; Survival.

This Agreement shall terminate at such time as all Obligations have been paid and satisfied in full.  The indemnities to which the Administrative Agent and the Lenders are entitled under the provisions of Sections 3.12., 4.1., 4.4., 11.7., 12.2. and 12.9. and any other provision of this Agreement and the other Loan Documents, and the provisions of Section 12.4., shall continue in full force and effect and shall protect the Administrative Agent and the Lenders (i) notwithstanding any termination of this Agreement, or of the other Loan Documents, against events arising after such termination as well as before and (ii) at all times after any such party ceases to be a party to this Agreement with respect to all matters and events existing on or prior to the date such party ceased to be a party to this Agreement.

Section 12.11.  Severability of Provisions.

Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective only to the extent of such prohibition or unenforceability without invalidating the remainder of such provision or the remaining provisions or affecting the validity or enforceability of such provision in any other jurisdiction.

Section 12.12.  GOVERNING LAW.

THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NORTH CAROLINA APPLICABLE TO CONTRACTS EXECUTED, AND TO BE FULLY PERFORMED, IN SUCH STATE.

Section 12.13.  Counterparts.

This Agreement and any amendments, waivers, consents or supplements may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all of which counterparts together shall constitute but one and the same instrument.

Section 12.14.  Obligations with Respect to Loan Parties.

The obligations of the Parent and the Borrower to direct or prohibit the taking of certain actions by the other Loan Parties as specified herein shall be absolute and not subject to any defense the Parent or the Borrower may have that the Parent or the Borrower does not control such Loan Parties.

Section 12.15.  Limitation of Liability.

Neither the Administrative Agent nor any Lender, nor any Affiliate, officer, director, employee, attorney, or agent of the Administrative Agent or any Lender shall have any liability with respect to, and the Borrower hereby waives, releases, and agrees not to sue any of them upon, any claim for any special, indirect, incidental, or consequential damages suffered or incurred by the Borrower in connection with, arising out of, or in any way related to, this Agreement or any of the other Loan Documents, or any of the transactions contemplated by this Agreement or any of the other Loan Documents.  The Borrower hereby waives, releases, and agrees not to sue the Administrative Agent or any Lender or any of the Administrative Agent’s or any Lender’s Affiliates, officers, directors, employees, attorneys, or agents for punitive damages in respect of any claim in connection with, arising out of, or in any way related to, this Agreement or any of the other Loan Documents, or any of the transactions contemplated by this Agreement or financed hereby.

Section 12.16.  Entire Agreement.

This Agreement, the Notes, and the other Loan Documents referred to herein embody the final, entire agreement among the parties hereto and supersede any and all prior commitments, agreements, representations, and understandings, whether written or oral, relating to the subject matter hereof and thereof and may not be contradicted or varied by evidence of prior, contemporaneous, or subsequent oral agreements or discussions of the parties hereto.  There are no oral agreements among the parties hereto.

Section 12.17.  Construction.

The Borrower, the Parent, each Lender and the Administrative Agent acknowledge that each of them has had the benefit of legal counsel of its own choice and has been afforded an opportunity to review this Agreement and the other Loan Documents with its legal counsel and that this Agreement and the other Loan Documents shall be construed as if jointly drafted by the Borrower, the Parent, each Lender and the Administrative Agent.

[Signatures on Following Pages]

IN WITNESS WHEREOF, the parties hereto have caused this Term Loan Agreement to be executed by their authorized officers all as of the day and year first above written.

U-STORE-IT, L.P.

By: U-Store-It Trust, its general partner

By:	/s/ Jeffrey P. Foster
	Name:	Jeffrey P. Foster
	Title:	Senior Vice President, Chief Legal Officer

U-STORE-IT TRUST

By:	/s/ Jeffrey P. Foster
	Name:	Jeffrey P. Foster
	Title:	Senior Vice President, Chief Legal Officer

[Signatures Continued on Next Page]

[Signature Page to Term Loan Agreement with U-Store-It, L.P.]

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent and as a Lender

By:	/s/ Antoinette G. Perry
	Name:	Antoinette G. Perry
	Title:	Vice President

[Signature Page to Term Loan Agreement with U-Store-It, L.P.]

PNC BANK, NATIONAL ASSOCIATION

By:	/s/ Shari L. Reams-Henofer
	Name:	Shari L. Reams-Henofer
	Title:	Senior Vice President

[Signature Page to Term Loan Agreement with U-Store-It, L.P.]

U.S. Bank National Association

By:	/s/ Renee Lewis
	Name:	Renee Lewis
	Title:	Senior Vice President

[Signature Page to Term Loan Agreement with U-Store-It, L.P.]

SUNTRUST BANK

By:	/s/ Nancy B. Richards
	Name:	Nancy B. Richards
	Title:	Senior Vice President

[Signature Page to Term Loan Agreement with U-Store-It, L.P.]

REGIONS BANK

By:	/s/ Paul E. Burgan
	Name:	Paul E. Burgan
	Title:	Vice President

[Signature Page to Term Loan Agreement with U-Store-It, L.P.]

BANK OF AMERICA, N.A.

By:	/s/ Michael W. Edwards
	Name:	Michael W. Edwards
	Title:	Senior Vice President

[Signature Page to Term Loan Agreement with U-Store-It, L.P.]

RBS CITIZENS, N.A. d/b/a CHARTER ONE

By:	/s/ Michele S. Jawyn
	Name:	Michele S. Jawyn
	Title:	Senior Vice President

Schedule 1.1.(A)

List of Loan Parties (other than the Parent and the Borrower)

USI II, LLC

YSI I LLC

YSI XXIX LP

YSI XXIX GP LLC

SCHEDULE 1.1(B)

Lender Commitments

Lender	Five Year Term Commitment	Seven Year Term Commitment	Aggregate Commitment
Wells Fargo Bank, National Association	$20,000,000	$40,000,000	$60,000,000
PNC Bank, National Association	$15,000,000	$35,000,000	$50,000,000
U.S. Bank National Association	$15,000,000	$15,000,000	$30,000,000
SunTrust Bank	$10,000,000	$10,000,000	$20,000,000
Regions Bank	$20,000,000	$0	$20,000,000
Bank of America, N.A.	$10,000,000	$0	$10,000,000
RBS Citizens, N.A. d/b/a Charter One	$10,000,000	$0	$10,000,000
Total:	$100,000,000.00	$100,000,000.00	$200,000,000.00

Schedule 6.1.(b)

Ownership Structure

Part I: Subsidiaries

Subsidiary	Jurisdiction of Organization	Holders of Equity Interest in Subsidiary	Type of Equity Interests Held	Percentage of Ownership	Type of Subsidiary
U-Store-It, L.P.	Delaware	Parent; Others	Parent: GP interests Others: LP interests	GP interests: 100% LP interests: 100%	Loan Party
Lantana Property Owner’s Association, Inc.	Florida	Borrower	Shares	100%	Excluded
U-Store-It Development LLC	Delaware	Borrower	LLC interests	100%	Excluded
U-Store-It Mini Warehouse Co.	Ohio	Borrower	Shares	100%	Excluded
U-Store-It Trust Luxembourg S.ar.l.	Luxembourg	Borrower	Shares	100%	Excluded
USI II, LLC	Delaware	Borrower	LLC interests	100%	Loan Party
USI Overseas Development Holding, LLC	Delaware	Borrower	LLC interests	100%	Excluded
USI Overseas Development LLC	Delaware	Borrower	LLC interests	100%	Excluded
USIFB LP	United Kingdom	USIFB LLP; Borrower	USIFB LLP: GP interests Borrower: LP interests	USIFB LLP: 97% Borrower: 3%	Excluded
USIFB LLP	United Kingdom	Borrower, Ian Connolly and Hugh Knowles	Partnership interests.	Borrower: 50.02% Connolly: 24.99% Knowles: 24.99%	Excluded
YASKY LLC	Delaware	Borrower	LLC interests	100%	Excluded
YSI I LLC	Delaware	Borrower	LLC interests	100%	Loan Party
YSI II LLC	Delaware	Borrower	LLC interests	100%	Excluded
YSI III LLC	Delaware	Borrower	LLC interests	100%	Excluded
YSI IV LLC	Delaware	Borrower	LLC interests	100%	Excluded
YSI IX GP LLC	Delaware	Borrower	LLC interests	100%	Excluded
YSI IX LP	Delaware	YSI IX GP LLC; YSI IX LP LLC	YSI IX GP LLC: GP interests YSI IX LP LLC: LP interests	GP interests: 100% LP interests: 100%	Excluded
YSI IX LP LLC	Delaware	Borrower	LLC interests	100%	Excluded
YSI Management LLC	Delaware	Parent	LLC interests	100%	Excluded
YSI V LLC	Delaware	Borrower	LLC interests	100%	Excluded
YSI VI LLC	Delaware	Borrower	LLC interests	100%	Excluded
YSI VII GP LLC	Delaware	Borrower	LLC interests	100%	Excluded
YSI VII LP	Delaware	YSI VII GP LLC; YSI VII LP LLC	YSI VII GP LLC: GP interests YSI VII LP LLC: LP interests	GP interests: 100% LP interests: 100%	Excluded
YSI VII LP LLC	Delaware	Borrower	LLC interests	100%	Excluded
YSI VIII GP LLC	Delaware	Borrower	LLC interests	100%	Excluded
YSI VIII LP	Delaware	YSI VIII GP	YSI VIII GP LLC:	GP interests: 100%	Excluded

Subsidiary	Jurisdiction of Organization	Holders of Equity Interest in Subsidiary	Type of Equity Interests Held	Percentage of Ownership	Type of Subsidiary
		LLC; YSI VIII LP LLC	GP interests YSI VIII LP LLC: LP interests	LP interests: 100%
YSI VIII LP LLC	Delaware	Borrower	LLC interests	100%	Excluded
YSI X GP LLC	Delaware	Borrower	LLC interests	100%	Excluded
YSI X LP	Delaware	YSI X GP LLC; YSI X LP LLC	YSI X GP LLC: GP interests YSI X LP LLC: LP interests	GP interests: 100% LP interests: 100%	Excluded
YSI X LP LLC	Delaware	Borrower	LLC interests	100%	Excluded
YSI XI GP LLC	Delaware	Borrower	LLC interests	100%	Excluded
YSI XI LP	Delaware	YSI XI GP LLC; YSI XI LP LLC	YSI XI GP LLC: GP interests YSI XI LP LLC: LP interests	GP interests: 100% LP interests: 100%	Excluded
YSI XI LP LLC	Delaware	Borrower	LLC interests	100%	Excluded
YSI XII GP LLC	Delaware	Borrower	LLC interests	100%	Excluded
YSI XII LP	Delaware	YSI XII GP LLC; YSI XII LP LLC	Partnership Interests	GP interests: 100% LP interests: 100%	Excluded
YSI XII LP LLC	Delaware	Borrower	LLC interests	100%	Excluded
YSI XIII GP LLC	Delaware	Borrower	LLC interests	100%	Excluded
YSI XIII LP	Delaware	YSI XIII GP LLC; YSI XIII LP LLC	YSI XIII GP LLC: GP interests YSI XIII LP LLC: LP interests	GP interests: 100% LP interests: 100%	Excluded
YSI XIII LP LLC	Delaware	Borrower	LLC interests	100%	Excluded
YSI XIV GP LLC	Delaware	Borrower	LLC interests	100%	Excluded
YSI XIV LP	Delaware	YSI XIV GP LLC; YSI XIV LP LLC	YSI XIV GP LLC: GP interests YSI XIV LP LLC: LP interests	GP interests: 100% LP interests: 100%	Excluded
YSI XIV LP LLC	Delaware	Borrower	LLC interests	100%	Excluded
YSI XV LLC	Delaware	Borrower	LLC interests	100%	Excluded
YSI XVI LLC	Delaware	Borrower	LLC interests	100%	Excluded
YSI XVII GP LLC	Delaware	Borrower	LLC interests	100%	Excluded
YSI XVII LP	Delaware	YSI XVII GP LLC; YSI XVII LP LLC	YSI XVII GP LLC: GP interests YSI XVII LP LLC: LP interests	GP interests: 100% LP interests: 100%	Excluded
YSI XVII LP LLC	Delaware	Borrower	LLC interests	100%	Excluded
YSI XX GP LLC	Delaware	Borrower	LLC interests	100%	Excluded
YSI XX LP	Delaware	YSI XX GP LLC; YSI XX LP LLC	YSI XX GP LLC: GP interests YSI XX LP LLC: LP interests	GP interests: 100% LP interests: 100%	Excluded
YSI XX LP LLC	Delaware	Borrower	LLC interests	100%	Excluded
YSI XXII LLC	Delaware	Borrower	LLC interests	100%	Excluded
YSI XXIX GP LLC	Delaware	Borrower	LLC interests	100%	Loan Party
YSI XXIX LP	Delaware	YSI XXIX GP LLC; YSI XXIX LP LLC	YSI XXIX GP LLC: GP interests YSI XXIX LP LLC:	GP interests: 100% LP interests: 100%	Loan Party

Subsidiary	Jurisdiction of Organization	Holders of Equity Interest in Subsidiary	Type of Equity Interests Held	Percentage of Ownership	Type of Subsidiary
			LP interests
YSI XXIX LP LLC	Delaware	Borrower	LLC interests	100%	Excluded
YSI XXV GP LLC	Delaware	Borrower	LLC interests	100%	Excluded
YSI XXV LP	Delaware	YSI XXV GP LLC; YSI XXV LP LLC	YSI XXV GP LLC: GP interests YSI XXV LP LLC: LP interests	GP interests: 100% LP interests: 100%	Excluded
YSI XXV LP LLC	Delaware	Borrower	LLC interests	100%	Excluded
YSI XXVI GP LLC	Delaware	Borrower	LLC interests	100%	Excluded
YSI XXVI LP	Delaware	YSI XXVI GP LLC; YSI XXVI LP LLC	YSI XXVI GP LLC: GP interests YSI XXVI LP LLC: LP interests	GP interests: 100% LP interests: 100%	Excluded
YSI XXVI LP LLC	Delaware	Borrower	LLC interests	100%	Excluded
YSI XXVII GP LLC	Delaware	Borrower	LLC interests	100%	Excluded
YSI XXVII LP	Delaware	YSI XXVII GP LLC; YSI XXVII LP LLC	YSI XXVII GP LLC: GP interests YSI XXVII LP LLC: LP interests	GP interests: 100% LP interests: 100%	Excluded
YSI XXVII LP LLC	Delaware	Borrower	LLC interests	100%	Excluded
YSI XXVIII GP LLC	Delaware	Borrower	LLC interests	100%	Excluded
YSI XXVIII LP	Delaware	YSI XXVIII GP LLC; YSI XXVIII LP LLC	YSI XXVIII GP LLC: GP interests YSI XXVIII LP LLC: LP interests	GP interests: 100% LP interests: 100%	Excluded
YSI XXVIII LP LLC	Delaware	Borrower	LLC interests	100%	Excluded
YSI XXX LLC	Delaware	Borrower	LLC interests	100%	Excluded
YSI XXXI, LLC	Delaware	Borrower	LLC interests	100%	Excluded
YSI XXXII, LLC	Delaware	Borrower	LLC interests	100%	Excluded
YSI XXXIII, LLC	Delaware	YSI XXXIIIA, LLC	LLC interests	100%	Excluded
YSI XXXIIIA, LLC	Delaware	Borrower	LLC interests	100%	Excluded
YSI XXXIV, LLC	Delaware	Borrower	LLC interests	100%	Excluded
YSI XXXV, LLC	Delaware	Borrower	LLC interests	100%	Excluded
YSI XXXVI, LLC	Delaware	Borrower	LLC interests	100%	Excluded
YSI XXXVII, LLC	Delaware	Borrower	LLC interests	100%	Excluded
YSI XXXVIII, LLC	Delaware	Borrower	LLC interests	100%	Excluded
YSI XXXIX, LLC	Delaware	Borrower	LLC interests	100%	Excluded
YSI XXXX, LLC	Delaware	Borrower	LLC interests	100%	Excluded
YSI XXXXI, LLC	Delaware	Borrower	LLC interests	100%	Excluded
YSI XXXXII, LLC	Delaware	Borrower	LLC interests	100%	Excluded
YSI XXXXIII, LLC	Delaware	Borrower	LLC interests	100%	Excluded
YSI XXXXIV, LLC	Delaware	Borrower	LLC interests	100%	Excluded
YSI XXXXV, LLC	Delaware	Borrower	LLC interests	100%	Excluded
YSI XXXXVI, LLC	Delaware	Borrower	LLC interests	100%	Excluded
YSI XXXXVII, LLC	Delaware	Borrower	LLC interests	100%	Excluded
YSI XXXXVIII, LLC	Delaware	Borrower	LLC interests	100%	Excluded
YSI XLIX, LLC	Delaware	Borrower	LLC interests	100%	Excluded
YSI L, LLC	Delaware	Borrower	LLC interests	100%	Excluded
YSI Venture LP LLC	Delaware	Borrower	LLC interests	100%	Excluded
YSI Venture GP LLC	Delaware	Borrower	LLC interests	100%	Excluded
YSI-Hart Limited Partnership	Delaware	YSI Venture	YSI Venture GP	50%	Excluded

Subsidiary	Jurisdiction of Organization	Holders of Equity Interest in Subsidiary	Type of Equity Interests Held	Percentage of Ownership	Type of Subsidiary
		GP LLC; YSI Venture LP LLC	LLC: GP interests YSI Venture LP LLC: LP interests
YSI Hart TRS Inc.	Delaware	YSI-Hart Limited Partnership	Common Shares	100%	Excluded
Storage Asset Management, LLC	Delaware	Borrower	LLC interests	100%	Excluded
Property Guard, LLC	Delaware	Borrower	LLC interests	100%	Excluded
YSI Burke Lake, LLC	Delaware	Borrower	LLC interests	100%	Excluded

Outstanding subscriptions, options, warrants, commitments, preemptive rights or agreements of any kind (including, without limitation, any stockholders’ or voting trust agreements) for the issuance, sale, registration or voting of, or outstanding securities convertible into, any additional shares of capital stock of any class, or partnership or other ownership interests of any type in, any such Person, and the following additional items:

•                  Existing equity compensation plans described on the Parent’s Form 10-K for the fiscal year ending December 31, 2010.

•                  Pursuant to the Second Amended and Restated Agreement of Limited Partnership of the Borrower, partnership units may be redeemed for cash, or at the Parent’s option, common shares on a one-for-one basis.

•                  Outstanding awards granted under the Parent’s equity compensation plans currently consist of Time Vested Restricted Share Awards, Performance-Vested Restricted Share Awards and Non-Qualified Stock Option Awards. Certain executive officers of the Parent entered into amended and restated employment agreements in December 2008 and June 2010 pursuant to which such executive officers are entitled to participate in the Parent’s equity compensation plans. The Parent’s equity compensation plans are more fully described in the Parent’s Proxy Statement dated April 13, 2009 and the Parent’s Annual Report on Form 10-K for the year ended December 31, 2010.

•                  Certain trustees of the Parent have received deferred shares under the U-Store-It Trust Deferred Trustees Plan.  The deferred shares are convertible to common shares of the Parent on a one-for-one basis following termination of service.  Until converted to common shares, the deferred shares have dividend equivalent reinvestment rights.

•                  The Parent filed a Registration Statement on Form S-3 in March 2007 (and a post-effective amendment thereto in August 2009) to satisfy all outstanding registration rights.

•                  Pursuant to a Sales Agreement with Cantor Fitzgerald & Co., the Parent has reserved 10 million common shares that may be issued from time to time at the market offerings in connection with the Parent’s controlled equity offering program.

Part II: Unconsolidated Affiliates of Parent

Unconsolidated Affiliate	Type of Legal Entity	Equity Interests Held by Parent
USIFB LLP	Limited Partnership	50%

Part III:

Existing Investments in Subsidiaries:

None.

Schedule 6.1.(f)

Title to Properties; Liens

Part I: Real Property

See attached.

Facility #	Street	City	State	Zip	County	Owner
200	630 WEST CAMINO CASA VERDE	GREEN VALLEY	AZ	85614	PIMA	YSI XXV LP

201	480 S. ARIZONA AVENUE	CHANDLER	AZ	85225	MARICOPA	YSI HART LIMITED PARTNERSHIP
202	3899 N. ORACLE RD. I	TUCSON	AZ	85705	PIMA	YSI XX LP
203	3680 W ORANGE GROVE RD	TUCSON	AZ	85741	PIMA	YSI XX LP
204	2424 N. ORACLE RD. II	TUCSON	AZ	85705	PIMA	YSI XX LP
205	2545 S SIXTH AVE	TUCSON	AZ	85713	PIMA	YSI XX LP
206	2855 S PANTANO RD	TUCSON	AZ	85730	PIMA	YSI XX LP
207	7070 E SPEEDWAY BLVD	TUCSON	AZ	85710	PIMA	YSI XX LP
208	8361 E. BROADWAY BLVD	TUCSON	AZ	85710	PIMA	YSI XX LP
210	5550 S. PALO VERDE	TUCSON	AZ	85706	PIMA	YSI XX LP
211	975 S. PRUDENCE	TUCSON	AZ	85710	PIMA	YSI XX LP
212	519 E PRINCE RD	TUCSON	AZ	85705	PIMA	YSI XX LP
213	3955 E. 29TH ST	TUCSON	AZ	85711	PIMA	YSI XX LP
214	6560 E. TANQUE VERDE RD.	TUCSON	AZ	85715	PIMA	U-Store-It, L.P.
217	275 S PROSPECTORS DR	DIAMOND BAR	CA	91765	LOS ANGELES	U-Store-It, L.P.
218	6491 MAPLE AVE	WESTMINSTER	CA	92683	ORANGE	YSI XXVI LP
219	2620 FLORIN RD	SACRAMENTO	CA	95822	SACRAMENTO	YSI XX LP
220	7245 55TH ST	SACRAMENTO	CA	95823	SACRAMENTO	YSI XX LP
221	900 ORLANDO AVE	ROSEVILLE	CA	95661	PLACER	YSI XX LP
222	10651 WHITE ROCK RD	RANCHO CORDOVA	CA	95670	SACRAMENTO	YSI XX LP
223	4950 WATT AVE	N. HIGHLANDS	CA	95660	SACRAMENTO	YSI XX LP
224	9360 GREENBACK LANE	ORANGEVALE	CA	95662	SACRAMENTO	YSI XX LP
225	775 N 16TH ST	SACRAMENTO	CA	95811	SACRAMENTO	YSI XX LP
226	7562 GREENBACK LANE	CITRUS HEIGHTS	CA	95610	SACRAMENTO	YSI XX LP
227	946 E RANCHEROS DR	SAN MARCOS	CA	92069	SAN DIEGO	YSI XXVI LP
228	11402 CHEROKEE ST	NORTHGLENN	CO	80234	ADAMS	YSI XX LP
229	8444 N. PECOS ST	FEDERAL HTS.	CO	80260	ADAMS	YSI XX LP
230	10303 E WARREN AVE	DENVER	CO	80247	ARAPAHOE	YSI XX LP
231	16845 MOUNT VERNON RD.	GOLDEN	CO	80401	JEFFERSON	YSI XX LP
232	5353 E. COUNTY LINE RD	CENTENNIAL	CO	80122	ARAPAHOE	YSI XX LP
233	2001 GIRARD BLVD SE	ALBUQUERQUE	NM	87106	BERNALILLO	YSI XX LP
234	11801 MONTGOMERY BLVD	ALBUQUERQUE	NM	87111	BERNALILLO	YSI XX LP
236	7440 CENTRAL AVE	ALBUQUERQUE	NM	87108	BERNALILLO	YSI XX LP
237	304 SOUTH 6TH ST	CARLSBAD	NM	88220	EDDY	YSI XXV LP
238	1010 S. DIAMOND AVE	DEMING	NM	88030	LUNA	YSI XXV LP
239	1100 N. LOVE ST	LOVINGTON	NM	88260	LEA	YSI XXV LP
240	1200 N. LOVE ST	LOVINGTON	NM	88260	LEA	YSI XXV LP
241	1100 E. MADRID AVE	LAS CRUCES	NM	88001	DONA ANA	U-Store-It, L.P.
242	11732 HIGHWAY 180 E	SILVER CITY	NM	88061	GRANT	YSI XXV LP
243	801 N HIGHWAY 51	TRUTH OR CONSQ.	NM	87901	SIERRA	YSI XXV LP
244	4811 CENTRAL AVENUE PIKE	KNOXVILLE	TN	37912	KNOX	YSI XXX LLC
245	4709 CHAPMAN HIGHWAY	KNOXVILLE	TN	37920	KNOX	YSI XXX LLC
246	8713 UNICORN DRIVE	KNOXVILLE	TN	37923	KNOX	YSI XXX LLC
247	142 AIRPORT PLAZA DR	ALCOA	TN	37701	BLOUNT	YSI XXX LLC
248	7777 MORIARTY RD	CORDOVA	TN	38018	SHELBY	YSI XXVI LP
249	5141 AMERICAN WAY	MEMPHIS	TN	38115	SHELBY	YSI XXVI LP
250	6390 WINCHESTER RD.	MEMPHIS	TN	38115	SHELBY	YSI XXVI LP
251	4705 WINCHESTER RD.	MEMPHIS	TN	38118	SHELBY	YSI XXVI LP
252	1500 LOMALAND DR	EL PASO	TX	79935	EL PASO	YSI XX LP

253	10642 MONTANA AVE	EL PASO	TX	79935	EL PASO	YSI XX LP
254	9447 DIANA DR	EL PASO	TX	79924	EL PASO	YSI XX LP
255	5201 N MESA ST	EL PASO	TX	79912	EL PASO	YSI XX LP
256	301 N. CLARK DR	EL PASO	TX	79905	EL PASO	YSI XXV LP
257	11565 JAMES WATT DR	EL PASO	TX	79936	EL PASO	YSI XXV LP
258	741 N HARVEY MITCHELL PKWY	BRYAN	TX	77807	BRAZOS	YSI XXIX LP
259	3412 GARTH RD	BAYTOWN	TX	77521	HARRIS	YSI XXIX LP
260	11702 BEACHNUT STREET	HOUSTON	TX	77072	HARRIS	YSI XXIX LP
261	10601 W. FAIRMONT PKWY	LA PORTE	TX	77571	HARRIS	YSI XXIX LP
262	2150 WIRT ROAD	HOUSTON	TX	77055	HARRIS	YSI XXIX LP
263	9900 ROWLETT ROAD	HOUSTON	TX	77075	HARRIS	YSI XXVII LP
264	7001 SYNOTT ROAD	HOUSTON	TX	77083	HARRIS	YSI XXVIII LP
265	104 HOLLEMAN DRIVE	COLLEGE STATION	TX	77840	BRAZOS	YSI XXVIII LP
267	4640 S 900 EAST	MURRAY	UT	84117	SALT LAKE	YSI XX LP
268	350 S REDWOOD RD	SALT LAKE CITY	UT	84104	SALT LAKE	YSI XX LP
269	3528 S 300 WEST	SALT LAKE CITY	UT	84115	SALT LAKE	YSI XX LP
270	5174 COMMERCE DR	MURRAY	UT	84107	SALT LAKE	YSI XX LP
272	536 N. POWER ROAD	MESA	AZ	85205	MARICOPA	YSI HART LIMITED PARTNERSHIP
273	3026 S. COUNTRY CLUB DRIVE	MESA	AZ	85210	MARICOPA	YSI HART LIMITED PARTNERSHIP
274	909 S. COUNTRY CLUB DRIVE	MESA	AZ	85210	MARICOPA	YSI HART LIMITED PARTNERSHIP
275	1844 N. 43RD AVE.	PHOENIX	AZ	85009	MARICOPA	U-Store-It, L.P.
276	3122 E. WASHINGTON STREET	PHOENIX	AZ	85034	MARICOPA	U-Store-It, L.P.
276-2 Annex/E xpansion	3036 E. WASHINGTON STREET	PHOENIX	AZ	85034	MARICOPA	U-Store-It, L.P.
277	198 W. ARTESIA BLVD.	LONG BEACH	CA	90805	LOS ANGELES	U-Store-It, L.P.
279	1400 S. GENE AUTRY TRAIL	PALM SPRINGS	CA	92264	RIVERSIDE	U-Store-It, L.P.
280	401 & 500 RADIO ROAD	PALM SPRINGS	CA	92262	RIVERSIDE	U-Store-It, L.P.
281	67650-67714 E. RAMON ROAD	CATHEDRAL CITY	CA	92234	RIVERSIDE	U-Store-It, L.P.
282	210 W. BONNIE VIEW	RIALTO	CA	92376	SAN BERNARDINO	YSI XXXXVIII LLC
283	7600 ARLINGTON AVENUE	RIVERSIDE	CA	92503	RIVERSIDE	YSI XXXXVIII LLC
284	4011 FAIRGROUNDS STREET	RIVERSIDE	CA	92501	RIVERSIDE	U-Store-It, L.P.
285	2828 W. 5TH STREET	SANTA ANA	CA	92703	ORANGE	U-Store-It, L.P.
286	9180 JAMACHA ROAD	SPRING VALLEY	CA	91977	SAN DIEGO	YSI XXXXVIII LLC
287	401 S. WATERMAN AVE.	SAN BERNARDINO	CA	92408	SAN BERNARDINO	YSI XXXXVIII LLC
288	601 S. WATERMAN AVE.	SAN BERNARDINO	CA	92408	SAN BERNARDINO	YSI XXXXVIII LLC
289	1450 W. 23RD ST.	SAN BERNARDINO	CA	92411	SAN BERNARDINO	YSI XXXXVIII LLC
290	1441 E. BASELINE ST.	SAN BERNARDINO	CA	92410	SAN BERNARDINO	U-Store-It, L.P.
291	72500 VARNER ROAD	THOUSAND PALMS	CA	92276	RIVERSIDE	U-Store-It, L.P.
292	2645 S. NELLIS BLVD.	LAS VEGAS	NV	89121	CLARK	U-Store-It, L.P.
293	7370 W. CHEYENNE AVE.	LAS VEGAS	NV	89129	CLARK	U-Store-It, L.P.

295	1220 SPRING STUEBNER RD	SPRING	TX	77373	HARRIS	U-Store-It, L.P.
296	8716 JEFFERSON DAVIS HWY	FREDRICKSBURG	VA	22407	SPOTSYLDANIA	YSI XXXV LLC
297	20 PLANTATION DRIVE - SUITE 151	FREDRICKSBURG	VA	22406	STAFFORD	YSI XXXV LLC
298	1100 E. MADRID AVE	LAS CRUCES	NM	88001	DONA ANA	U-Store-It, L.P.
302	15120 NE 6TH AVENUE	MIAMI	FL	33162	DADE	YSI VI LLC
303	5500 NW 15TH STREET II	MARGATE	FL	33063	PALM BEACH	YASKY LLC
304	4080 RAVENSWOOD ROAD	DANIA	FL	33312	BROWARD	U-Store-It, L.P.
305	330 BUSINESS PARK WAY	ROYAL PALM	FL	33411	PALM BEACH	U-Store-It, L.P.
310	23711 MILES ROAD	WARRENVILLE	OH	44128	CUYAHOGA	YSI HART LIMITED PARTNERSHIP
311	60 LITTELL ROAD	E. HANOVER	NJ	07936	MORRIS	YSI HART LIMITED PARTNERSHIP
312	1951 EAST LINDEN AVENUE	LINDEN	NJ	07036	UNION	USI II, LLC
313	1242 ROUTE 70	BRICK	NJ	08724	OCEAN	USI II, LLC
315	601 SOUTH AVENUE	CRANFORD	NJ	07016	UNION	YSI XXXI LLC
316	282 CHAPEL ROAD	S. WINDSOR	CT	06074	HARTFORD	YSI HART LIMITED PARTNERSHIP
317	90 ROWE AVENUE	MILFORD	CT	06461	NEW HAVEN	USI II, LLC
318	868 FLANDERS ROAD	MYSTIC	CT	06355	NEW LONDON	USI II, LLC
322	200 SR 206 EAST	ST. AUGUSTINE	FL	32086	ST. JOHN	U-Store-It, L.P.
323	1678 SOUTH 8TH STREET	FERNANDINA	FL	32034	NASSAU	U-Store-It, L.P.
325	5501 NW 15TH STREET I	MARGATE	FL	33063	PALM BEACH	U-Store-It, L.P.
326	522 COTTAGE GROVE ROAD	BLOOMFIELD	CT	06002	HARTFORD	U-Store-It, L.P.
328	1700 LINDEN AVENUE	KNOXVILLE	TN	37917	KNOX	YSI XXXVIII LLC
332	7200 OLD CHENEY HIGHWAY	ORLANDO	FL	32807	ORANGE	U-Store-It, L.P.
334	3731 SHOTSMAN LANE	KNOXVILLE	TN	37918	KNOX	U-Store-It, L.P.
336	44618 PECHANGA PKWY	TEMECULA	CA	92592	RIVERSIDE COUNTY	YSI HART LIMITED PARTNERSHIP
337	4145 STATE ROUTE 741 SOUTH	MASON	OH	45040	RIVERSIDE	U-Store-It, L.P.
340	7028 NORTH DYSART ROAD	GLENDALE	AZ	85307	MARICOPA	U-Store-It, L.P.
347	201 SOUTH PLUMER AVENUE	TUCSON	AZ	85719	PIMA	U-Store-It, L.P.
348	3265 EAST SPEEDWAY	TUCSON	AZ	85716	PIMA	YSI XXXXIII LLC
349	11000 NORTH 115TH STREET	SCOTTSDALE	AZ	85259	MARICOPA	U-Store-It, L.P.
354	2349 TRADE CENTER WAY	NAPLES	FL	34109	COLLIER	U-Store-It, L.P.
359	4540 WALKER BLVD.	KNOXVILLE	TN	37917	KNOX	U-Store-It, L.P.
362	950 TRINITY ROAD	RALEIGH	NC	27607	WAKE	U-Store-It, L.P.
364	3831 REDWING CIRCLE	DECATUR	GA	30032	DEKALB	U-Store-It, L.P.
365	1500 BRUSH ROAD	EUCLID	OH	44143	CUYAHOGA	U-Store-It, L.P.
366	23640 LAKELAND BOULEVARD	EUCLID	OH	44132	CUYAHOGA	U-Store-It, L.P.
367	6801 ENGLE ROAD	MIDDLEBURG HEIGHTS	OH	44130	CUYAHOGA	U-Store-It, L.P.
368	24000 LORAIN ROAD	N. OLMSTED	OH	44070	CUYAHOGA	U-Store-It, L.P.
369	1501 ROUTE 12	GALES FERRY	CT	06335	NEW LONDON	U-Store-It, L.P.
370	171 CEDAR STREET	BRANFORD	CT	06405	NEW HAVEN	YSI HART LIMITED PARTNERSHIP
371	1238 WEST BASELINE	RIALTO	CA	92376	SAN BERNARDINO	YSI HART LIMITED PARTNERSHIP
372	277 ROUTE 46	PARSIPPANY	NJ	07054	MORRIS	YSI XXXI LLC

401	28266 ECORSE ROAD	ROMULUS	MI	48174	WAYNE	YASKY LLC
408	5008 WEST W.T. HARRIS BLVD	CHARLOTTE	NC	28269	MECKLENBURG	U-Store-It, L.P.
409	115 AMSDELL ROAD	MERRITT ISLAND	FL	32952	BREVARD	YASKY LLC
410	13290 ST. RD. 84	DAVIE	FL	33325	BROWARD	YSI II LLC
443	28429 LORAIN ROAD	N. OLMSTED	OH	44070	CUYAHOGA	U-Store-It, L.P.
444	7986 SOUTHERN BOULEVARD	BOARDMAN	OH	44512	MOHONING	U-Store-It, L.P.
446	4820 FRANK ROAD NW	N. CANTON	OH	44720	STARK	U-Store-It, L.P.
447	5920 HIGH LINE AVE. NW	N. CANTON	OH	44720	STARK	U-Store-It, L.P.
448	2200 HERITAGE DRIVE	LAKELAND	FL	33801	POLK	YASKY LLC
450	10100 SW 216TH STREET	MIAMI	FL	33190	DADE	YSI II LLC
451	11400 EAST TAMIAMI TRAIL	NAPLES	FL	34113	COLLIER	YASKY LLC
453	820 WEST CENTRE STREET	PORTAGE	MI	49024	KALAMAZOO	U-Store-It, L.P.
454	3040 SHAFFER STREET SE	GRAND RAPIDS	MI	49512	KENT	YASKY LLC
455	2621 BURLINGAME AVE	WYOMING	MI	49509	KENT	YASKY LLC
458	123 SOUTH MERIDIAN ROAD	YOUNGSTOWN	OH	44509	MOHONING	YASKY LLC
459	3485 DOMESTIC AVENUE	NAPLES	FL	34104	COLLIER	YSI XXXXIV LLC
460	22075 HIGHWAY 18 I	APPLE VALLEY	CA	92307	SAN BERNARDINO	YSI II LLC
461	18690 HIGHWAY 18 II	APPLE VALLEY	CA	92307	SAN BERNARDINO	YSI VI LLC
471	950 NORTH TIPPECANOE	SAN BERNARDINO	CA	92410	SAN BERNARDINO	YASKY LLC
473	802 WEST 40TH STREET I	SAN BERNARDINO	CA	92407	SAN BERNARDINO	YASKY LLC
474	700 WEST 40TH STREET II	SAN BERNARDINO	CA	92407	SAN BERNARDINO	YASKY LLC
479	5650 NAPLES BOULEVARD	NAPLES	FL	34109	COLLIER	YSI VI LLC
481	11500 SOUTH HARRELL’S FERRY ROAD	BATON ROUGE	LA	70816	E. BATON ROUGE PARISH	U-Store-It, L.P.
482	9530 DAWNADELE AVENUE	BATON ROUGE	LA	70809	E. BATON ROUGE PARISH	YASKY LLC
484	550 HARPER STREET	STUART	FL	34994	MARTIN	YSI VI LLC
485	8848 KINGSTON PIKE	KNOXVILLE	TN	37923	KNOX	YSI XXXVIII LLC
486	4318 MIDDLEBROOK PK.	KNOXVILLE	TN	37917	KNOX	YSI XXXVIII LLC
493	514 AMMUNITION ROAD	FALLBROOK	CA	92028	SAN DIEGO	U-Store-It, L.P.
495	365 TEGARDEN ROAD/WASHINGTON	GULFPORT	MS	39507	HARRISON	YSI VI LLC
496	708 MONTLIMAR PARK	MOBILE	AL	36693	MOBILE	YASKY LLC
497	10755 PEMBROKE PINES	PEMBROKE PINES	FL	33025	BROWARD	YSI II LLC
498	307 EAST HANOVER AVENUE	MORRIS TWP	NJ	07960	MORRIS	YSI II LLC
504	3333 CLEVELAND AVENUE	FT. MYERS	FL	33901	LEE	YASKY LLC
505	411 ANDERSON AVENUE	FAIRVIEW	NJ	07022	BERGEN	YSI XXXI LLC
506	8250 NORTH TAMIAMI TRAIL	SARASOTA	FL	34243	SARASOTA	YASKY LLC
511	349 WEST HILLSBORO BOULEVARD	DEERFIELD BEACH	FL	33441	PALM BEACH	YASKY LLC
512	4720 WARRENSVILLE CENTER ROAD I	N. RANDALL	OH	44128	CUYAHOGA	U-Store-It, L.P.
513	240 BAYSHORE ROAD	N. BABYLON	NY	11703	SUFFOLK	YSI I LLC
514	193 LITCHFIELD STREET	LEOMINSTER	MA	01453	WORCESTER	YSI II LLC

515	3901 RIVERLAND ROAD	FT. LAUDERDALE	FL	33312	BROWARD	YSI II LLC
516	301 N.E. PINE ISLAND ROAD	CAPE CORAL	FL	33909	LEE	U-Store-It, L.P.
518	255 CENTER STREET	MANCHESTER	CT	06040	HARTFORD	YSI II LLC
519	260 GEORGE WASHINGTON RD.	ENFIELD	CT	06082	HARTFORD	YSI II LLC
520	425 DELSEA DRIVE	SEWELL	NJ	08080	GLOUCESTER	U-Store-It, L.P.
521	7358 BOYNTON BEACH BLVD.	BOYNTON BEACH	FL	33437	PALM BEACH	YSI VI LLC
522	19200 US HWY 441	BOCA RATON	FL	33498	PALM BEACH	U-Store-It, L.P.
523	4200 FOREST HILL BLVD.	W. PALM BEACH	FL	33406	PALM BEACH	U-Store-It, L.P.
525	6100 W. ATLANTIC AVE.	DELRAY BEACH	FL	33484	PALM BEACH	YASKY LLC
526	382 W. HARDEN ST	BURLINGTON	NC	27215	ALAMANCE	YASKY LLC
527	920 W. CHATHAM ST	CARY	NC	27511	WAKE	YASKY LLC
528	5921 WILKINSON	BELMONT	NC	28012	GASTON	U-Store-It, L.P.
532	43357 DIVISION STREET	LANCASTER	CA	93535	LOS ANGELES	YSI VI LLC
533	1226 S. MEBANE ST	BURLINGTON	NC	27215	ALAMANCE	U-Store-It, L.P.
534	950 CROSSTOWN DRIVE	PEACHTREE CITY	GA	30269	FAYETTE	U-Store-It, L.P.
535	4771 S. ATLANTA ROAD	SMYRNA	GA	30080	COBB	U-Store-It, L.P.
536	411 S. MAIN STREET	ALPHARETTA	GA	30004	FULTON	U-Store-It, L.P.
537	775 BROWNSWITCH ROAD	SLIDELL	LA	70458	E. TAMMANY PARISH	YSI II LLC
538	3345 MEDLOCK BRIDGE ROAD	NORCROSS	GA	30092	GWINNETT	YSI II LLC
539	2801 HARRISON STREET	BELLWOOD	IL	60104	COOK	YSI VI LLC
540	8432 PULASKI HIGHWAY	BALTIMORE	MD	21237	BALTIMORE	YSI VI LLC
541	8704 CHERRY LANE	LAUREL	MD	20707	PRINCE GEORGE’S	YSI I LLC
542	6256 BRANCH AVENUE	TEMPLE HILLS	MD	20748	PRINCE GEORGE’S	YSI II LLC
545	3895 NEW RODGERS ROAD	LEVITTOWN	PA	19056	BUCK’S	YSI I LLC
551	2220 WATSON WAY	VISTA	CA	92083	SAN DIEGO	YSI II LLC
552	1820 FRONTAGE ROAD	CHERRY HILL	NJ	8034	CAMDEN	U-Store-It, L.P.
553	6600 DELILAH ROAD	EGG HARBOR TOWNSHIP	NJ	8234	ATLANTIC	U-Store-It, L.P.
554	2623 FIRE RD	EGG HARBOR TOWNSHIP	NJ	8234	ATLANTIC	U-Store-It, L.P.
555	130 LINCOLN ST.	BRIGHTON	MA	2135	SUFFOLK	U-Store-It, L.P.
556	968 MASSACHUSETTS AVE.	BOSTON	MA	02118	SUFFOLK	U-Store-It, L.P.
557	138-54 94TH AVENUE	JAMAICA	NY	11435	NEW YORK	YSI II LLC
558	395 BROOK AVENUE	BRONX	NY	10454		U-Store-It, L.P.
559	2887 ATLANTIC BLVD	BROOKLYN	NY	11207	KINGS	U-Store-It, L.P.
560	122-20 MERRICK BLVD	QUEENS	NY	11434		U-Store-It, L.P.
561	1125 WYCKOFF AVENUE	RIDGEWOOD	NY	11385		U-Store-It, L.P.
562	3040 AUSTIN PEAY HGWY	MEMPHIS	TN	38128	SHELBY	YSI XXXXI LLC
563	80 SOUTH KENSICO	WHITE PLAINS	NY	10601	WESTCHESTER	U-Store-It, L.P.
570	22465 INDIAN BRIDGE ROAD	CALIFORNIA	MD	20619	SAINT MARY’S	U-Store-It, L.P.
571	8001 SNOUFFER SCHOOL ROAD	GAITHERSBURG	MD	20879	MONTGOMERY	YSI IV LLC
572	6915 MANATEE AVE.	BRADENTON	FL	34209	MANATEE	U-Store-It, L.P.
573	7501 S. DIXIE HIGHWAY	W. PALM BEACH	FL	33405	PALM BEACH	YSI HART LIMITED PARTNERSHIP
574	2010 NE 7TH AVENUE	DANIA BEACH	FL	33004	BROWARD	U-Store-It, L.P.
588	2700 POPLAR AVENUE	MEMPHIS	TN	38112	SHELBY	YSI VI LLC
592	242 SOUTH SALEM	RANDOLPH	NJ	07869	MORRIS	YSI II LLC

595	6120 LITTLE OX ROAD	Fairfax Station	VA	22039	FAIRFAX	YSI Burke Lake, LLC
596	13800 MCLEAREN ROAD	Herndon	VA	20171	FAIRFAX	U-Store-It, L.P.
597	8621 SUNNYGATE DRIVE	MANASSAS	VA	20109	PRINCE WILLIAM	U-Store-It, L.P.
598	1200 UPSHUR ST NW	WASHINGTON	DC	20011	DISTRICT OF COLUMBIA	YSI XXXIII LLC
599	501 CALLOWHILL STREET	PHILADELPHIA	PA	19123	PHILADELPHIA	YSI II LLC
600	21 W. 209 LAKE ST.	ADDISON	IL	60101	DU PAGE	U-Store-It, L.P.
601	3606 GABRIELLE LANE	AURORA	IL	60504	DU PAGE	U-Store-It, L.P.
602	25W630 ARMY TRAIL RD.	HANOVER PARK	IL	60133	DU PAGE	YSI VI LLC
603	900 E. DEVON AVE.	BARTLETT	IL	60103	COOK	U-Store-It, L.P.
604	1950 S. MT. PROSPECT RD.	DES PLAINES	IL	60018	COOK	YSI XXXXVI LLC
605	1750 BUSSE RD.	ELK GROVE VILLAGE	IL	60007	COOK	U-Store-It, L.P.
606	1718 WAUKEGAN RD.	GLENVIEW	IL	60025	COOK	U-Store-It, L.P.
607	3501 WASHINGTON ST.	GURNEE	IL	60031		U-Store-It, L.P.
608	16731 S. HALSTED ST.	HARVEY	IL	60426	COOK	U-Store-It, L.P.
609	2114 OAK LEAF ST.	JOLIET	IL	60436	WILL	U-Store-It, L.P.
610	20825 N. RAND RD	KILDEER	IL	60047	LAKE	U-Store-It, L.P.
611	1245 S. HIGHLAND AVE.	LOMBARD	IL	60148	DU PAGE	U-Store-It, L.P.
612	1551 W. ALGONQUIN RD.	MT. PROSPECT	IL	60056	COOK	U-Store-It, L.P.
613	1080 S. BUTTERFIELD RD.	MUNDELEIN	IL	60060	LAKE	U-Store-It, L.P.
614	3301 W. BUCKLEY RD.	N. CHICAGO	IL	60064	LAKE	U-Store-It, L.P.
615	14203 SOUTH ROUTE 59	PLAINFIELD	IL	60544	WILL	U-Store-It, L.P.
616	1730 W. IRVING PARK RD.	SCHAUMBURG	IL	60193	COOK	U-Store-It, L.P.
617	1089 EAST AVE.	STREAMWOOD	IL	60107	DU PAGE	YASKY LLC
618	665 S. GREEN BAY RD.	WAUKEGAN	IL	60085	LAKE	U-Store-It, L.P.
619	27W125 NORTH AVE.	WEST CHICAGO	IL	60185	DU PAGE	YSI VI LLC
620	143 W. 61ST ST.	WESTMONT	IL	60559	DU PAGE	U-Store-It, L.P.
621	1004 S. MILWAUKEE RD	WHEELING	IL	60090	COOK	YASKY LLC
622	1042 S. MILWAUKEE RD	WHEELING	IL	60090	COOK	YSI III LLC
623	8000 SOUTH ROUTE 53	WOODRIDGE	IL	60517	DU PAGE	YSI L LLC
624	2922 SOUTH 5TH COURT	MILWAUKEE	WI	53207	MILWAUKEE	U-Store-It, L.P.
625	3601 W. 96TH STREET	INDIANAPOLIS	IN	46268	MARION	U-Store-It, L.P.
626	920 W. COUNTY LINE RD.	INDIANAPOLIS	IN	46217	MARION	U-Store-It, L.P.
627	9685 FALL CREEK RD.	INDIANAPOLIS	IN	46256	MARION	U-Store-It, L.P.
628	3912 N. GLEN ARM RD.	INDIANAPOLIS	IN	46254	MARION	U-Store-It, L.P.
629	8270 N. MICHIGAN RD.	INDIANAPOLIS	IN	46268	MARION	U-Store-It, L.P.
630	3380 N. POST RD.	INDIANAPOLIS	IN	46226	MARION	YASKY LLC
631	2251 N. SHADELAND AVE.	INDIANAPOLIS	IN	46219	MARION	U-Store-It, L.P.
632	551 E. STOVER AVE.	INDIANAPOLIS	IN	46227	MARION	U-Store-It, L.P.
633	5425 N. TACOMA	INDIANAPOLIS	IN	46220	MARION	U-Store-It, L.P.
634	435 CONGRESS PARK DR.	CENTERVILLE	OH	45459	MONTGOMERY	U-Store-It, L.P.
635	8501 SPRINGBORO PIKE	MIAMISBURG	OH	45342	MONTGOMERY	U-Store-It, L.P.
636	426 N. SMITHVILLE RD.	DAYTON	OH	45431	MONTGOMERY	YSI VI LLC
637	60 WESTPARK DR.	CENTERVILLE	OH	45459	MONTGOMERY	YSI VI LLC
638	6512 14TH STREET	BRADENTON	FL	34207	MANATEE	U-Store-It, L.P.
639	14902 N. 12TH ST.	LUTZ	FL	33549	HILLSBOROUGH	U-Store-It, L.P.
640	1402 E. BEARSS AVE.	LUTZ	FL	33549	HILLSBOROUGH	YSI HART LIMITED PARTNERSHIP
641	540 S. VOLUSIA AVE.	ORANGE CITY	FL	32763	VOLUSIA	U-Store-It, L.P.
643	3700 FOHL ST.	CANTON	OH	44706	STARK	U-Store-It, L.P.

644	5681 E. HARBOR RD.	MARBLEHEAD	OH	43440	OTTAWA	U-Store-It, L.P.
645	5440 S. MARGINAL RD.	CLEVELAND	OH	44114	CUYAHOGA	YSI HART LIMITED PARTNERSHIP
646	3785 SHILOH SPRINGS RD.	DAYTON	OH	45426	MONTGOMERY	U-Store-It, L.P.
647	5136 E. LINCOLN ST.	CANTON	OH	44730	STARK	U-Store-It, L.P.
649	10645 LEUER AVE.	CLEVELAND	OH	44108	CUYAHOGA	U-Store-It, L.P.
650	7100 COLUMBUS RD.	LOUISVILLE	OH	44641	STARK	U-Store-It, L.P.
651	6784 HOPKINS RD.	MENTOR	OH	44060	LAKE	U-Store-It, L.P.
652	4376 N. RIDGE RD.	PERRY	OH	44081	LAKE	U-Store-It, L.P.
655	24360 SPERRY DR.	WESTLAKE	OH	44145	CUYAHOGA	U-Store-It, L.P.
656	38255 ST. CLAIR AVE.	WILLOUGHBY	OH	44094	LAKE	U-Store-It, L.P.
658	1040 HORTONS LANE	SOUTHOLD	NY	11971	SUFFOLK	YSI XXXII LLC
659	99 MILL RD.	RIVERHEAD	NY	11901	SUFFOLK	YSI XXXII LLC
660	23 S. MAIN STREET	E. WINDSOR	CT	06088	HARTFORD	YASKY LLC
661	510 N. MAIN ST.	MANCHESTER	CT	06042	HARTFORD	YSI VI LLC
662	873 MAIN ST.	MONROE	CT	06468	FAIRFIELD	YSI VI LLC
663	175 COSTELLO ROAD	NEWINGTON	CT	06111	HARTFORD	YSI VI LLC
664	26 MASELLI RD.	NEWINGTON	CT	06111	HARTFORD	YSI VI LLC
665	99 HAMILTON AVE.	STAMFORD	CT	06902	FAIRFIELD	YSI VI LLC
666	167-3 ELM ST.	OLD SAYBROOK	CT	06475	MIDDLESEX	YSI VI LLC
667	201 LAKE AVENUE	BRISTOL	CT	06010	HARTFORD	YSI VI LLC
668	35 WINTHROP AVE.	NEW ROCHELLE	NY	10801	WESTCHESTER	YASKY LLC
669	45 SCHOOLHOUSE ROAD	OLD SAYBROOK	CT	06475	MIDDLESEX	YSI VI LLC
671	100 MERCANTILE COURT	OCOEE	FL	34761	ORANGE	YSI XXXXII LLC
672	8680 STONEBROOK PKWY	FRISCO	TX	75034	COLLIN	YASKY LLC
673	10121 WARREN PKWY	FRISCO	TX	75035	COLLIN	YSI V LLC
674	30W330 BUTTERFIELD	WARRENVILLE	IL	60555	DU PAGE	YASKY LLC
675	12408 INDUSTRIAL DRIVE EAST	PLAINFIELD	IL	60544	WILL	U-Store-It, L.P.
676	3686 OLD GERMANTOWN ROAD	MEMPHIS	TN	38125	SHELBY	YSI XXXXI LLC
677	3577 NEW GETWELL ROAD	MEMPHIS	TN	38118	SHELBY	U-Store-It, L.P.
678	9275 MACON ROAD	CORDOVA	TN	38016	SHELBY	YSI XXXX LLC
679	6140 E. SHELBY DRIVE	MEMPHIS	TN	38141	SHELBY	U-Store-It, L.P.
680	9500 FRISCO STREET	FRISCO	TX	75034	COLLIN	U-Store-It, L.P.
685	838 N. LOOP 1604 EAST	SAN ANTONIO	TX	78232	BEXAR	U-Store-It, L.P.
688	8252 WESTHEIMER ROAD	HOUSTON	TX	77063	HARRIS	U-Store-It, L.P.
687	13340 FM 1960 ROAD W	HOUSTON	TX	77065	HARRIS	YSI XVII LP
692	19500 WEST DIXIE HWY	MIAMI	FL	33180	MIAMI-DADE	U-Store-It, L.P.
693	1015 N. APOPKA VINELAND ROAD	ORLANDO	FL	32818	ORANGE	U-Store-It, L.P.
694	3651 ALAFAYA TRAIL	OVIEDO	FL	32765	ORANGE	U-Store-It, L.P.
695	4554 E. HOFFNER AVENUE	ORLANDO	FL	32812	ORANGE	U-Store-It, L.P.
696	3508 S. ORLANDO DRIVE	SANFORD	FL	32773	SEMINOLE	U-Store-It, L.P.
697	3313 STONE MOUNTAIN HWY	SNELLVILLE	GA	30078	GWINNETT	U-Store-It, L.P.
698	3495 LAWRENCEVILLE SUWANEE RD	SUWANEE	GA	30024	GWINNETT	U-Store-It, L.P.
700	55 COMMERCIAL STREET	MEDFORD	MA	02155	MIDDLESEX	YSI XXXXVII LLC
701	1985 OSTREMS WAY	SAN BERNARDINO	CA	92407	SAN BERNARDINO	YSI VI LLC
702	4309 EHRLICH ROAD	TAMPA	FL	33624	HILLSBOROUGH	YSI HART LIMITED PARTNERSHIP
703	3730 S. ORANGE AVE.	ORLANDO	FL	32806	ORANGE	YSI VI LLC

705	12560 MILITARY TRAIL	BOYNTON BEACH	FL	33436	PALM BEACH	YASKY LLC
706	15910 PEARL ROAD	STRONGSVILLE	OH	44136	CUYAHOGA	U-Store-It, L.P.
708	8585 TOUCHTON ROAD	JACKSONVILLE	FL	32216	DUVAL	U-Store-It, L.P.
709	11570 BEACH BLVD	JACKSONVILLE	FL	32246	DUVAL	U-Store-It, L.P.
710	8121 POINT MEADOWS DR.	JACKSONVILLE	FL	32256	DUVAL	YSI HART LIMITED PARTNERSHIP
712	1531 MONTIEL ROAD	ESCONDIDO	CA	92026	SAN DIEGO	YSI XXXXVIII LLC
713	28401 RANCHO CALIFORNIA RD.	TEMECULA	CA	92590	RIVERSIDE	YSI XXXXVIII LLC
714	105 OLD PEACHTREE ROAD	SUWANEE	GA	30024	GWINNETT	U-Store-It, L.P.
720	1201 N. STATE ROAD 7	ROYAL PALM	FL	33411	PALM BEACH	U-Store-It, L.P.
721	6550 SW 160TH AVE.	SW RANCHES	FL	33331	BROWARD	YSI XXXIX LLC
722	12701 SW 124TH STREET	KENDALL	FL	33186	DADE	YSI XXXIII LLC
723	3024 PLUMMER COVE ROAD	JACKSONVILLE	FL	32223	DUVAL	U-Store-It, L.P.
724	645 PARK STREET	JACKSONVILLE	FL	32204	DUVAL	U-Store-It, L.P.
725	409 S. MCCLINTOCK DRIVE	TEMPE	AZ	85281	MARICOPA	YASKY LLC
726	1040 GRAND STREET	HOBOKEN	NJ	07030	HUDSON	YSI XXXI LLC
727	343 W. GRAND STREET	ELIZABETH	NJ	07202	UNION	YSI HART LIMITED PARTNERSHIP
728	1234 ROUTE 46 (CLIFTON)	CLIFTON	NJ	07013	PASSAIC	YASKY LLC
735	380 E. GARDEN OF THE GODS RD	COLORADO SPRINGS	CO	80907	EL PASO	U-Store-It, L.P.
737	1201 N. HIGHWAY 377	ROANOKE	TX	76262	DENTON	YSI XXXIV LLC
738	1720 LOY LAKE ROAD	SHERMAN	TX	75090	GRAYSON	YSI XII LP
739	812 N. MCDONALD STREET	MCKINNEY	TX	75069	COLLIN	YSI XIII LP
740	6017 INTERSTATE 30	GREENVILLE	TX	75402	HUNT	U-Store-It, L.P.
741	8800 DAVIS BLVD.	KELLER	TX	76248	TARRANT	YSI XI LP
742	1700 US HIGHWAY 75	SHERMAN	TX	75090	GRAYSON	YSI XIV LP
743	8123 WESLEY STREET	GREENVILLE	TX	75402	HUNT	U-Store-It, L.P.
744	1700 S. CENTRAL EXPRESSWAY	MCKINNEY	TX	75070	COLLIN	YSI X LP
745	5637 BASSWOOD BLVD.	FORTH WORTH	TX	76137	TARRANT	YSI XXXIV LLC
746	4097 ROSEMEADE PKWY	DALLAS	TX	75287	COLLIN	YSI XXXIV LLC
747	6612 DAVIS BLVD.	N. RICHLAND HILLS	TX	76182	TARRANT	YSI XXXIV LLC
748	12006 RR 620 N	AUSTIN	TX	78750	WILLIAMSON	YSI HART LIMITED PARTNERSHIP
749	2375 ARAPAHO ROAD	GARLAND	TX	75044	DALLAS	YSI XXXIV LLC
750	9238 WEST I-10	SAN ANTONIO	TX	78230	BEXAR	U-Store-It, L.P.
751	610 E. STASSNEY LANE	AUSTIN	TX	78745	TRAVIS	YSI HART LIMITED PARTNERSHIP
752	1761 EASTCHASE PARKWAY	FORTH WORTH	TX	76120	TARRANT	YSI XXXIV LLC
753	10025 MANCHACA ROAD	AUSTIN	TX	78748	TRAVIS	YSI XXXIII LLC
754	8749 WADE BLVD.	FRISCO	TX	75034	COLLIN	YSI XXXIV LLC
755	1455 N. HIGHWAY 287	MANSFIELD	TX	76063	TARRANT	YSI XXXIV LLC
756	11303 W. LOOP 1604 NORTH	SAN ANTONIO	TX	78254	BEXAR	U-Store-It, L.P.
757	19395 SW 106TH AVE.	MIAMI	FL	33157	DADE	U-Store-It, L.P.
758	3300 PARK ROAD	BENICIA	CA	94510	SOLANO	U-Store-It, L.P.
759	3101 VALLEY AVENUE	PLEASANTON	CA	94566	CONTRA COSTA	YSI HART LIMITED PARTNERSHIP
760	541 HARBOR BLVD.	W. SACRAMENTO	CA	95691	YOLO	YSI XXXIII LLC
761	40410 CALIFORNIA OAKS ROAD	MURRIETA	CA	92562	RIVERSIDE	YSI XXXXVIII LLC

762	1625 W. VISTA WAY	VISTA	CA	92083	SAN DIEGO	U-Store-It, L.P.
763	301 S. LEMON CREEK	WALNUT	CA	91789	LOS ANGELES	U-Store-It, L.P.
764	1058 MURFREESBORO ROAD	NASHVILLE	TN	37217	DAVIDSON	YSI HART LIMITED PARTNERSHIP
765	1202 ANTIOCH PIKE	NASHVILLE	TN	37211	DAVIDSON	YSI HART LIMITED PARTNERSHIP
766	2825 LEBANON PIKE ROAD	NASHVILLE	TN	37214	DAVIDSON	YSI HART LIMITED PARTNERSHIP
767	4815 TROUSDALE DR.	NASHVILLE	TN	37220	DAVIDSON	YSI XXXXV LLC
768	2757 MURFREESBORO ROAD	ANTIOCH	TN	37013	DAVIDSON	U-Store-It, L.P.
769	6790 FEDERAL BLVD.	DENVER	CO	80221	ADAMS	U-Store-It, L.P.
772	2310 S. CIRCLE DRIVE	COLORADO SPRINGS	CO	80910	EL PASO	YSI XV LLC
773	3595 ANDERSON FARM ROAD	AUSTELL	GA	30106	COBB	YSI XXXVII LLC
774	1236 TEXAS STREET	LEWISVILLE	TX	75057	DENTON	YSI VIII LP
775	201 S. I-35 EAST	DENTON	TX	76205	DENTON	YSI IX LP
776	1350 N. FIRST STREET	GARLAND	TX	75040	DALLAS	YSI VII LP
777	43 OLD OLDEN AVENUE	HAMILTON	NJ	08610	MERCER	U-Store-It, L.P.
778	6446 EAST MAIN STREET	REYNOLDSBURG	OH	43068	FRANKLIN	U-Store-It, L.P.
779	5252 NIKE DRIVE	HILLIARD	OH	43026	FRANKLIN	U-Store-It, L.P.
780	3300 SOUTHWEST BLVD.	GROVE CITY	OH	43123	FRANKLIN	U-Store-It, L.P.
781	5411 W. BROAD STREET	COLUMBUS	OH	43228	FRANKLIN	U-Store-It, L.P.
901	1324 HIRD AVENUE	LAKEWOOD	OH	44107	CUYAHOGA	U-Store-It, L.P.
913	6788 LANTANA ROAD	LAKE WORTH	FL	33467	PALM BEACH	U-Store-It, L.P.
7266	6000 WELCH DRIVE	EL PASO	TX	79905	EL PASO	YSI XXV LP
7270	5180 COMMERCE DRIVE	MURRAY	UT	84107	SALT LAKE	YSI XX LP
7280	401 &500 RADIO ROAD BP	PALM SPRINGS	CA	92262	RIVERSIDE	U-Store-It, L.P.
7281	67650-67714 E. RAMON ROAD	CATHEDRAL CITY	CA	92234	RIVERSIDE	U-Store-It, L.P.
7292	2645 S. NELLS BLVD	LAS VEGAS	NV	89121	CLARK	U-Store-It, L.P.
7303	5500 NW 15TH STREET	MARGATE	FL	33063	PALM BEACH	YASKY LLC
7305	BUSINESS PARKWAY BP	ROYAL PALM	FL	33411	PALM BEACH	U-Store-It, L.P.
7325	5501 NW 15TH STREET I BP	MARGATE	FL	33063	PALM BEACH	U-Store-It, L.P.
7496	708 MONTLIMAR PARK BP	MOBILE	AL	36619	MOBILE	YASKY LLC
7541	CHERRY LANE BP	LAUREL	MD	20707	PRINCE GEORGE’S	YSI I LLC
7679	6140 E. SHELBY DRIVE BP	MEMPHIS	TN	38141	SHELBY	U-Store-It, L.P.
7680	9500 FRISCO STREET	FRISCO	TX	75034	COLLIN	U-Store-It, L.P.
7687	13340 FM 1960 ROAD W	HOUSTON	TX	77065	HARRIS	YSI XVII LP
7913	LANTANA ROAD BP	LAKE WORTH	FL	33467	PALM BEACH	U-Store-It, L.P.

Part II: Permitted Liens

None.

Schedule 6.1.(g)

Existing Indebtedness

1.               Existing Indebtedness includes all of the Indebtedness of the Parent and its Subsidiaries disclosed on the Parent’s Form 10-K for the fiscal year ending December 31, 2010, including, without limitation, the Revolving Credit Agreement.

2.               Various other mortgage Indebtedness set forth in the chart below:

Borrower	Lender	Property	Amount
YSI XXXI, LLC	Bank of Smithtown	Hudson County, New Jersey	$2,300,000
YSI XXXI, LLC	Bank of Smithtown	Morris County, New Jersey	$4,050,000
YSI XXXI, LLC	Bank of Smithtown	Bergen County, New Jersey	$1,850,000
YSI XXXI, LLC	Bank of Smithtown	Union County, New Jersey	$5,800,000
YSI XXXII, LLC	Bank of Smithtown	Suffolk County, New York	$2,700,000
YSI XXXII, LLC	Bank of Smithtown	Suffolk County, New York	$3,500,000
YSI XXXV, LLC	WashingtonFirst Bank	Spotsylvania and Stafford Counties, Virginia	$4,500,000
YSI XXXIV, LLC	ViewPoint Bank	Tarrant, Denton, Collin and Dallas Counties, Texas	$15,000,000
YSI XXXVII, LLC	Resurgens Bank	Cobb County, Georgia	$2,255,000
YSI XXXIX, LLC	Pacific National Bank	Broward County, Florida	$4,000,000
YSI XXXXV, LLC	Capstar Bank	Davidson County, Tennessee	$5,540,000
YSI XXXIII, LLC	Minnesota Life Insurance Company	Miami-Dade County, Florida; Washington, D.C.; Travis County, Texas; Yolo County, California.	$11,602,488.43
YSI XXXXVIII, LLC	Nara Bank	San Diego, San Bernardino and Riverside Counties, California	$25,700,000
YSI Burke Lake, LLC	Wells Fargo Bank, N.A.	Fairfax County, Virginia	$7,510,182.80

Schedule 6.1.(h)

Material Contracts

1.               Material Contracts include those disclosed in the Parent’s Form 10-K for the fiscal year ending December 31, 2010.

Schedule 6.1.(i)

Litigation

None.

Schedule 9.6.

Existing Negative Pledges

None.

EXHIBIT A

FORM OF ASSIGNMENT AND ACCEPTANCE AGREEMENT

This Assignment and Acceptance Agreement (the “Assignment and Acceptance Agreement”) is dated as of the Effective Date set forth below and is entered into by and between [the][each](1) Assignor identified in item 1 below ([the][each, an] “Assignor”) and [the][each](2) Assignee identified in item 2 below ([the][each, an] “Assignee”).  [It is understood and agreed that the rights and obligations of [the Assignors][the Assignees](3) hereunder are several and not joint.](4)  Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (as amended, the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by [the][each] Assignee.  The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Acceptance Agreement as if set forth herein in full.

For an agreed consideration, [the][each] Assignor hereby irrevocably sells and assigns to [the Assignee][the respective Assignees], and [the][each] Assignee hereby irrevocably purchases and assumes from [the Assignor][the respective Assignors], subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below (i) all of [the Assignor’s][the respective Assignors’] rights and obligations in [its capacity as a Lender][their respective capacities as Lenders] under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of [the Assignor][the respective Assignors] under the respective facilities identified below (including without limitation any guarantees included in such facilities) and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of [the Assignor (in its capacity as a Lender)][the respective Assignors (in their respective capacities as Lenders)] against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned by [the][any] Assignor to [the][any] Assignee pursuant to clauses (i) and (ii) above being referred to herein collectively as [the][an] “Assigned Interest”).  Each such sale and assignment is without recourse to [the][any] Assignor and, except as expressly provided in this Assignment and Acceptance Agreement, without representation or warranty by [the][any] Assignor.

(1)                                 For bracketed language here and elsewhere in this form relating to the Assignor(s), if the assignment is from a single Assignor, choose the first bracketed language.  If the assignment is from multiple Assignors, choose the second bracketed language.

(2)                                 For bracketed language here and elsewhere in this form relating to the Assignee(s), if the assignment is to a single Assignee, choose the first bracketed language.  If the assignment is to multiple Assignees, choose the second bracketed language.

(3)                                 Select as appropriate.

(4)                                 Include bracketed language if there are either multiple Assignors or multiple Assignees.

1.	Assignor[s]:

2.	Assignee[s]:

[for each Assignee, indicate [Affiliate][Approved Fund] of [identify Lender]

3.	Borrower(s):	U-STORE-IT, L.P.

4.	Administrative Agent:	WELLS FARGO BANK, NATIONAL ASSOCIATION, as the Administrative Agent under the Credit Agreement

5.	Credit Agreement:

Term Loan Agreement dated as of June 20, 2011 among U-STORE-IT, L.P., U-STORE-IT TRUST, the Lenders parties thereto, WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent, and the other parties thereto

6.	Assigned Interest[s]:

Assignor[s](5)	Assignee[s](6)	Facility Assigned(7)	Aggregate Amount of Commitment/ Loans for all Lenders(8)	Amount of Commitment/ Loans Assigned(9)	Percentage Assigned of Commitment/ Loans(10)		CUSIP Number
			$	$		%
			$	$		%

[7.	Trade Date:	](11)

(5)                                 List each Assignor, as appropriate.

(6)                                 List each Assignee, as appropriate.

(7)                                 Fill in the appropriate terminology for the types of facilities under the Credit Agreement that are being assigned under this Assignment (“Five Year Term Commitment” or “Seven Year Term Commitment”)

(8)                                 Amount to be adjusted by the counterparties to take into account any payments or prepayments made between the Trade Date and the Effective Date.

(9)                                 In the case of an assignment of the entire remaining amount of the Loans at the time owing to the assigning Lender or in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, no minimum amount need be assigned.  In any case not described in the immediately preceding sentence, the aggregate amount of the outstanding principal balance of the Loans of such Lender shall not be less than $5,000,000, unless each of the Administrative Agent and, so long as no Default or Event of Default shall exist, the Borrower otherwise consents.

(10)                          Set forth, to at least 9 decimals, as a percentage of the Commitment/Loans of all Lenders thereunder.

(11)                          To be completed if the Assignor(s) and the Assignee(s) intend that the minimum assignment amount is to be determined as of the Trade Date.

Effective Date:                                   , 20       [TO BE INSERTED BY THE ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

The terms set forth in this Assignment and Acceptance Agreement are hereby agreed to:

ASSIGNOR[S](12)

[NAME OF ASSIGNOR]

By:
Name:
Title:

[NAME OF ASSIGNOR]

By:
Name:
Title:

ASSIGNEE[S](13)

[NAME OF ASSIGNEE]

By:
Name:
Title:

[NAME OF ASSIGNEE]

By:
Name:
Title:

[Page Break]

(12)                          Add additional signature blocks as needed.

(13)                          Add additional signature blocks as needed.

[Consented to and](14) Accepted:

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent

By:
Name:
Title:

[Consented to:](15)

[NAME OF RELEVANT PARTY]

By:
Name:
Title:

(14)                          To be added only if the consent of the Administrative Agent is required by the terms of the Credit Agreement.

(15)                          To be added only if the consent of the Borrower and/or other parties is required by the terms of the Credit Agreement.

ANNEX 1

[                      ](16)

STANDARD TERMS AND CONDITIONS FOR

ASSIGNMENT AND ACCEPTANCE AGREEMENT

1.  Representations and Warranties.

1.1  Assignor[s].  [The][Each] Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of [the][the relevant] Assigned Interest, (ii) [the][such] Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Acceptance Agreement and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of the Borrower, any of the Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by the Borrower, any of the Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.

1.2.  Assignee[s].  [The][Each] Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Acceptance Agreement and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it meets all the requirements to be an assignee under Section 12.5.(b)(iii), (v) and (vi) of the Credit Agreement (subject to such consents, if any, as may be required under Section 12.5.(b)(iii) of the Credit Agreement), (iii) from and after the Effective Date specified for this Assignment and Acceptance Agreement, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of [the][the relevant] Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it is sophisticated with respect to decisions to acquire assets of the type represented by the Assigned Interest and either it, or the person exercising discretion in making its decision to acquire the Assigned Interest, is experienced in acquiring assets of such type, (v) it has received a copy of the Credit Agreement, and has received or has been accorded the opportunity to receive copies of the most recent financial statements delivered pursuant to Section 8.1. or 8.2., as applicable, and such other documents and information as it deems appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance Agreement and to purchase [the][such] Assigned Interest, (vi) it has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Assignment and Acceptance Agreement and to purchase [the][such] Assigned Interest, and (vii) if it is a Foreign Lender, attached to the Assignment and Acceptance Agreement is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by [the][such] Assignee; and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, [the][any] Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

(16)                          Describe Credit Agreement at option of Administrative Agent.

2.  Payments.  From and after the Effective Date, the Administrative Agent shall make all payments in respect of [the][each] Assigned Interest (including payments of principal, interest, fees and other amounts) to [the][the relevant] Assignee whether such amounts have accrued prior to, on or after the Effective Date specified for this Assignment and Acceptance Agreement.  The Assignor[s] and the Assignee[s] shall make all appropriate adjustments in payments by the Administrative Agent for periods prior to such Effective Date or with respect to the making of this assignment directly between themselves.

3.  General Provisions.  This Assignment and Acceptance Agreement shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns.  This Assignment and Acceptance Agreement may be executed in any number of counterparts, which together shall constitute one instrument.  Delivery of an executed counterpart of a signature page of this Assignment and Acceptance Agreement by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment and Acceptance Agreement.  This Assignment and Acceptance Agreement shall be governed by, and construed in accordance with, the law of the State of North Carolina.

EXHIBIT B

FORM OF GUARANTY

THIS GUARANTY dated as of June     , 2011, executed and delivered by each of the undersigned and the other Persons from time to time party hereto pursuant to the execution and delivery of an Accession Agreement in the form of Annex I hereto (all of the undersigned, together with such other Persons each a “Guarantor” and collectively, the “Guarantors”) in favor of WELLS FARGO BANK, NATIONAL ASSOCIATION, in its capacity as Administrative Agent (the “Administrative Agent”) for the Lenders under that certain Term Loan Agreement dated as of June 20, 2011 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among U-STORE-IT, L.P. (the “Borrower”), U-Store-It Trust (the “Parent”), the financial institutions party thereto and their assignees under Section 12.5.(b) thereof (the “Lenders”), the Administrative Agent, and the other parties thereto.

WHEREAS, pursuant to the Credit Agreement, the Administrative Agent and the Lenders have agreed to make available to the Borrower certain financial accommodations on the terms and conditions set forth in the Credit Agreement;

WHEREAS, the Borrower and each of the Guarantors, though separate legal entities, are mutually dependent on each other in the conduct of their respective businesses as an integrated operation and have determined it to be in their mutual best interests to obtain financing from the Administrative Agent and the Lenders through their collective efforts;

WHEREAS, each Guarantor acknowledges that it will receive direct and indirect benefits from the Administrative Agent and the Lenders making such financial accommodations available to the Borrower under the Credit Agreement and, accordingly, each Guarantor is willing to guarantee the Borrower’s obligations to the Administrative Agent and the Lenders on the terms and conditions contained herein; and

WHEREAS, the execution and delivery of this Guaranty by each Guarantor is a condition to the Administrative Agent and the Lenders making such financial accommodations to the Borrower.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by each Guarantor, each Guarantor agrees as follows:

Section 1.  Guaranty.  Each Guarantor hereby absolutely, irrevocably and unconditionally guaranties the due and punctual payment and performance when due, whether at stated maturity, by acceleration or otherwise, of all of the following (collectively referred to as the “Guarantied Obligations”):  (a) all indebtedness, liabilities, obligations, covenants and duties owing by the Borrower to any Lender or the Administrative Agent under or in connection with the Credit Agreement and any other Loan Document, including without limitation, the repayment of all principal of the Loans, and the payment of all interest, Fees, charges, reasonable attorneys’ fees and other amounts payable to any Lender or the Administrative Agent thereunder or in connection therewith (including, to the extent permitted by Applicable Law, interest, Fees and other amounts that would accrue and become due after the filing of a case or other proceeding under the Bankruptcy Code (as defined below) or other similar Applicable Law but for the commencement of such case or proceeding, whether or not such amounts are allowed or allowable in whole or in part in such case or proceeding); (b) any and all extensions, renewals, modifications, amendments or substitutions of the foregoing; (c) all other Obligations; and (d) all expenses, including, without limitation, reasonable attorneys’ fees and disbursements, that are incurred by any of the Lenders or the Administrative Agent in the enforcement of any of the foregoing or any obligation of such Guarantor hereunder.

Section 2.  Guaranty of Payment and Not of Collection.  This Guaranty is a guaranty of payment, and not of collection, and a debt of each Guarantor for its own account.  Accordingly, none of the Administrative Agent or the Lenders shall be obligated or required before enforcing this Guaranty against any Guarantor:  (a) to pursue any right or remedy any of them may have against the Borrower, any other Guarantor or any other Person or commence any suit or other proceeding against the Borrower, any other Guarantor or any other Person in any court or other tribunal; (b) to make any claim in a liquidation or bankruptcy of the Borrower, any other Guarantor or any other Person; or (c) to make demand of the Borrower, any other Guarantor or any other Person.

Section 3.  Guaranty Absolute.  Each Guarantor guarantees that the Guarantied Obligations will be paid strictly in accordance with the terms of the documents evidencing the same, regardless of any Applicable Law now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of the Administrative Agent or the Lenders with respect thereto.  The liability of each Guarantor under this Guaranty shall be absolute, irrevocable and unconditional in accordance with its terms and shall remain in full force and effect without regard to, and shall not be released, suspended, discharged, terminated or otherwise affected by, any circumstance or occurrence whatsoever, including without limitation, the following (whether or not such Guarantor consents thereto or has notice thereof):

(a)           (i) any change in the amount, interest rate or due date or other term of any of the Guarantied Obligations, (ii) any change in the time, place or manner of payment of all or any portion of the Guarantied Obligations, (iii) any amendment or waiver of, or consent to the departure from or other indulgence with respect to, the Credit Agreement, any other Loan Document, or any other document or instrument evidencing or relating to any Guarantied Obligations, or (iv) any waiver, renewal, extension, addition, or supplement to, or deletion from, or any other action or inaction under or in respect of, the Credit Agreement, any of the other Loan Documents, or any other documents, instruments or agreements relating to the Guarantied Obligations or any other instrument or agreement referred to therein or evidencing any Guarantied Obligations or any assignment or transfer of any of the foregoing;

(b)           any lack of validity or enforceability of the Credit Agreement, any of the other Loan Documents, or any other document, instrument or agreement referred to therein or evidencing any Guarantied Obligations or any assignment or transfer of any of the foregoing;

(c)           any furnishing to the Administrative Agent or the Lenders of any security for the Guarantied Obligations;

(d)           any settlement or compromise of any of the Guarantied Obligations or any liability of any other party with respect to the Guarantied Obligations, or any subordination of the payment of the Guarantied Obligations to the payment of any other liability of the Borrower or any other Loan Party;

(e)           any bankruptcy, insolvency, reorganization, composition, adjustment, dissolution, liquidation or other like proceeding relating to such Guarantor, the Borrower, any other Loan Party or any other Person, or any action taken with respect to this Guaranty by any trustee or receiver, or by any court, in any such proceeding;

(f)            any act or failure to act by the Borrower, any other Loan Party or any other Person which may adversely affect such Guarantor’s subrogation rights, if any, against the Borrower to recover payments made under this Guaranty;

(g)           any application of sums paid by the Borrower, any other Guarantor or any other Person with respect to the liabilities of the Borrower to the Administrative Agent or the Lenders, regardless of what liabilities of the Borrower remain unpaid;

(h)           any defect, limitation or insufficiency in the borrowing powers of the Borrower or in the exercise thereof;

(i)            any defense, set-off, claim or counterclaim (other than indefeasible payment and performance in full) which may at any time be available to or be asserted by the Borrower, any other Loan Party or any other Person against the Administrative Agent or any Lender;

(j)            any change in the corporate existence, structure or ownership of the Borrower or any other Loan Party;

(k)           any statement, representation or warranty made or deemed made by or on behalf of the Borrower, any Guarantor or any other Loan Party under any Loan Document, or any amendment hereto or thereto, proves to have been incorrect or misleading in any respect; or

(l)            any other circumstance which might otherwise constitute a defense available to, or a discharge of, a Guarantor hereunder (other than indefeasible payment and performance in full).

Section 4.  Action with Respect to Guarantied Obligations.  The Administrative Agent and the Lenders may, at any time and from time to time, without the consent of, or notice to, any Guarantor, and without discharging any Guarantor from its obligations hereunder, take any and all actions described in Section 3 and may otherwise:  (a) amend, modify, alter or supplement the terms of any of the Guarantied Obligations, including, but not limited to, extending or shortening the time of payment of any of the Guarantied Obligations or changing the interest rate that may accrue on any of the Guarantied Obligations; (b) amend, modify, alter or supplement the Credit Agreement or any other Loan Document; (c) release any other Loan Party or other Person liable in any manner for the payment or collection of the Guarantied Obligations; (d) exercise, or refrain from exercising, any rights against the Borrower, any other Guarantor or any other Person; and (e) apply any sum, by whomsoever paid or however realized, to the Guarantied Obligations in such order as the Lenders shall elect.

Section 5.  Representations and Warranties.  Each Guarantor hereby makes to the Administrative Agent and the Lenders all of the representations and warranties made by the Borrower with respect to or in any way relating to such Guarantor in the Credit Agreement and the other Loan Documents, as if the same were set forth herein in full.

Section 6.  Covenants.  Each Guarantor will comply with all covenants which the Borrower is to cause such Guarantor to comply with under the terms of the Credit Agreement or any of the other Loan Documents.

Section 7.  Waiver.  Each Guarantor, to the fullest extent permitted by Applicable Law, hereby waives notice of acceptance hereof or any presentment, demand, protest or notice of any kind, and any other act or thing, or omission or delay to do any other act or thing, which in any manner or to any extent might vary the risk of such Guarantor or which otherwise might operate to discharge such Guarantor from its obligations hereunder.

Section 8.  Inability to Accelerate Loan.  If the Administrative Agent and/or the Lenders are prevented under Applicable Law or otherwise from demanding or accelerating payment of any of the Guarantied Obligations by reason of any automatic stay or otherwise, the Administrative Agent and/or the

Lenders shall be entitled to receive from each Guarantor, upon demand therefor, the sums which otherwise would have been due had such demand or acceleration occurred.

Section 9.  Reinstatement of Guarantied Obligations.  If claim is ever made on the Administrative Agent or any of the Lenders for repayment or recovery of any amount or amounts received in payment or on account of any of the Guarantied Obligations, and the Administrative Agent or such Lender repays all or part of said amount by reason of (a) any judgment, decree or order of any court or administrative body of competent jurisdiction, or (b) any settlement or compromise of any such claim effected by the Administrative Agent or such Lender with any such claimant (including the Borrower or a trustee in bankruptcy for the Borrower), then and in such event each Guarantor agrees that any such judgment, decree, order, settlement or compromise shall be binding on it, notwithstanding any revocation hereof or the cancellation of the Credit Agreement, any of the other Loan Documents, or any other instrument evidencing any liability of the Borrower, and such Guarantor shall be and remain liable to the Administrative Agent or such Lender for the amounts so repaid or recovered to the same extent as if such amount had never originally been paid to the Administrative Agent or such Lender.

Section 10.  Subrogation.  Upon the making by any Guarantor of any payment hereunder for the account of the Borrower, such Guarantor shall be subrogated to the rights of the payee against the Borrower; provided, however, that such Guarantor shall not enforce any right or receive any payment by way of subrogation or otherwise take any action in respect of any other claim or cause of action such Guarantor may have against the Borrower arising by reason of any payment or performance by such Guarantor pursuant to this Guaranty, unless and until all of the Guarantied Obligations have been indefeasibly paid and performed in full.  If any amount shall be paid to such Guarantor on account of or in respect of such subrogation rights or other claims or causes of action, such Guarantor shall hold such amount in trust for the benefit of the Administrative Agent and the Lenders and shall forthwith pay such amount to the Administrative Agent to be credited and applied against the Guarantied Obligations, whether matured or unmatured, in accordance with the terms of the Credit Agreement or to be held by the Administrative Agent as collateral security for any Guarantied Obligations existing.

Section 11.  Payments Free and Clear.  All sums payable by each Guarantor hereunder, whether of principal, interest, Fees, expenses, premiums or otherwise, shall be paid in full, without set-off or counterclaim or any deduction or withholding whatsoever (including any Taxes), and if any Guarantor is required by Applicable Law or by a Governmental Authority to make any such deduction or withholding, such Guarantor shall pay to the Administrative Agent and the Lenders such additional amount as will result in the receipt by the Administrative Agent and the Lenders of the full amount payable hereunder had such deduction or withholding not occurred or been required.

Section 12.  Set-off.  In addition to any rights now or hereafter granted under any of the other Loan Documents or Applicable Law and not by way of limitation of any such rights, each Guarantor hereby authorizes the Administrative Agent, each Lender and any of their respective Affiliates, at any time while an Event of Default exists, without any prior notice to such Guarantor or to any other Person, any such notice being hereby expressly waived, but in the case of a Lender or an Affiliate of a Lender subject to receipt of the prior written consent of the Requisite Lenders exercised in their sole discretion, to set off and to appropriate and to apply any and all deposits (general or special, including, but not limited to, indebtedness evidenced by certificates of deposit, whether matured or unmatured) and any other indebtedness at any time held or owing by the Administrative Agent, such Lender, or any Affiliate of the Administrative Agent or such Lender, to or for the credit or the account of such Guarantor against and on account of any of the Guarantied Obligations, although such obligations shall be contingent or unmatured.

Section 13.  Subordination.  Each Guarantor hereby expressly covenants and agrees for the benefit of the Administrative Agent and the Lenders that all obligations and liabilities of the Borrower to such Guarantor of whatever description, including without limitation, all intercompany receivables of such Guarantor from the Borrower (collectively, the “Junior Claims”) shall be subordinate and junior in right of payment to all Guarantied Obligations.  If an Event of Default shall exist, then no Guarantor shall accept any direct or indirect payment (in cash, property or securities, by setoff or otherwise) from the Borrower on account of or in any manner in respect of any Junior Claim until all of the Guarantied Obligations have been indefeasibly paid in full.

Section 14.  Avoidance Provisions.  It is the intent of each Guarantor, the Administrative Agent and the Lenders that in any Proceeding, such Guarantor’s maximum obligation hereunder shall equal, but not exceed, the maximum amount which would not otherwise cause the obligations of such Guarantor hereunder (or any other obligations of such Guarantor to the Administrative Agent and the Lenders) to be avoidable or unenforceable against such Guarantor in such Proceeding as a result of Applicable Law, including without limitation, (a) Section 548 of the Bankruptcy Code and (b) any state fraudulent transfer or fraudulent conveyance act or statute applied in such Proceeding, whether by virtue of Section 544 of the Bankruptcy Code or otherwise.  The Applicable Laws under which the possible avoidance or unenforceability of the obligations of such Guarantor hereunder (or any other obligations of such Guarantor to the Administrative Agent and the Lenders) shall be determined in any such Proceeding are referred to as the “Avoidance Provisions”.  Accordingly, to the extent that the obligations of any Guarantor hereunder would otherwise be subject to avoidance under the Avoidance Provisions, the maximum Guarantied Obligations for which such Guarantor shall be liable hereunder shall be reduced to that amount which, as of the time any of the Guarantied Obligations are deemed to have been incurred under the Avoidance Provisions, would not cause the obligations of such Guarantor hereunder (or any other obligations of such Guarantor to the Administrative Agent and the Lenders), to be subject to avoidance under the Avoidance Provisions.  This Section is intended solely to preserve the rights of the Administrative Agent and the Lenders hereunder to the maximum extent that would not cause the obligations of any Guarantor hereunder to be subject to avoidance under the Avoidance Provisions, and no Guarantor or any other Person shall have any right or claim under this Section as against the Administrative Agent and the Lenders that would not otherwise be available to such Person under the Avoidance Provisions.

Section 15.  Information.  Each Guarantor assumes all responsibility for being and keeping itself informed of the financial condition of the Borrower and the other Guarantors, and of all other circumstances bearing upon the risk of nonpayment of any of the Guarantied Obligations and the nature, scope and extent of the risks that such Guarantor assumes and incurs hereunder, and agrees that neither the Administrative Agent nor any of the Lenders shall have any duty whatsoever to advise any Guarantor of information regarding such circumstances or risks.

Section 16.  Governing Law.  THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NORTH CAROLINA APPLICABLE TO CONTRACTS EXECUTED, AND TO BE FULLY PERFORMED, IN SUCH STATE.

SECTION 17.  WAIVER OF JURY TRIAL.

(a)           EACH PARTY HERETO ACKNOWLEDGES THAT ANY DISPUTE OR CONTROVERSY BETWEEN OR AMONG ANY GUARANTOR, THE ADMINISTRATIVE AGENT OR ANY OF THE LENDERS WOULD BE BASED ON DIFFICULT AND COMPLEX ISSUES OF LAW AND FACT AND WOULD RESULT IN DELAY AND EXPENSE TO THE PARTIES.  ACCORDINGLY, TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH OF THE LENDERS, THE ADMINISTRATIVE AGENT AND EACH GUARANTOR HEREBY WAIVES ITS RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING OF ANY KIND OR NATURE

IN ANY COURT OR TRIBUNAL IN WHICH AN ACTION MAY BE COMMENCED BY OR AGAINST ANY PARTY HERETO ARISING OUT OF THIS GUARANTY OR ANY OTHER LOAN DOCUMENT OR BY REASON OF ANY OTHER SUIT, CAUSE OF ACTION OR DISPUTE WHATSOEVER BETWEEN OR AMONG ANY GUARANTOR, THE ADMINISTRATIVE AGENT OR ANY OF THE LENDERS OF ANY KIND OR NATURE RELATING TO ANY OF THE LOAN DOCUMENTS.

(b)           EACH OF THE GUARANTORS, THE ADMINISTRATIVE AGENT AND EACH LENDER HEREBY AGREES THAT ANY FEDERAL DISTRICT COURT AND ANY STATE COURT LOCATED IN CHARLOTTE, NORTH CAROLINA SHALL HAVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIMS OR DISPUTES BETWEEN OR AMONG ANY GUARANTOR, THE ADMINISTRATIVE AGENT OR ANY OF THE LENDERS, PERTAINING DIRECTLY OR INDIRECTLY TO THIS GUARANTY OR ANY OTHER LOAN DOCUMENT OR TO ANY MATTER ARISING HEREFROM OR THEREFROM.  EACH GUARANTOR AND EACH OF THE LENDERS EXPRESSLY SUBMIT AND CONSENT IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR PROCEEDING COMMENCED IN SUCH COURTS WITH RESPECT TO SUCH CLAIMS OR DISPUTES.  EACH PARTY FURTHER WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH ACTION OR PROCEEDING IN ANY SUCH COURT OR THAT SUCH ACTION OR PROCEEDING WAS BROUGHT IN AN INCONVENIENT FORUM AND EACH AGREES NOT TO PLEAD OR CLAIM THE SAME.  THE CHOICE OF FORUM SET FORTH IN THIS SECTION SHALL NOT BE DEEMED TO PRECLUDE THE BRINGING OF ANY ACTION BY ANY PARTY OR THE ENFORCEMENT BY ANY PARTY OF ANY JUDGMENT OBTAINED IN SUCH FORUM IN ANY OTHER APPROPRIATE JURISDICTION.

(c)           THE PROVISIONS OF THIS SECTION HAVE BEEN CONSIDERED BY EACH PARTY WITH THE ADVICE OF COUNSEL AND WITH A FULL UNDERSTANDING OF THE LEGAL CONSEQUENCES THEREOF, AND SHALL SURVIVE THE PAYMENT OF THE LOANS AND ALL OTHER AMOUNTS PAYABLE HEREUNDER OR UNDER THE OTHER LOAN DOCUMENTS, THE TERMINATION OR EXPIRATION OF ALL LETTERS OF CREDIT AND THE TERMINATION OF THIS GUARANTY.

Section 18.  Loan Accounts.  The Administrative Agent and each Lender may maintain books and accounts setting forth the amounts of principal, interest and other sums paid and payable with respect to the Guarantied Obligations, and in the case of any dispute relating to any of the outstanding amount, payment or receipt of any of the Guarantied Obligations or otherwise, the entries in such books and accounts shall be deemed conclusive evidence of the amounts and other matters set forth herein, absent manifest error.  The failure of the Administrative Agent or any Lender to maintain such books and accounts shall not in any way relieve or discharge any Guarantor of any of its obligations hereunder.

Section 19.  Waiver of Remedies.  No delay or failure on the part of the Administrative Agent or any of the Lenders in the exercise of any right or remedy it may have against any Guarantor hereunder or otherwise shall operate as a waiver thereof, and no single or partial exercise by the Administrative Agent or any of the Lenders of any such right or remedy shall preclude any other or further exercise thereof or the exercise of any other such right or remedy.

Section 20.  Termination.  This Guaranty shall remain in full force and effect until indefeasible payment in full of the Guarantied Obligations and the other Obligations and the termination or cancellation of the Credit Agreement in accordance with its terms.

Section 21.  Successors and Assigns.  Each reference herein to the Administrative Agent or the Lenders shall be deemed to include such Person’s respective successors and assigns (including, but not limited to, any holder of the Guarantied Obligations) in whose favor the provisions of this Guaranty also shall inure, and each reference herein to each Guarantor shall be deemed to include such Guarantor’s successors and assigns, upon whom this Guaranty also shall be binding.  The Lenders may, in accordance with the applicable provisions of the Credit Agreement, assign, transfer or sell any Guarantied Obligation, or grant or sell participations in any Guarantied Obligations, to any Person without the consent of, or notice to, any Guarantor and without releasing, discharging or modifying any Guarantor’s obligations hereunder.  Subject to Section 12.8. of the Credit Agreement, each Guarantor hereby consents to the delivery by the Administrative Agent or any Lender to any Assignee or Participant (or any prospective Assignee or Participant) of any financial or other information regarding the Borrower or any Guarantor.  No Guarantor may assign or transfer its rights or obligations hereunder to any Person without the prior written consent of the Administrative Agent and the Lenders and any such assignment or other transfer to which the Administrative Agent and the Lenders have not so consented shall be null and void.

Section 22.  JOINT AND SEVERAL OBLIGATIONS.  THE OBLIGATIONS OF THE GUARANTORS HEREUNDER SHALL BE JOINT AND SEVERAL, AND ACCORDINGLY, EACH GUARANTOR CONFIRMS THAT IT IS LIABLE FOR THE FULL AMOUNT OF THE “GUARANTIED OBLIGATIONS” AND ALL OF THE OBLIGATIONS AND LIABILITIES OF EACH OF THE OTHER GUARANTORS HEREUNDER.

Section 23.  Amendments.  This Guaranty may not be amended except in a writing signed by the Requisite Lenders (or all of the Lenders if required under the terms of the Credit Agreement), the Administrative Agent and each Guarantor.

Section 24.  Payments.  All payments to be made by any Guarantor pursuant to this Guaranty shall be made in Dollars, in immediately available funds to the Administrative Agent at the Principal Office, not later than 2:00 p.m. on the date of demand therefor.

Section 25.  Notices.  All notices, requests and other communications hereunder shall be in writing (including facsimile transmission or similar writing) and shall be given (a) to each Guarantor at its address set forth below its signature hereto, (b) to the Administrative Agent or any Lender at its respective address for notices provided for in the Credit Agreement, or (c) as to each such party at such other address as such party shall designate in a written notice to the other parties.  Each such notice, request or other communication shall be effective (i) if mailed, when received; (ii) if telecopied, when transmitted; or (iii) if hand delivered, when delivered; provided, however, that any notice of a change of address for notices shall not be effective until received.

Section 26.  Severability.  In case any provision of this Guaranty shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 27.  Headings.  Section headings used in this Guaranty are for convenience only and shall not affect the construction of this Guaranty.

Section 28.  Limitation of Liability.  Neither the Administrative Agent nor any of the Lenders, nor any Affiliate, officer, director, employee, attorney, or agent of the Administrative Agent or any of the Lenders, shall have any liability with respect to, and each Guarantor hereby waives, releases, and agrees not to sue any of them upon, any claim for any special, indirect, incidental, or consequential damages suffered or incurred by a Guarantor in connection with, arising out of, or in any way related to, this Guaranty or any of the other Loan Documents, or any of the transactions contemplated by this Guaranty, the Credit Agreement or any of the other Loan Documents.  Each Guarantor hereby waives, releases, and agrees not to sue the Administrative Agent or any of the Lenders or any of the Administrative Agent’s or of any Lenders’, officers, directors, employees, attorneys, or agents for punitive damages in respect of any claim in connection with, arising out of, or in any way related to, this Guaranty, the Credit Agreement or any of the other Loan Documents, or any of the transactions contemplated by Credit Agreement or financed thereby.

Section 29.  Definitions.  (a) For the purposes of this Guaranty:

“Bankruptcy Code” means Title 11 of the United States Code entitled “Bankruptcy”, as amended from time to time, and any successor statute or statutes and all rules and regulations from time to time promulgated thereunder, and any comparable foreign laws relating to bankruptcy, insolvency or creditors’ rights.

“Proceeding” means any of the following:  (i) a voluntary or involuntary case concerning any Guarantor shall be commenced under the Bankruptcy Code; (ii) a custodian (as defined in such Bankruptcy Code or any other applicable bankruptcy laws) is appointed for, or takes charge of, all or any substantial part of the property of any Guarantor; (iii) any other proceeding under any Applicable Law, domestic or foreign, relating to bankruptcy, insolvency, reorganization, winding-up or composition for adjustment of debts, whether now or hereafter in effect, is commenced relating to any Guarantor; (iv) any Guarantor is adjudicated insolvent or bankrupt; (v) any order of relief or other order approving any such case or proceeding is entered by a court of competent jurisdiction; (vi) any Guarantor makes a general assignment for the benefit of creditors; (vii) any Guarantor shall fail to pay, or shall state that it is unable to pay, or shall be unable to pay, its debts generally as they become due; (viii) any Guarantor shall call a meeting of its creditors with a view to arranging a composition or adjustment of its debts; (ix) any Guarantor shall by any act or failure to act indicate its consent to, approval of or acquiescence in any of the foregoing; or (x) any corporate action shall be taken by any Guarantor for the purpose of effecting any of the foregoing.

(b)           Terms not otherwise defined herein are used herein with the respective meanings given them in the Credit Agreement.

[Signature on Next Page]

IN WITNESS WHEREOF, each Guarantor has duly executed and delivered this Guaranty as of the date and year first written above.

[GUARANTORS]

By:
Name:
Title:

Address for Notices:

c/o U-Store-It Trust
460 Swedesford Road, Suite 3000
Wayne, Pennsylvania 19087
Attn: Chief Financial Officer
Telecopy Number: (610) 293-5720
Telephone Number: (610) 293-5700

ANNEX I

FORM OF ACCESSION AGREEMENT

THIS ACCESSION AGREEMENT dated as of                   , 20    , executed and delivered by                                  , a                           (the “New Guarantor”), in favor of WELLS FARGO BANK, NATIONAL ASSOCIATION, in its capacity as Administrative Agent (the “Administrative Agent”) for the Lenders under that certain Term Loan Agreement dated as of June 20, 2011 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among U-STORE-IT, L.P. (the “Borrower”), U-Store-It Trust, the financial institutions party thereto and their assignees under Section 12.5. thereof (the “Lenders”), the Administrative Agent, and the other parties thereto.

WHEREAS, pursuant to the Credit Agreement, the Administrative Agent and the Lenders have agreed to make available to the Borrower certain financial accommodations on the terms and conditions set forth in the Credit Agreement;

WHEREAS, the Borrower, the New Guarantor, and the existing Guarantors, though separate legal entities, are mutually dependent on each other in the conduct of their respective businesses as an integrated operation and have determined it to be in their mutual best interests to obtain financing from the Administrative Agent and the Lenders through their collective efforts;

WHEREAS, the New Guarantor acknowledges that it will receive direct and indirect benefits from the Administrative Agent and the Lenders making such financial accommodations available to the Borrower under the Credit Agreement and, accordingly, the New Guarantor is willing to guarantee the Borrower’s obligations to the Administrative Agent and the Lenders on the terms and conditions contained herein; and

WHEREAS, the New Guarantor’s execution and delivery of this Agreement is a condition to the Administrative Agent and the Lenders continuing to make such financial accommodations to the Borrower.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the New Guarantor, the New Guarantor agrees as follows:

Section 1.  Accession to Guaranty.  The New Guarantor hereby agrees that it is a “Guarantor” under that certain Guaranty dated as of June    , 2011 (as amended, supplemented, restated or otherwise modified from time to time, the “Guaranty”), made by each Subsidiary of the Borrower a party thereto in favor of the Administrative Agent and the Lenders and assumes all obligations of a “Guarantor” thereunder and agrees to be bound thereby, all as if the New Guarantor had been an original signatory to the Guaranty.  Without limiting the generality of the foregoing, the New Guarantor hereby:

(a)           irrevocably and unconditionally guarantees the due and punctual payment and performance when due, whether at stated maturity, by acceleration or otherwise, of all Guarantied Obligations (as defined in the Guaranty);

(b)           makes to the Administrative Agent and the Lenders as of the date hereof each of the representations and warranties contained in Section 5 of the Guaranty and agrees to be bound by each of the covenants contained in Section 6 of the Guaranty; and

(c)           consents and agrees to each provision set forth in the Guaranty.

SECTION 2.  GOVERNING LAW.  THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NORTH CAROLINA APPLICABLE TO CONTRACTS EXECUTED, AND TO BE FULLY PERFORMED, IN SUCH STATE.

Section 3.  Definitions.  Capitalized terms used herein and not otherwise defined herein shall have their respective defined meanings given them in the Credit Agreement.

[Signatures on Next Page]

IN WITNESS WHEREOF, the New Guarantor has caused this Accession Agreement to be duly executed and delivered under seal by its duly authorized officers as of the date first written above.

[NEW GUARANTOR]

By:
Name:
Title:

Address for Notices:

c/o U-Store-It Trust
460 Swedesford Road, Suite 3000
Wayne, Pennsylvania 19087
Attn: Chief Financial Officer
Telecopy Number: (610) 293-5720
Telephone Number: (610) 293-5700

Accepted:

Wells Fargo Bank, National Association, as Administrative Agent

By:
Name:
Title:

EXHIBIT C

FORM OF NOTICE OF BORROWING

                 , 20

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent

c/o Wells Fargo Real Estate Banking Group

200 Public Square - Suite 3200

Cleveland, OH 44114

Attention:  Greg Ward

Ladies and Gentlemen:

Reference is made to that certain Term Loan Agreement dated as of June 20, 2011 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among U-STORE-IT, L.P. (the “Borrower”), U-Store-It Trust (the “Parent”), the financial institutions party thereto and their assignees under Section 12.5. thereof (the “Lenders”), WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent (the “Administrative Agent”), and the other parties thereto.  Capitalized terms used herein, and not otherwise defined herein, have their respective meanings given them in the Credit Agreement.

1.                                       Pursuant to Section 2.1.(c) of the Credit Agreement, the Borrower hereby requests that the Lenders make [Five Year][Seven Year] Term Loans to the Borrower in an aggregate principal amount equal to $                               .

2.                                       The Borrower requests that such Loans be made available to the Borrower on                         , 20     .

3.                                       The Borrower hereby requests that the requested Loans all be of the following Type:

[Check one box only]

☐            Base Rate Loans

☐            LIBOR Loans, each with an initial Interest Period for a duration of:

[Check one box only]

☐            1 month

☐            3 months

☐            6 months

4.                                       The proceeds of this borrowing of such Loans will be used for purposes that are consistent with the terms of Section 7.8. of the Credit Agreement.

5.                                       The Borrower requests that the proceeds of this borrowing of such Loans be made available to the Borrower by                                                    .

The Borrower hereby certifies to the Administrative Agent and the Lenders that as of the date hereof and as of the date of the making of the requested Loans and after giving effect thereto, (a) no Default or Event of Default exists or shall exist, and (b) the representations and warranties

C-1

made or deemed made by the Parent, the Borrower and each other Loan Party in the Loan Documents to which any of them is a party, are and shall be true and correct in all material respects, except to the extent that such representations and warranties expressly relate solely to an earlier date (in which case such representations and warranties shall have been true and correct in all material respects on and as of such earlier date) and except for changes in factual circumstances not prohibited under the Loan Documents. In addition, the Borrower certifies to the Administrative Agent and the Lenders that all conditions to the making of the requested Loans contained in Article V. of the Credit Agreement will have been satisfied (or waived in accordance with the applicable provisions of the Loan Documents) at the time such Loans are made.

IN WITNESS WHEREOF, the undersigned has duly executed and delivered this Notice of Borrowing as of the date first written above.

U-STORE-IT, L.P.

By:	U-Store-It Trust, its general partner

By:
Name:
Title:

C-2

EXHIBIT D

FORM OF NOTICE OF CONTINUATION

                    , 20

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent

c/o Wells Fargo Real Estate Banking Group

200 Public Square - Suite 3200

Cleveland, OH 44114

Attention:  Greg Ward

Ladies and Gentlemen:

Reference is made to that certain Term Loan Agreement dated as of June 20, 2011 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among U-STORE-IT, L.P. (the “Borrower”), U-Store-It Trust (the “Parent”), the financial institutions party thereto and their assignees under Section 12.5. thereof (the “Lenders”), WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent (the “Administrative Agent”), and the other parties thereto.  Capitalized terms used herein, and not otherwise defined herein, have their respective meanings given them in the Credit Agreement.

Pursuant to Section 2.6. of the Credit Agreement, the Borrower hereby requests a Continuation of a borrowing of LIBOR Loans under the Credit Agreement, and in that connection sets forth below the information relating to such Continuation as required by such Section of the Credit Agreement:

1.                                       The proposed date of such Continuation is                         , 20      .

2.             The LIBOR Loans to be Continued pursuant hereto are:

[Check the relevant box]

☐            Five Year Term Loans

☐            Seven Year Term Loans

3.                                       The aggregate principal amount of LIBOR Loans subject to the requested Continuation is $                                        and was originally borrowed by the Borrower on                          , 20    .

4.                                       The portion of such principal amount subject to such Continuation is $                                             .

5.                                       The current Interest Period for each of the LIBOR Loans subject to such Continuation ends on                                , 20     .

D-1

6.                                       The duration of the new Interest Period for each of such Loans or portion thereof subject to such Continuation is:

[Check one box only]

☐            1 month

☐            3 months

☐            6 months

The Borrower hereby certifies to the Administrative Agent and the Lenders that as of the date hereof and as of the date of the requested Continuation and after giving effect thereto, (a) no Default or Event of Default exists or shall exist, and (b) the representations and warranties made or deemed made by the Parent, the Borrower and each other Loan Party in the Loan Documents to which any of them is a party, are and shall be true and correct in all material respects, except to the extent that such representations and warranties expressly relate solely to an earlier date (in which case such representations and warranties shall have been true and correct in all material respects on and as of such earlier date) and except for changes in factual circumstances not prohibited under the Loan Documents.

If notice of the requested Continuation was given previously by telephone, this notice is to be considered the written confirmation of such telephone notice required by Section 2.6. of the Credit Agreement.

IN WITNESS WHEREOF, the undersigned has duly executed and delivered this Notice of Continuation as of the date first written above.

U-STORE-IT, L.P.

By:	U-Store-It Trust, its general partner

By:
Name:
Title:

D-2

EXHIBIT E

FORM OF NOTICE OF CONVERSION

                   , 20

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent

c/o Wells Fargo Real Estate Banking Group

200 Public Square - Suite 3200

Cleveland, OH 44114

Attention:  Greg Ward

Ladies and Gentlemen:

Reference is made to that certain Term Loan Agreement dated as of June 20, 2011 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among U-STORE-IT, L.P. (the “Borrower”), U-Store-It Trust (the “Parent”), the financial institutions party thereto and their assignees under Section 12.5. thereof (the “Lenders”), WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent (the “Administrative Agent”), and the other parties thereto.  Capitalized terms used herein, and not otherwise defined herein, have their respective meanings given them in the Credit Agreement.

Pursuant to Section 2.7. of the Credit Agreement, the Borrower hereby requests a Conversion of a borrowing of Loans of one Type into Loans of another Type under the Credit Agreement, and in that connection sets forth below the information relating to such Conversion as required by such Section of the Credit Agreement:

1.                                       The proposed date of such Conversion is                         , 20    .

2.                                       Loans to be Converted pursuant hereto are:

[Check the relevant box]	☐	Five Year Term Loans
	☐	Seven Year Term Loans

3.                                       The Loans to be Converted pursuant hereto are currently(1):

[Check one box only]	☐	Base Rate Loans
	☐	LIBOR Loans

4.                                       The aggregate principal amount of Loans subject to the requested Conversion is $                         and was originally borrowed by the Borrower on                         , 20     .

5.                                       The portion of such principal amount subject to such Conversion is $                               .

(1)  A Base Rate Loan may not be Converted to a LIBOR Loan if a Default or Event of Default shall exist.

E-1

6.                                       The amount of such Loans to be so Converted is to be converted into Loans of the following Type:

[Check one box only]

☐            Base Rate Loans

☐            LIBOR Loans, each with an initial Interest Period for a duration of:

[Check one box only]

☐            1 month

☐            3 months

☐            6 months

The Borrower hereby certifies to the Administrative Agent and the Lenders that as of the date hereof and as of the date of the requested Conversion and after giving effect thereto, (a) no Default or Event of Default exists or will exist (provided the certification under this clause (a) shall not be made in connection with the Conversion of a Loan into a Base Rate Loan), and (b) the representations and warranties made or deemed made by the Parent, the Borrower and each other Loan Party in the Loan Documents to which any of them is a party, are and shall be true and correct in all material respects, except to the extent that such representations and warranties expressly relate solely to an earlier date (in which case such representations and warranties shall have been true and correct in all material respects on and as of such earlier date) and except for changes in factual circumstances not prohibited under the Loan Documents.

If notice of the requested Conversion was given previously by telephone, this notice is to be considered the written confirmation of such telephone notice required by Section 2.7. of the Credit Agreement.

IN WITNESS WHEREOF, the undersigned has duly executed and delivered this Notice of Conversion as of the date first written above.

U-STORE-IT, L.P.

By:	U-Store-It Trust, its general partner

By:
Name:
Title:

E-2

EXHIBIT F

FORM OF FIVE YEAR TERM NOTE

$	, 20

FOR VALUE RECEIVED, the undersigned, U-STORE-IT, L.P., a limited partnership formed under the laws of the State of Delaware (the “Borrower”), hereby promises to pay to                                (the “Lender”) or its registered assigns, in care of WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent (the “Administrative Agent”) at WELLS FARGO BANK, NATIONAL ASSOCIATION, c/o Wells Fargo Real Estate Banking Group, 200 Public Square-Suite 3200, Cleveland, Ohio 44114, or at such other address as may be specified in writing by the Administrative Agent to the Borrower, the principal sum of                                 AND       /100 DOLLARS ($                     ) (or such lesser amount as shall equal the unpaid principal amount of the Term Loans made by the Lender to the Borrower under the Credit Agreement (as herein defined)), on the dates and in the principal amounts provided in the Credit Agreement, and to pay interest on the unpaid principal amount owing hereunder, at the rates and on the dates provided in the Credit Agreement.

The date and amount of the Term Loans made by the Lender to the Borrower, and each payment made on account of the principal thereof, shall be recorded by the Lender on its books and, prior to any transfer of this Note, endorsed by the Lender on the schedule attached hereto or any continuation thereof, provided that the failure of the Lender to make any such recordation or endorsement shall not affect the obligations of the Borrower to make a payment when due of any amount owing under the Credit Agreement or hereunder in respect of the Term Loans made by the Lender.

This Five Year Term Note (the “Note”) is one of the Five Year Term Notes referred to in the Term Loan Agreement dated as of June 20, 2011 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among the Borrower, U-Store-It Trust, the financial institutions party thereto and their assignees under Section 12.5. thereof (the “Lenders”), the Administrative Agent, and the other parties thereto.  Capitalized terms used herein, and not otherwise defined herein, have their respective meanings given them in the Credit Agreement.

The Credit Agreement provides for the acceleration of the maturity of this Note upon the occurrence of certain events and for prepayments of Loans upon the terms and conditions specified therein.

Except as permitted by Section 12.5. of the Credit Agreement, this Note may not be assigned by the Lender to any Person.

THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NORTH CAROLINA APPLICABLE TO CONTRACTS EXECUTED, AND TO BE FULLY PERFORMED, IN SUCH STATE.

The Borrower hereby waives presentment for payment, demand, notice of demand, notice of non-payment, protest, notice of protest and all other similar notices.

Time is of the essence for this Note.

IN WITNESS WHEREOF, the undersigned has executed and delivered this Five Year Term Note under seal as of the date first written above.

U-STORE-IT, L.P.

By:	U-Store-It Trust, its general partner

By:
Name:
Title:

SCHEDULE TO NOTE

This Note evidences the Five Year Term Loan made under the within-described Credit Agreement to the Borrower, on the date, in the principal amount, bearing interest at the rates and maturing on the dates set forth below, subject to the payments and prepayments of principal set forth below:

Date of Loan	Principal Amount of Loan	Amount Paid or Prepaid	Unpaid Principal Amount	Notation Made By

EXHIBIT G

FORM OF SEVEN YEAR TERM NOTE

$	, 20

FOR VALUE RECEIVED, the undersigned, U-STORE-IT, L.P., a limited partnership formed under the laws of the State of Delaware (the “Borrower”), hereby promises to pay to                                          (the “Lender”) or its registered assigns, in care of WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent (the “Administrative Agent”) at WELLS FARGO BANK, NATIONAL ASSOCIATION, c/o Wells Fargo Real Estate Banking Group, 200 Public Square-Suite 3200, Cleveland, Ohio 44114, or at such other address as may be specified in writing by the Administrative Agent to the Borrower, the principal sum of                                  AND         /100 DOLLARS ($                        ) (or such lesser amount as shall equal the unpaid principal amount of the Term Loans made by the Lender to the Borrower under the Credit Agreement (as herein defined)), on the dates and in the principal amounts provided in the Credit Agreement, and to pay interest on the unpaid principal amount owing hereunder, at the rates and on the dates provided in the Credit Agreement.

The date and amount of the Term Loans made by the Lender to the Borrower, and each payment made on account of the principal thereof, shall be recorded by the Lender on its books and, prior to any transfer of this Note, endorsed by the Lender on the schedule attached hereto or any continuation thereof, provided that the failure of the Lender to make any such recordation or endorsement shall not affect the obligations of the Borrower to make a payment when due of any amount owing under the Credit Agreement or hereunder in respect of the Term Loans made by the Lender.

This Seven Year Term Note (the “Note”) is one of the Seven Year Term Notes referred to in the Term Loan Agreement dated as of June 20, 2011 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among the Borrower, U-Store-It Trust, the financial institutions party thereto and their assignees under Section 12.5. thereof (the “Lenders”), the Administrative Agent, and the other parties thereto.  Capitalized terms used herein, and not otherwise defined herein, have their respective meanings given them in the Credit Agreement.

The Credit Agreement provides for the acceleration of the maturity of this Note upon the occurrence of certain events and for prepayments of Loans upon the terms and conditions specified therein.

Except as permitted by Section 12.5. of the Credit Agreement, this Note may not be assigned by the Lender to any Person.

THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NORTH CAROLINA APPLICABLE TO CONTRACTS EXECUTED, AND TO BE FULLY PERFORMED, IN SUCH STATE.

The Borrower hereby waives presentment for payment, demand, notice of demand, notice of non-payment, protest, notice of protest and all other similar notices.

Time is of the essence for this Note.

IN WITNESS WHEREOF, the undersigned has executed and delivered this Seven Year Term Note under seal as of the date first written above.

U-STORE-IT, L.P.

By:	U-Store-It Trust, its general partner

By:
Name:
Title:

SCHEDULE TO NOTE

This Note evidences the Seven Year Term Loan made under the within-described Credit Agreement to the Borrower, on the date, in the principal amount, bearing interest at the rates and maturing on the dates set forth below, subject to the payments and prepayments of principal set forth below:

Date of Loan	Principal Amount of Loan	Amount Paid or Prepaid	Unpaid Principal Amount	Notation Made By

EXHIBIT H

FORM OF OPINION OF COUNSEL

[LETTERHEAD OF COUNSEL TO THE LOAN PARTIES]

June     , 2011

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent

c/o Wells Fargo Real Estate Banking Group

200 Public Square - Suite 3200

Cleveland, OH 44114

The Lenders party to the Credit Agreement referred to below

Ladies and Gentlemen:

We have acted as counsel to U-STORE-IT, L.P., a limited partnership formed under the laws of the State of Delaware (the “Borrower”) and U-Store-It Trust, a real estate investment trust formed under the laws of the State of Maryland (the “Parent”), in connection with the negotiation, execution and delivery of that certain Term Loan Agreement dated as of June 20, 2011 (the “Credit Agreement”), by and among the Borrower, the Parent, the financial institutions party thereto and their assignees under Section 12.5. thereof (the “Lenders”), WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent (the “Administrative Agent”), and the other parties thereto.  We have also acted as counsel to each of the Guarantors listed on Schedule 1 attached hereto (the “Guarantors”; together with the Borrower and the Parent, the “Loan Parties”), in connection with the Guaranty and the other Loan Documents identified below to which they are party.  Capitalized terms not otherwise defined herein have the respective meaning given them in the Credit Agreement.

In these capacities, we have reviewed executed copies of the following:

(a)                                  the Credit Agreement;

(b)                                 the Notes;

(c)                                  the Guaranty;

[list other applicable Loan Documents]; and

The documents and instruments set forth in items (a) through [(c)] above are referred to herein as the “Loan Documents”.

In addition to the foregoing, we have reviewed the [articles or certificate of incorporation, by-laws, declaration of trust, partnership agreement and limited liability company operating agreement, as applicable,] of each Loan Party and certain resolutions of the board of trustees or directors, as applicable, of each Loan Party (collectively, the “Organizational Documents”) and have also examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, and other instruments, and made such other investigations of law and fact, as we have deemed necessary or advisable for the purposes of rendering this opinion.  In our examination of documents, we assumed the genuineness of all signatures on documents presented to us as originals (other than the signatures of officers of the Loan Parties) and the conformity to originals of documents presented to us as conformed or reproduced copies.

Based upon the foregoing, and subject to all of the qualifications and assumptions set forth herein, we are of the opinion that:

1.             The Borrower is a limited partnership, duly organized, validly existing and in good standing under the laws of the State of Delaware, and has the power to execute and deliver, and to perform its obligations under, the Loan Documents to which it is a party, to own and use its assets, and to conduct its business as presently conducted.

2.             Each Guarantor is a [corporation, trust, partnership or limited liability company, as applicable,] duly organized or formed, validly existing and in good standing under the laws of the State of its organization or formation and has the power to execute and deliver, and to perform its obligations under, the Loan Documents to which it is a party, to own and use its assets, and to conduct its business as presently conducted.

3.             Each Loan Party has duly authorized the execution and delivery of the Loan Documents to which it is a party and the performance by such Loan Party of all of its obligations under each such Loan Document.

4.             Each Loan Party has duly executed and delivered the Loan Documents to which it is a party.

5.             Each Loan Document is a valid and binding obligation of each Loan Party which is a party thereto, enforceable against each such Loan Party in accordance with its terms, except as such enforceability may be limited by:  (a) applicable bankruptcy, insolvency, reorganization, moratorium, arrangement or similar laws relating to or affecting the enforcement of creditors’ rights generally and (b) the fact that equitable remedies or relief (including, but not limited to, the remedy of specific performance) are subject to the discretion of the court before which any such remedies or relief may be sought.

6.             The execution and delivery by each Loan Party of the Loan Documents to which it is a party do not, and if each Loan Party were now to perform its obligations under such Loan Documents, such performance would not, result in any:

(a)           violation of such Loan Party’s Organizational Documents;

(b)           violation of any existing federal or state constitution, statute, regulation, rule, order, or law to which such Loan Party or its assets are subject;

(c)           breach or violation of or default under, any agreement, instrument, indenture or other document evidencing any indebtedness for money borrowed or to our knowledge any other material agreement to which such Loan Party is bound or under which a Loan Party or its assets is subject;

(d)           creation or imposition of a lien or security interest in, on or against the assets of such Loan Party under any agreement, instrument, indenture or other document evidencing any indebtedness for money borrowed or any other material agreement to which, to our knowledge, such Loan Party is bound or under which a Loan Party or its assets is subject; or

(e)           violation of any judicial or administrative decree, writ, judgment or order to which, to our knowledge, such Loan Party or its assets are subject.

7.             The execution, delivery and performance by each Loan Party of each Loan Document to which it is a party, and the consummation of the transactions thereunder, do not and will not require any registration with, consent or approval of, or notice to, or other action to, with or by, any Governmental Authority of the United States of America or the States of Delaware or [                      ].

8.             To our knowledge, (a) there are no judgments outstanding against any of the Loan Parties or affecting any of their respective assets, nor is there any litigation or other proceeding against any of the Loan Parties or its assets pending or overtly threatened, could reasonably be expected to have a materially adverse effect on the validity or enforceability of any of the Loan Documents, (b) no Loan Party is subject to any bankruptcy or other insolvency proceedings or any assignment for the benefit of creditors and (c) no Loan Party is operating under or subject to any receiver, trustee or similar entity for the benefit of creditors.

9.             None of the Loan Parties is, or, after giving effect to any Loan will be, subject to regulation under the Investment Company Act of 1940 or to any federal or state statute or regulation limiting its ability to incur indebtedness for borrowed money.

10.           Assuming that Borrower applies the proceeds of the Loans as provided in the Credit Agreement, the transactions contemplated by the Loan Documents do not violate the provisions of Regulations T, U or X of the Board of Governors of the Federal Reserve System of the United States of America.

11.           The consideration to be paid to the Administrative Agent and the Lenders for the financial accommodations to be provided to the Loan Parties pursuant to the Credit Agreement does not violate any law of the States of North Carolina or [                ] relating to interest and usury.

This opinion is limited to the laws of the States of [                ] and North Carolina and the federal laws of the United States of America, and we express no opinions with respect to the law of any other jurisdiction.

[Other Customary Qualifications/Assumptions/Limitations]

This opinion is furnished to you solely for your benefit in connection with the consummation of the transactions contemplated by the Credit Agreement and may not be relied upon by any other Person, other than an Assignee of a Lender, or for any other purpose without our express, prior written consent.

Very truly yours,

[NAME OF LAW FIRM]

By:
A Partner

SCHEDULE 1

Guarantors

Name	Jurisdiction of Formation	Jurisdictions of Foreign Qualification

EXHIBIT I

FORM OF COMPLIANCE CERTIFICATE

              , 20

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent

c/o Wells Fargo Real Estate Banking Group

200 Public Square - Suite 3200

Cleveland, OH 44114

Each of the Lenders Party to the Credit Agreement referred to below

Ladies and Gentlemen:

Reference is made to that certain Term Loan Agreement dated as of June 20, 2011 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among U-STORE-IT, L.P. (the “Borrower”), U-Store-It Trust (the “Parent”) the financial institutions party thereto and their assignees under Section 12.5. thereof (the “Lenders”), WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent (the “Administrative Agent”) and the other parties thereto.  Capitalized terms used herein, and not otherwise defined herein, have their respective meanings given them in the Credit Agreement.

Pursuant to Section 8.3. of the Credit Agreement, the undersigned hereby certifies to the Administrative Agent and the Lenders as follows:

(1)           The undersigned is the                                      (1) of the Parent.

(2)           The undersigned has examined the books and records of the Parent and the Borrower and has conducted such other examinations and investigations as are reasonably necessary to provide this Compliance Certificate.

(3)           To the best of the undersigned’s knowledge, information and belief after due inquiry, no Default or Event of Default exists [If such is not the case, specify such Default or Event of Default and its nature, when it occurred and whether it is continuing and the steps being taken by the Borrower with respect to such event, condition or failure].

(4)           To the best of the undersigned’s knowledge, information and belief after due inquiry, the representations and warranties made or deemed made by the Parent, the Borrower and the other Loan Parties in the Loan Documents to which any is a party, are true and correct in all material respects on and as of the date hereof except to the extent that such representations and warranties expressly relate solely to an earlier date (in which case such representations and warranties shall have been true and correct in all material respects on and as of such earlier date) and except for changes in factual circumstances not prohibited under the Loan Documents.

(1)  Must be the chief financial officer, treasurer, or chief accounting officer of the Parent.

(5)           Attached hereto as Schedule 1 are reasonably detailed calculations establishing whether the Parent and the Borrower were in compliance with the covenants contained in Sections 9.1., 9.2., and 9.4. of the Credit Agreement as of the end of the relevant quarterly accounting period, fiscal year, or other fiscal period covered by the financial statements furnished along with this certificate.

IN WITNESS WHEREOF, the undersigned has executed this certificate as of the date first above written.

By:

Name:	,
the of the Parent

Schedule 1

[Calculations to be Attached]

Loan Number:

EXHIBIT J

TRANSFER AUTHORIZER DESIGNATION

(For Disbursement of Loan Proceeds by Funds Transfer)

☐ NEW  ☐  REPLACE PREVIOUS DESIGNATION  ☐  ADD  ☐  CHANGE  ☐  DELETE LINE NUMBER

The following representatives of U-STORE-IT, L.P. (“Borrower”) are authorized to request the disbursement of the proceeds of Loans and initiate funds transfers for Loan Number [                   ] assigned to the term loan facility evidenced by the Term Loan Agreement dated June 20, 2011, among the Borrower, U-Store-It Trust, each of the financial institutions initially a signatory thereto together with their assignees under Section 12.5. thereof (the “Lenders”), WELLS FARGO BANK, NATIONAL ASSOCIATION, as the Administrative Agent for the Lenders (the “Administrative Agent”) and the other parties thereto.  The Administrative Agent is authorized to rely on this Transfer Authorizer Designation until it has received a new Transfer Authorizer Designation signed by Borrower, even in the event that any or all of the foregoing information may have changed.

Name	Title	Maximum Wire Amount(1)

Christopher Marr	President and Chief Investment Officer

Timothy M. Martin	Chief Financial Officer

Jeffrey P. Foster	Senior Vice President, Chief Legal Officer and Secretary

[Continued on next page]

(1)  Maximum wire amount may not exceed the aggregate amount of the Commitments.

Loan Number:

Beneficiary Bank and Account Holder Information

1.

Transfer Funds to (Receiving Party Account Name):

Receiving Party Account Number:

Receiving Bank Name, City and State:	Receiving Bank Routing (ABA) Number

Maximum Transfer Amount:

Further Credit Information/Instructions:

2.

Transfer Funds to (Receiving Party Account Name):

Receiving Party Account Number:

Receiving Bank Name, City and State:	Receiving Bank Routing (ABA) Number

Maximum Transfer Amount:

Further Credit Information/Instructions:

3.

Transfer Funds to (Receiving Party Account Name):

Receiving Party Account Number:

Receiving Bank Name, City and State:	Receiving Bank Routing (ABA) Number

Maximum Transfer Amount:

Further Credit Information/Instructions:

Loan Number:

Date:                    , 2011

“BORROWER”

U-STORE-IT, L.P.

By:  U-Store-It Trust, its general partner

By:
Name:
Title: